As filed with the Securities and Exchange Commission on February 4, 2015

Registration No. 333-187470

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Cole Office & Industrial REIT (CCIT II), Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(602) 778-8700

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Simon J. Misselbrook

Chief Financial Officer and Treasurer

Cole Office & Industrial REIT (CCIT II), Inc.

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(602) 778-8700

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.

Heath D. Linsky, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326-1044

(404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

This Post-Effective Amendment No. 3 consists of the following:

1.	The Registrant’s final form of prospectus dated October 2, 2014.

2.	Supplement No. 13 dated February 4, 2015 to the Registrant’s prospectus dated October 2, 2014, included herewith, which supersedes and replaces all prior supplements to the prospectus dated October 2, 2014, and which will be delivered as an unattached document along with the prospectus dated October 2, 2014.

3.	Part II, included herewith.

4.	Signatures, included herewith.

PROSPECTUS

Cole Office & Industrial REIT (CCIT II), Inc.

Maximum Offering of 300,000,000 Shares of Common Stock

Cole Office & Industrial REIT (CCIT II), Inc. is a Maryland corporation that intends to continue to invest primarily in single-tenant, income-producing, necessity office and industrial properties, which are leased to creditworthy tenants under long-term net leases. Our goal is to serve as the landlord to America’s leading companies, and thereby generate a relatively predictable and stable stream of income for investors and the potential for long-term capital appreciation in the value of our real estate assets. We intend to qualify and elect to be taxed as a real estate investment trust (REIT) for federal income tax purposes. We are externally managed by our advisor, Cole Corporate Income Advisors II, LLC (CCI II Advisors), an affiliate of our sponsor, Cole Capital, which is a trade name used to refer to a group of affiliated entities directly or indirectly controlled by American Realty Capital Properties, Inc. (ARCP), a publicly traded company.

We are offering up to 250,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering under this prospectus up to 50,000,000 shares of our common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan. We will offer these shares until September 17, 2015, which is two years after the effective date of this offering, unless the offering is extended. We may need to renew the registration of this offering annually with certain states in which we expect to offer and sell shares. In no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date, and we may terminate this offering at any time.

See “Risk Factors” beginning on page 23 for a description of the principal risks you should consider before buying shares of our common stock. These risks include the following:

•

The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•	We are a “blind pool,” as we have a limited operating history and we have not identified all of the properties we intend to purchase.

•

Your investment will have limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event. No public market currently exists, and one may never exist, for shares of our common stock.

•

You should consider an investment in our common stock a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•	The offering price of our shares is not intended to reflect our per share net asset value.

•

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, including borrowings and proceeds from asset sales or the sale of our securities in this and future offerings, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•

This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.

•	There are substantial conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	If we fail to qualify as a REIT for federal income tax purposes, cash available for distributions to be paid to you could decrease materially.

•

For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any other state securities regulator has approved or disapproved of our common stock, nor determined if this prospectus is truthful or complete or passed on or endorsed the merits or demerits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are held in trust until subscriptions are accepted and funds are released.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$2,500,000,000	$175,000,000	$50,000,000	$2,275,000,000
Distribution Reinvestment Plan Per Share	$9.50	$—	$—	$9.50
Total Maximum	$475,000,000	$—	$—	$475,000,000

The dealer manager of this offering, Cole Capital Corporation, a member firm of the Financial Industry Regulatory Authority, Inc. (FINRA), is an affiliate of our advisor and will offer the shares on a “best efforts” basis. The minimum investment generally is 250 shares. See the “Plan of Distribution” section of this prospectus for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.

The date of this prospectus is October 2, 2014.

SUITABILITY STANDARDS

An investment in our common stock is only suitable for persons who have adequate financial means and desire a long-term investment (generally, an investment horizon in excess of seven years). The value of your investment may decline significantly. In addition, the investment will have limited liquidity, which means that it may be difficult for you to sell your shares. Persons who may require liquidity within several years from the date of their investment or seek a guaranteed stream of income should not invest in our common stock.

In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

•

California — Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

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Iowa — Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a net worth of at least $100,000 and an annual income of $70,000 or (ii) a minimum net worth of at least $350,000. In addition, investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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Kansas, Maine and Massachusetts — It is recommended by the office of the Kansas Securities Commissioner, the Maine Office of Securities and the Massachusetts Securities Division that investors in Kansas, Maine and Massachusetts, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, and Tennessee — Investors must have a liquid net worth of at least 10 times their investment in us.

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Nebraska — Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, the investment in us must not exceed 10% of the investor’s net worth.

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New Jersey — Investors must have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, investors may not invest more than 10.0% of their liquid net worth in us, shares of our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).

i

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New Mexico and Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us, our affiliates, and other non-traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	North Dakota, Oregon and Pennsylvania — Investors must have a net worth of at least ten times their investment in us.

Because the minimum offering of our common stock, which was $2.5 million, is less than $250,000,000, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, the minimum suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account.

Our sponsor and our dealer manager, which is an affiliate of our sponsor, are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor and our dealer manager will rely on the participating broker-dealers and/or information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor, is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

It shall be the responsibility of your participating broker-dealer, authorized representative or other person selling shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, and consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

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a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

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a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

•	pays distributions to investors of at least 90% of its taxable income;

•

avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

We intend to qualify and elect to be taxed as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2014.

Q:	What is your investment strategy, and what types of properties do you intend to acquire?

A:	We intend to continue to invest primarily in single-tenant, income-producing, “necessity” office and industrial properties, which are leased to creditworthy tenants under long-term net leases. We expect that most of the properties will be subject to “net” leases, whereby the tenant is primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. Further, our sponsor’s investment strategy focuses on properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). Our goal is to achieve a relatively predictable and stable stream of income for investors in our common stock and the potential for long-term capital appreciation in the value of our real estate assets.

Q:	What are “necessity” office and industrial properties?

A:	We use the phrase “necessity” to describe properties that are essential to the business operations of the tenant, typically due to one or more of the following factors:

•	difficulty of replacement or prohibitive cost to relocate;

•	sole or major location for its distribution or office operations;

•	proximity to its distribution, manufacturing, research facilities or customer base;

•	lower labor, transportation and/or operating costs;

•	more stable labor force;

•	optimal access to transportation networks that enable efficient distribution; and/or

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significant amount of tenant-funded capital improvements, such as customized computer systems and information technology infrastructure, racking and sorting systems, and cooling or refrigeration systems.

For example, distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters are often considered to be necessity properties where the property is in a strategic location, is difficult to replace, or has other attributes, such as those mentioned above, that would make a tenant’s relocation difficult and/or costly. We believe that necessity properties provide a relatively greater level of stability than other property types because they typically involve long-term leases and experience relatively low tenant turnover. We also believe that, as a result of recent and ongoing business developments, such as the role of the internet in the distribution of products, globalization of importing and exporting products and consolidation of businesses requiring office buildings to accommodate a single tenant, there is, and we expect there will continue to be, increasing demand by commercial tenants for necessity properties.

Q:	What is the experience of your sponsor and your advisor?

A:	References to Cole Capital, our sponsor, throughout this prospectus refer to a group of affiliated entities directly or indirectly controlled by ARCP. ARCP is a widely-held public company whose shares of common stock are listed on The Nasdaq Global Select Market, and is the parent company and indirect owner of our advisor, and the indirect owner of Cole Capital Corporation, our dealer manager, and CREI Advisors, LLC (CREI Advisors), our property manager. We, along with our advisor, share certain common executive officers with ARCP.

From January 1, 2004 to December 31, 2013, Cole Capital and its affiliates sponsored seven other publicly offered REITs, which are comprised of Cole Credit Property Trust, Inc. (CCPT I); Cole Credit Property Trust II, Inc. (CCPT II); Cole Real Estate Investments, Inc. (Cole) (formerly known as Cole Credit Property Trust III, Inc. (CCPT III)), which merged with and into a wholly owned subsidiary of ARCP in February 2014; Cole Credit Property Trust IV, Inc. (CCPT IV); Cole Credit Property Trust V, Inc. (CCPT V); Cole Corporate Income Trust, Inc. (CCIT); and Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy). These prior programs had raised a total of approximately $11.5 billion from approximately 229,000 investors and had purchased 2,302 properties located in 48 states and the U.S. Virgin Islands for an aggregate purchase price of $15.7 billion as of December 31, 2013; however, CCPT V had not yet broken escrow as of such date, and therefore had not raised any funds from unaffiliated investors. CCPT V, as of the date of this prospectus, is raising capital pursuant to its initial public offering of shares of its common stock.

For over three decades, our sponsor has developed and utilized a conservative investment approach that focuses on single-tenant commercial properties, which are leased to name-brand creditworthy tenants, subject to long-term “net” leases. Our sponsor has used this investment strategy primarily in the retail sector and, in recent years, within the office and industrial sector. We expect that our sponsor’s prior experience in applying this conservative and disciplined investment strategy in both the retail and corporate sectors will provide us with a competitive advantage, as our advisor, an affiliate of our sponsor, acquires and manages, on our behalf, a portfolio of necessity retail properties. In addition, our sponsor has built an organization of approximately 400 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will also provide us with a competitive advantage. A summary of the public real estate programs managed over the last ten years by our sponsor, including adverse business and other developments, is set forth in the section of this prospectus captioned “Prior Performance Summary.”

Our advisor, CCI II Advisors, is an affiliate of our sponsor that was formed for the purpose of managing our company. The president — office and industrial of our advisor, and other key personnel of our advisor, bring extensive net lease real estate and public company operating experience to our business, highlighted by an in-depth knowledge of the office and industrial sectors. The chief operating officer of our advisor brings extensive strategic experience to our advisor, having advised on over $400 billion of strategic acquisitions.

Q:	Why should I consider an investment in real estate?

A:	For many institutional investors, real estate is a major asset class for allocation within a diversified investment portfolio. The largest U.S. endowments and pension funds have historically allocated a significant portion of their portfolios to direct investments in commercial real estate. In fact, according to the 2013 plan sponsor survey of U.S. pension investors prepared by Institutional Real Estate, Inc. and Kingsley Associates, the target allocation to real estate was 8.7% for 2013.

Our goal is to provide a professionally managed, diversified portfolio of quality commercial real estate to retail investors who generally have had very limited access to such investments in the past. Allocating some portion of your portfolio to a direct investment in quality commercial real estate may provide you with:

•	a reasonably stable level of current income from the investment;

•	diversification of your portfolio, by investing in an asset class that is not correlated with the stock market; and

•	the opportunity for capital appreciation.

Q:	How is an investment in shares of your common stock different from investing in shares of a listed REIT?

A:	Investing in REITs whose shares are listed for trading on a national securities exchange can be one alternative for investing in commercial real estate. Shares of listed REITs, however, generally fluctuate in price with the stock market as a whole; that is, there is a relatively close relationship or correlation between changes in the price of listed REIT shares and changes in the value of the stock market generally. This close correlation suggests that the value of shares of listed REITs may be based on a variety of factors beyond the value of the listed REIT’s underlying real estate investments, such as the supply of available shares (number of sellers) and the demand for shares (number of buyers), as well as changes in investors’ short- or long-term financial market expectations in general. By comparison, the change in price of a direct investment in commercial real estate, as measured by actual transactions, historically has not been closely correlated, or in direct alignment, with the average change in value of the stock market generally.

Our objective is to offer an alternative for investing in commercial real estate, where the value of your investment will be based principally on an estimate of the value of our portfolio of real estate and real estate-related assets. No later than 18 months after the end of this or any follow-on offering, and at least every 18 months thereafter, our board of directors will provide a reasonable estimate of the value of our shares. While the estimated value will not necessarily be equivalent to our net asset value, we expect that an estimate of the market value of our underlying real estate assets will be the fundamental factor upon which the estimate will be based. As a result, we expect that changes in the value of our shares will be more closely correlated, or aligned, with changes in the prices of direct investments in real estate, as compared to changes in the prices of listed REIT shares. Since direct investments in real estate are not highly correlated with the stock market generally, we expect that an investment in our shares will provide a measure of diversification to an investment portfolio that largely consists of stocks traded on a stock exchange.

In addition, on average, a direct investment in real estate, as measured by actual transactions, has historically exhibited significantly less volatility or changes in value than an investment in listed REITs. Because we expect that the value of our underlying real estate assets will be the fundamental factor upon which our board of directors will base its estimated per share value, we expect that the value of our shares will fluctuate in value, over time, less than an investment in a listed REIT.

Investors should bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity, as no public market is likely to exist. Therefore, until we undertake a liquidity transaction, your ability to access the value of your investment in our shares will be limited to our share redemption program, which includes a number of restrictions and can be suspended or terminated by our board of directors at any time. The offering price for our shares is fixed and is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. In contrast, the offering price for a share of a listed REIT may vary with market fluctuations and factor in book value, net asset value, investments and/or operating cash flows. An investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time. Investing in our shares also differs from investing directly in real estate, including our expenses related to this offering and other fees and expenses that are payable by us.

Q:	Are there risks associated with an investment in your common stock?

A:	This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 23 for a description of the principal risks you should consider before buying shares of our common stock.

Q:	What other investments might you make within the corporate office and industrial sector?

A:	In addition to single-tenant, income-producing necessity office and industrial properties, we expect that some of our corporate office and industrial properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term net leases. We expect that, from time to time, we may also invest in corporate development projects, designed to construct an income-producing property to serve one or more creditworthy tenants. Our goal is to acquire a portfolio of properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry.

Q:	Will you invest in anything other than office and industrial properties?

A:	Yes. We also may invest in other income-producing properties, such as retail properties, where the properties share some of the same core characteristics as our office and industrial properties, such as a principal creditworthy tenant, a long-term net lease and a strategic location. Our portfolio also may include other income-producing real estate, as well as real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the corporate office and industrial sector. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), our portfolio composition may vary from what we initially expect. Our goal is to assemble a portfolio that is diversified by investment type, investment size and investment risk, which generates a relatively predictable and stable stream of income for investors and the potential for long-term capital appreciation in the value of our real estate assets. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

Q:	Generally, what are the terms of your leases?

A:	We will seek to secure leases from creditworthy tenants, before or at the time we acquire a property. We expect that many of our leases will be what is known as triple net or double net leases, which means that the tenant will be primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. This helps ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. We generally intend to enter into long-term leases that have terms of 10 or more years, may include renewal options and may also include rental increases over the term of the lease; however, certain leases may have a shorter term.

Q:	How will you determine whether tenants are creditworthy?

A:	Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our potential tenants. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to such company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

Q:	Will the distributions I receive be taxable as ordinary income?

A:

Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits. We expect that some portion of your distributions in any given year may not be subject to tax because depreciation and other non-cash expenses reduce taxable income but do not reduce cash available for distribution. In addition, distributions may be made from other sources, such as borrowings in anticipation of future operating cash flows or proceeds of this offering, which would not be currently taxed. The portion of your distribution that is not currently taxable will be considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus captioned “Federal Income Tax Considerations.”

Q:	What will be the source of your distributions?

A:	We have paid, and may continue to pay, distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions from sources other than cash flow from operations. Our distributions will constitute a return of capital for federal income tax purposes to the extent that they exceed our earnings and profits as determined for tax purposes.

Q:	Do you expect to acquire properties in transactions with affiliates of your advisor?

A:	Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. First, from time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor if and when we have sufficient offering proceeds to do so. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of our independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction.

Second, from time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Finally, our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan.

Notwithstanding any of the foregoing, none of these restrictions would preclude us from paying our advisor or its affiliates fees or other compensation in connection with internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders and such transaction is approved by our stockholders. See the section of this prospectus captioned “Management Compensation — Becoming Self-Administered.”

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:	It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors, as compared to a program with less diversified investments. Our joint ventures may be with affiliates of our advisor or with unaffiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our investment in the joint venture.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	In order to buy shares of our common stock, you must meet our minimum suitability standards, which generally require that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his, her or its broker or financial advisor. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom might an investment in our shares be appropriate?

A:	An investment in our shares may be appropriate for you if, in addition to meeting the suitability standards described above, you seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, and seek the opportunity to achieve capital appreciation over an investment horizon of more than seven years. An investment in our shares will have limited liquidity and therefore will not be appropriate if you may require liquidity within several years from the date of your investment or seek a guaranteed stream of income.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account (IRA) or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Q:	Is there any minimum investment required?

A:	The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other public real estate programs sponsored by Cole Capital, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign a subscription agreement, similar to the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix C.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

DST Systems, Inc.

P.O. Box 219312

Kansas City, Missouri 64121-9312

(866) 907-2653

To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to our transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports;

•	an annual report;

•	an annual Form 1099;

•	supplements to the prospectus during the offering period; and

•

notification to Maryland and New York stockholders regarding the sources of their distributions if such distributions are not entirely from our funds from operations, which will be sent via U.S. mail in connection with every third monthly distribution statement and/or check, as applicable.

Except as set forth above, we will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery, including email and/or CD-ROM; or

•	posting, or providing a link, on our affiliated website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cole Capital Corporation

2325 E. Camelback Road, Suite 1100

Phoenix, Arizona 85016

(866) 907-2653

Attn: Investor Services

www.colecapital.com

PROSPECTUS SUMMARY

This prospectus summary highlights some of the material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

Cole Office & Industrial REIT (CCIT II), Inc.

Cole Office & Industrial REIT (CCIT II), Inc. is a Maryland corporation, formed on February 26, 2013, that intends to qualify and elect to be taxed as a REIT for federal income tax purposes beginning with the taxable year ending December 31, 2014. We intend to use substantially all of the net proceeds from this offering to continue to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing necessity office and industrial properties, which are leased to creditworthy tenants under long-term net leases and strategically located throughout the United States. Our goal is to serve as the landlord to America’s leading companies, which we expect will allow us to achieve a relatively predictable and stable stream of income for our investors in our common stock and the potential for long-term capital appreciation in the value of our real estate assets. We generally intend to hold each property for a period of more than seven years.

Our offices are located at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016. Our telephone number is 866-907-2653. Our fax number is 877-616-1118, and the e-mail address of our investor relations department is investorservices@colecapital.com.

Additional information about us and our affiliates may be obtained at www.colecapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor and our Advisor

Our sponsor is Cole Capital, a trade name used to refer to a group of affiliated entities directly or indirectly controlled by ARCP, including Cole Capital Advisors, Inc. (Cole Capital Advisors), Cole Capital Corporation and other affiliates of our advisor.

Our advisor, CCI II Advisors, a Delaware limited liability company, is responsible for managing our affairs on a day-to-day basis, identifying and making acquisitions and investments on our behalf and recommending to our board of directors an approach for providing our investors with liquidity. See “— Summary of Prior Offerings” below. Our advisor will use its best efforts, subject to the oversight of our board of directors, to, among other things, manage our portfolio. Management of our portfolio will include activities such as determining the allocation of our portfolio among corporate office and industrial real estate properties, real estate properties in other sectors and real estate-related assets. Further, portfolio management will include making decisions about the active management of our portfolio, including decisions to acquire or dispose of real estate assets. Our advisor is responsible for identifying and acquiring potential real estate investments on our behalf. All acquisitions of commercial properties will be evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. We expect that our advisor will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations; provided, however, that our board of directors will exercise its fiduciary duties to our stockholders by overseeing our advisor’s investment process.

Our Dealer Manager

Cole Capital Corporation, our dealer manager, is an affiliate of our sponsor and a member of FINRA. Our dealer manager has distributed shares of many of our sponsor’s prior real estate programs, and has built relationships with a large number of broker-dealers throughout the country, which participated in some or all of those prior offerings. Our dealer manager will distribute the shares of our common stock on a “best efforts” basis, and will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have a three-member board of directors, a majority of whom are independent directors. Our charter requires that a majority of our directors be independent of our advisor. Our charter also provides that our independent directors will be responsible for reviewing the performance of our advisor and approving the compensation paid to our advisor and its affiliates. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Investment Objectives

Our primary investment objectives are:

•	to acquire necessity office and industrial properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment objectives and policies, and investment restrictions. We may not achieve our investment objectives.

Summary Risk Factors

Some of the risks relating to an investment in our shares are set forth below. See the “Risk Factors” section of this prospectus beginning on page 23 for a more detailed discussion.

•

The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•	We are a “blind pool,” as we have a limited operating history and we have not identified all of the properties we intend to purchase.

•

Your investment will have limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to your purchase price.

•

You should consider an investment in our common stock a long-term investment. The timing and method of any liquidity event is undetermined at this time. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. It is likely that our board of directors will not determine a reasonable estimate of the value of our shares for several years. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect our per share net asset value.

•

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, including borrowings and proceeds from asset sales or the sale of our securities in this and future offerings, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result of our ability to pay distributions from sources other than cash flow from operations, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•

This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

•

There are substantial conflicts of interest between us and our advisor and its affiliates, including our dealer manager. Key persons associated with our advisor perform similar duties for ARCP and other programs sponsored by Cole Capital that may use investment strategies similar to ours, creating potential conflicts of interest when allocating investment opportunities among these programs.

•

Because we are externally managed by our advisor and have no employees, we will pay our advisor and its affiliates substantial fees for the services they provide to us. If our board of directors elects to internalize our management functions, and such transaction is approved by our stockholders, your interest in us could be diluted.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval, which could alter the nature of your investment.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	If we fail to qualify as a REIT for federal income tax purposes, cash available for distributions to be paid to you could decrease materially.

•

For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under ERISA, you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Real Estate Investments

Our advisor is responsible for identifying and acquiring potential real estate investments on our behalf. All acquisitions are evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. Our advisor considers the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to our stockholders by overseeing our advisor’s investment process.

As of September 10, 2014, we, through separate wholly-owned limited liability companies and limited partnerships of ours and our operating partnership, owned 12 properties, located in 10 states, consisting of approximately 3.0 million gross rentable square feet of corporate office and industrial space, which are listed below.

Property Description	Tenant Industry	Number of Tenants	Tenant	Rentable Square Feet	Purchase Price
County of Santa Clara Office — San Jose, CA	Government & Public Services	1	County of Santa Clara	83,841	$24,000,000

State of Alabama Disability Determination Services Office — Birmingham, AL	Government & Public Services	1	State Department of Education, an Institution of the State of Alabama	114,035	32,250,000

FedEx Ground — St. Joseph, MO	Logistics	1	FedEx Ground Package System, Inc.	66,692	5,226,646

FedEx Ground — Fort Dodge, IA	Logistics	1	FedEx Ground Package System, Inc.	25,398	2,801,522

Federal Express — Las Vegas, NV	Logistics	1	Federal Express Corporation	95,953	19,350,000

RF Micro Devices Office — Greensboro, NC	Manufacturing	1	RF Micro Devices, Inc.	100,000	15,500,000

Subaru of America — Lebanon, IN	Manufacturing	1	Subaru of America, Inc.	715,000	32,600,000

Amcor Rigid Plastics — Franklin, IN	Manufacturing	1	Amcor Rigid Plastics USA, Inc.	422,912	19,789,184

ODW Logistics — Columbus, OH	Logistics	1	ODW Logistics, Inc.	759,950	26,800,000

Green Mountain Coffee Roasters (Phase I) — Burlington, MA	Wholesale	1	Keurig Green Mountain, Inc.	150,673	39,400,000

Wyle CAS Group Office — Huntsville, AL	Technology	1	CAS, Inc.	120,000	23,050,000

Owens Corning — Feura Bush, NY	Manufacturing	1	Owens Corning Insulating Systems LLC	354,000	13,000,000

				3,008,454	$253,767,352

Borrowing Policy

Our charter limits our aggregate borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. There will not be any limitations on the amount we may borrow against any single improved property.

Estimated Use of Proceeds of This Offering

We estimate for each share sold in this offering that between approximately 88.1% (assuming the maximum offering and all shares available under our distribution reinvestment plan are sold) and approximately 86.8% (assuming no shares available under our distribution reinvestment plan are sold) of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. We have paid, and may continue to pay, distributions from sources other than our cash flow from operations, including proceeds from asset sales or the sale of our securities in this or future offerings or borrowings in anticipation of future cash flow, and we have not placed a limit on the amount of net offering proceeds we may use to pay distributions. As disclosed in the “Description of Shares — Distribution Policy and Distributions” section of this prospectus, all of the distributions paid as of June 30, 2014 were funded from proceeds from the offering. The table below sets forth our estimated use of proceeds from this offering:

	Maximum Offering (Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses	59,500,000	2.0%	50,000,000	2.0%

Amount Available for Investment	2,690,500,000	90.4%	2,225,000,000	89.0%
Acquisition and Development:
Acquisition Fee	52,446,400	1.8%	43,372,320	1.7%
Acquisition Expenses	13,111,600	0.4%	10,843,080	0.4%
Initial Working Capital Reserve	2,622,320	0.1%	2,168,616	0.1%

Amount Invested in Assets	$2,622,319,680	88.1%	$2,168,615,984	86.8%

Conflicts of Interest

Our advisor will experience potential conflicts of interest in connection with the management of our business affairs, including the following:

•

Our advisor and its affiliates will receive substantial fees in connection with the services provided to us, and, while those fees must be approved on an annual basis by our independent directors, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of Cole Capital will act as our advisor;

•

The management personnel of our advisor, each of whom also makes investment decisions for ARCP and other programs sponsored by Cole Capital, must determine which investment opportunities to recommend to us, ARCP or another program sponsored by Cole Capital, some of which have investment objectives similar to ours, and such persons must determine how to allocate their time and other resources among us, ARCP and the other programs sponsored by Cole Capital; and

•	Our advisor, or an affiliate of our advisor, will manage and lease some or all of our properties.

Our executive officers and the chairman of our board of directors also will face conflicts similar to those described above because of their affiliation with our advisor, ARCP and other programs sponsored by Cole Capital. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various entities that are affiliated with our advisor.

(1)	As of September 10, 2014, ARCP OP owned 294,725 shares of our common stock, which represented less than 2% of the outstanding shares of common stock as of such date. Pursuant to our charter, ARCP OP is prohibited from selling 20,000 shares of our common stock that represents its initial investment in us for so long as Cole Capital remains our sponsor; provided, however, that ARCP OP may transfer ownership of all or a portion of these 20,000 shares of our common stock to other affiliates of our sponsor. After the completion of this offering, ARCP OP will own less than 0.01% of our common stock, assuming a maximum offering, including the sale of 50,000,000 shares pursuant to our distribution reinvestment plan.

Summary of Prior Offerings

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Cole Capital from January 1, 2004 through December 31, 2013. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Cole Capital is not necessarily indicative of the results that we will achieve. For example, the prior programs that were privately offered did not bear the additional costs associated with being a publicly held entity. In addition, many of the prior programs focused principally on single-tenant commercial properties subject to long-term net leases to creditworthy tenants in the retail sector. For these reasons, you should not assume that you will experience returns, if any, comparable to those experienced by investors in prior real estate programs sponsored by Cole Capital.

Concurrent Offerings

Our sponsor, Cole Capital, is sponsoring Cole Income NAV Strategy and CCPT V, each of which was, as of the date of the prospectus, raising capital pursuant to initial public offerings of shares of their common stock. For additional information regarding concurrent offerings sponsored by Cole Capital, see the section of this prospectus captioned “Conflicts of Interest —Interests in Other Real Estate Programs and Other Concurrent Offerings.”

The Offering

We are offering up to 250,000,000 shares of common stock in our primary offering on a “best efforts” basis at $10.00 per share. The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our current or expected operating cash flows. Our board of directors arbitrarily determined the offering price for our shares in its sole discretion. Discounts are available for certain categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. We also are offering under this prospectus up to 50,000,000 additional shares of common stock under our distribution reinvestment plan at a purchase price of $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors as described in the “Summary of Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan. We will offer shares of common stock in our primary offering until the earlier of September 17, 2015, which is two years from the effective date of this offering, or the date we sell 300,000,000 shares; provided, however, that our board of directors may terminate this offering at any time or extend the offering. If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. Pursuant to the Securities Act of 1933, as amended (the Securities Act), and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under our distribution reinvestment plan, renew or extend the registration statement in such state.

As of September 10, 2014, we had accepted investors’ subscriptions for, and issued, a total of approximately 16.1 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $160.3 million (including shares issued pursuant to our distribution reinvestment plan). As of September 10, 2014, approximately 283.9 million shares of our common stock remained available for sale in the offering for approximately $2.8 billion.

Compensation to Our Advisor and Its Affiliates

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment, management and disposition of our assets. All of the items of compensation are summarized in the table below. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. See the “Management Compensation” section of this prospectus for a more detailed description of the compensation we will pay to our advisor and its affiliates. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and accounts for the fact that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Offering Stage
Selling Commissions	We generally will pay to our dealer manager, Cole Capital Corporation 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000,000

Dealer Manager Fee	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000,000

Reimbursement of Other Organization and Offering Expenses	Our advisor, CCI II Advisors, will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 2% of aggregate gross offering proceeds including proceeds from sales of shares under our distribution reinvestment plan.

$59,500,000

Of the $59,500,000, we expect to reimburse our advisor up to $25,000,000 (1.0% of the gross offering proceeds of our primary offering, or 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting

		expenses, and we expect to reimburse our advisor up to $34,500,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
our distribution reinvestment plan) to cover non-underwriting organization and offering expenses.

	Acquisition and Operations Stage
Acquisition Fee	We will pay to our advisor up to 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.		$52,446,400 assuming no debt or $209,785,600 assuming leverage of 75% of the contract purchase price.

Advisory Fee	We will pay to our advisor a monthly advisory fee based upon our monthly average invested assets. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the monthly advisory fee will be based upon the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors. The advisory fee will

The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

			Monthly Average Invested Assets	Annualized Effective Fee Rate	Annualized Advisory Fee
			$1 billion	0.75%	$ 7,500,000
			$2 billion	0.75%	$15,000,000
			$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000
	be calculated according to the following fee schedule:
	Monthly Average Invested Assets Range	Annualized Fee Rate for Each Range
	$0 - $2 billion	0.75%
	over $2 billion - $4 billion	0.70%
	over $4 billion	0.65%

Operating Expenses	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring each property or asset or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the contract		$13,111,600 estimated for reimbursement of acquisition expenses assuming no debt or $52,446,400 estimated for reimbursement of acquisition expenses assuming leverage of 75%

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

purchase price of each property or asset or the amount of each loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

We also will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.

of the contract purchase price. For all other reimbursements, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Liquidity/Listing Stage
Disposition Fee	For substantial assistance in connection with the sale of a property, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of each property, not to exceed 1% of the contract price of the property sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Because the disposition fee is based on a fixed percentage of the contract price for sold properties, the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation. We will pay a subordinated performance fee under only one of the following events: (i) if our shares are listed on a national securities exchange; (ii) if our company is sold or our assets are liquidated; or (iii) upon termination of the advisory agreement.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

Distributions

To qualify as a REIT for federal income tax purposes, we are required to, among other things, make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status, depending on our present and reasonably projected future cash flow from operations, restrictions imposed by Maryland law and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions will be paid to our stockholders as of the record date or dates selected by our board of directors. We expect that our board of directors will continue to authorize and we will continue to declare distributions with a daily record date and pay distributions monthly in arrears. In the event we do not have sufficient cash flow from operations to make distributions, we have paid, and may continue to pay, distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. As disclosed in the “Description of Shares — Distribution Policy and Distributions” section of this prospectus, all of the distributions as of June 30, 2014 were funded from proceeds from the offering. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

Liquidity Opportunities

Following the completion of our public offering and the investment of the proceeds, we expect that our board of directors will consider potential strategic options to provide our stockholders with liquidity in connection with its oversight of our investment portfolio and operations. These options may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method determined by our independent directors to be in the best interests of our stockholders. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period or determined criteria for any such decisions. As a result, while our board of directors will consider a variety of options to provide stockholders with liquidity throughout the life of this program, there is no requirement that we commence any such action on or before a specified date. Stockholder approval would be required for the sale of all or substantially all of our assets, the sale of our company or certain mergers of our company. In addition, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.

Distribution Reinvestment Plan

Our board of directors has approved a distribution reinvestment plan, pursuant to which you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be $9.50 per share during this offering and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No sales commissions or dealer manager fees are paid with respect to shares sold under our distribution reinvestment plan.

If you participate in our distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability.

Share Redemption Program

Our board of directors has adopted a share redemption program to enable you to sell your shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations summarized below and described in more detail in the section of this prospectus captioned “Description of Shares — Share Redemption Program.”

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you will be required to have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12-month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period, in which case we will give priority to the redemption of deceased stockholders’ shares, then to requests for full redemption of accounts with a balance of 250 shares or less, and then the remaining quarterly redemption requests will be honored on a pro rata basis. Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the amount you paid for each share. After such time as our board of directors has determined a reasonable estimate of the value of our shares, the per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the most recent estimated value of each share; after two years from the purchase date, 97.5% of the most recent estimated value of each share; and after three years from the purchase date, 100% of the most recent estimated value of each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the most recent estimated value of each share.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien.

Our board of directors may amend the terms of, suspend or terminate our share redemption program at any time upon 30 days notice to our stockholders.

Cole Corporate Income Operating Partnership II, LP

We expect to own substantially all of our assets through Cole Corporate Income Operating Partnership II, LP (CCI II OP), our operating partnership. We may, however, own assets directly, through subsidiaries of CCI II OP or through other entities. We are the sole general partner of CCI II OP, and CRI CCIT II, LLC, our wholly-owned subsidiary, is the initial limited partner of CCI II OP. CCI II OP is a disregarded entity for federal income tax purposes. We are structured to be an “umbrella partnership real estate investment trust” (UPREIT) if and when all or a portion of CCI II OP’s limited partnership interests are held by any subsidiary we establish that is a “regarded” entity for tax purposes or persons other than us.

ERISA Considerations

You may make an investment in our shares through your IRA or other tax-deferred retirement account. However, any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Under our charter, we will be authorized to issue shares of our common stock without certificates unless our board of directors determines otherwise. Therefore, we do not intend to issue shares of common stock in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 7 of this prospectus and in the application for transfer.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive), of the aggregate of our outstanding shares of common stock, unless exempted (prospectively or retroactively) by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. These restrictions may discourage a takeover that could otherwise result in a premium price to our stockholders. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

Jumpstart Our Business Startups Act

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act (the JOBS Act). We may be eligible to qualify as an “emerging growth company,” as defined in the JOBS Act, which would grant us certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. However, we believe that it is in the best interests of our company and our stockholders to provide the disclosure that is generally required for public companies. Therefore, it is our intention not to utilize these provisions of the JOBS Act. Accordingly, we are electing to “opt out” of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Investment Company Act Considerations

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the Investment Company Act). Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude U.S. government securities and securities of majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of our company, each formed to hold a particular asset.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition, and cause the value of your investment to decline. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Risks Related to an Investment in Cole Office & Industrial REIT (CCIT II), Inc.

We have a limited operating history. Further, we are considered to be a “blind pool,” as we have currently not identified all of the properties we intend to purchase. For this and other reasons, an investment in our shares is speculative.

We have a limited operating history. Since we currently have not identified all of the properties we intend to purchase with future offering proceeds as of the date of this prospectus, this offering is considered a “blind pool.” You will not be able to evaluate the economic merit of our investments until after such future investments have been made. As a result, an investment in our shares is speculative.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the Cole Office & Industrial REIT (CCIT II), Inc. name within the investment products market;

•	expand and maintain our network of licensed broker-dealers and others who sell shares on our behalf and other agents;

•	rely on our advisor and its affiliates to attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other investments as well as for potential investors;

•	rely on our advisor and its affiliates to continue to build and expand our operations structure to support our business; and

•	be continuously aware of, and interpret, marketing trends and conditions.

We may not succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

An investment in our shares will have limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event. There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. You should purchase our shares only as a long-term investment.

There is no public market for our common stock and there may never be one. In addition, our charter does not have a fixed date or method for providing stockholders with liquidity. If you are able to find a buyer for your shares, you will likely have to sell them at a substantial discount to your purchase price. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment (more than seven years) because of the generally illiquid nature of the shares. See the sections captioned “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

Our share redemption program will include numerous restrictions that limit your ability to sell your shares. Generally, you will be required to have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12-month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period. Our board of directors may amend the terms of, suspend, or terminate our share redemption program without stockholder approval upon 30 days prior notice, and our management may reject any request for redemption. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to our stockholders. Distributions are based primarily on anticipated cash flow from operations over time. The amount of cash available for distributions is affected by many factors, such as the performance of our advisor in selecting investments for us to make, selecting tenants for our properties and securing financing arrangements, our ability to buy properties as offering proceeds become available, the amount of rental income from our properties, and our operating expense levels, as well as many other variables. We may not always be in a position to pay distributions to you and any distributions we do make may not increase over time. In addition, our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to our stockholders. There also is a risk that we may not have sufficient cash flow from operations to make distributions required to maintain our REIT status.

We have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common stock.

To the extent that cash flow from operations has been or is insufficient to fully cover our distributions to our stockholders, we have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities in this or future offerings. We have no limits on the amounts we may pay from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent investors to experience dilution. This may negatively impact the value of your investment in our common stock.

As of June 30, 2014, cumulative since inception, we have declared approximately $650,000 of distributions and we have paid approximately $330,000, of which approximately $165,000 was paid in cash and approximately $165,000 was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was approximately $5.1 million as of June 30, 2014, cumulative since inception. As we did not commence principal operations until January 13, 2014, we did not pay any distributions during the period from February 26, 2013 (Date of Inception) to December 31, 2013.

The following table presents distributions and sources of distributions for the periods indicated below:

	Cumulative Paid Since Inception		Six Months Ended June 30, 2014
	Amount	Percent	Amount	Percent
Distributions paid in cash	$165,000	50%	$165,000	50%
Distributions reinvested	165,000	50%	165,000	50%

Total distributions	$330,000	100%	$330,000	100%

Source of distributions:
Proceeds from issuance of common stock	$330,000	100%	$330,000	100%

Net cash used by operating activities for the six months ended June 30, 2014 and as of June 30, 2014, cumulative since inception, was approximately $3.2 million and reflected a reduction for real estate acquisition related expenses incurred of approximately $4.7 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of this prospectus, we treat our real estate acquisition related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock for the six months ended June 30, 2014 and as of June 30, 2014, cumulative since inception, are considered a source of our distributions to the extent that real estate acquisition related expenses have reduced net cash flows used in operating activities. As such, distributions of $330,000 for the six months ended June 30, 2014 and as of June 30, 2014, cumulative since inception, were funded from proceeds from the offering.

Because we have paid, and may continue to pay, distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows.

Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because the amount we pay out in distributions has and may continue to exceed our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of your investment and could reduce your basis in our stock. A reduction in a stockholder’s basis in our stock could result in the stockholder recognizing more gain upon the disposition of his or her shares, which, in turn, could result in greater taxable income to such stockholder.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to pay distributions to you and the value of your investment.

We could suffer from delays in locating suitable investments, particularly if the capital we raise in this offering outpaces our advisor’s ability to identify potential investments and/or close on acquisitions. Delays we encounter in the selection and/or acquisition of income-producing properties likely would adversely affect our ability to pay distributions to you and the value of your overall returns. The large size of our offering, coupled with competition from other real estate investors, increase the risk of delays in investing our net offering proceeds. Our stockholders should expect to wait at least several months after the closing of a property acquisition before receiving cash distributions attributable to that property. If our advisor is unable to identify suitable investments, we will hold the proceeds we raise in this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments, which would provide a significantly lower return to us than the return we expect from our investments in real estate.

In the event we are not able to raise a substantial amount of capital in the near term, we may have difficulty investing the proceeds of this offering in real estate, and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

This offering is being made on a “best efforts” basis, which means that our dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. As a result, we may not be able to raise a substantial amount of capital in the near term. If we are not able to accomplish this goal, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected. In addition, subject to our investment policies, we are not limited in the number or size of our investments or the percentage of net proceeds that we may dedicate to a single investment. If we use all or substantially all of the proceeds from this offering to acquire one or a few investments, the likelihood of our profitability being affected by the performance of any one of our investments will increase, and an investment in our shares will be subject to greater risk.

Purchases of common stock by our directors, officers and other affiliates in this offering should not influence investment decisions of independent, unaffiliated investors.

Our directors, officers and other affiliates may purchase shares of our common stock. Any shares purchased by our directors, officers and other affiliates will be purchased for investment purposes only. The investment decisions made by any such directors, officers or their affiliates should not influence your decision to invest in shares of our common stock, and you should make your own independent investment decision concerning the risks and benefits of an investment in our common stock.

We are dependent upon the net proceeds of this offering to conduct our proposed business activities. If we are unable to raise substantial proceeds from this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments and an investment in our shares will be subject to greater risk.

We currently do not have sufficient capital to invest in a diverse portfolio of real estate and real estate-related investments. We are dependent upon the net proceeds of this offering to conduct our proposed activities. As such, our ability to implement our business strategy is dependent, in part, upon our dealer manager and participating broker-dealers to successfully conduct this offering and you, rather than us, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. In addition, the broker-dealers participating in this offering also may be participating in the offerings of competing REIT products, some of which may have a focus that is nearly identical to our focus, and the participating broker-dealers could emphasize such competing products to their retail clients. As a result, we do not know the amount of proceeds that will be raised in this offering, which may be substantially less than the amount we would need to achieve a broadly diversified portfolio of real estate and real estate-related investments.

If we are unable to raise substantial proceeds from this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering and invest in a diverse portfolio of real estate and real estate-related investments.

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net losses (calculated in accordance with GAAP) and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs, general and administrative expenses, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. For a further discussion of our operational history and the factors affecting our losses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus.

The purchase price you pay for shares of our common stock may be higher than the value of our assets per share of common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price for our shares in its sole discretion. The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our current or expected operating cash flows. Our board of directors does not intend to provide a reasonable estimate of the value of our shares until 18 months after the end of the offering period, which could include a possible follow-on offering. Until such time as our board of directors determines a reasonable estimate of the value of our shares, the price of our shares is not intended to reflect our per share net asset value. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. See the section of this prospectus captioned “Investment Objectives and Policies —Dilution of the Net Tangible Book Value of Our Shares” for further discussion.

There is no fixed date or method for providing our stockholders with liquidity, and your shares may have limited liquidity for an indefinite period of time.

Due to the unpredictable nature of future macro- and micro- economic and market conditions, we have not set a fixed time period or method for providing our stockholders with liquidity. We expect that our board of directors will make that determination in the future based, in part, upon advice from our advisor. As a result, your shares may continue to have limited liquidity for an indefinite period of time and should be purchased only as a long-term investment.

Our success depends to a significant degree upon certain key personnel of our advisor. If our advisor loses or is unable to obtain key personnel, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain executive officers and other key personnel of our advisor, each of whom would be difficult to replace. We cannot guarantee that all of these key personnel, or any particular person, will remain affiliated with us, our sponsor and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, as of the date of this prospectus, we do not separately maintain key person life insurance on Nicholas S. Schorsch or any other person and we may not do so in the future. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our sponsor or advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If our board of directors elects to internalize our management functions in connection with a listing of our shares of common stock on an exchange or other liquidity event, and such internalization is approved by our stockholders, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

In the future, we may undertake a listing of our common stock on an exchange or other liquidity event, such as the merger and liquidity event experienced by Cole, as discussed in the “Prior Performance Summary — Liquidity Track Record — Prior Public Programs” section of this prospectus. Such an event may involve internalizing our management functions. If our board of directors elects to internalize our management functions, and such internalization is approved by our stockholders, we may negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available to operate our business and to pay distributions.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, including Securities and Exchange Commission (SEC) reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of our shares.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not remain with our advisor, but instead will remain employees of our sponsor or its affiliates.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or have a negative effect on our results of operations.

To the extent we lease properties in our portfolio to retail tenants, the increasing competition from alternative retail channels could adversely impact our retail tenants’ profitability and ability to make timely lease payments to us.

We may invest in retail properties that share some of the same core characteristics as our corporate office and industrial properties. Traditional retailers face increasing competition from alternative retail channels, including factory outlet centers, wholesale clubs, mail order catalogs, television shopping networks and various forms of e-commerce. To the extent we acquire retail properties or otherwise lease properties in our portfolio to retail tenants, the increasing competition from such alternative retail channels could adversely impact our retail tenants’ profitability and ability to make timely lease payments to us. If our retail tenants are unable to make timely lease payments to us, our operating cash flows could be adversely affected.

Our participation in a co-ownership arrangement would subject us to risks that otherwise may not be present in other real estate investments, which could result in litigation or other liability that could increase our costs and negatively affect our results of operations.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate and could result in litigation or other liability to us, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or our policies or objectives;

•

the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under any mortgage loan financing documents applicable to the property, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•

the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and otherwise adversely affect the operation and maintenance of the property, could cause a default under any mortgage loan financing documents applicable to the property and result in late charges, penalties and interest, and could lead to the exercise of foreclosure and other remedies by the lender;

•

the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, any mortgage loan financing documents applicable to the property, violate applicable securities laws, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•

the risk that a default by any co-owner would constitute a default under any mortgage loan financing documents applicable to the property that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our co-ownership interest in a property at the time we would like to sell. See the section of this prospectus captioned “Conflicts of Interest — Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor.”

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. There is no guarantee that any processes, procedures and internal controls we have implemented or will implement will prevent cyber intrusions, which could have a negative impact on our financial results, operations, business relationships or confidential information.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including our dealer manager, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager, are entitled to substantial fees from us under the terms of the advisory agreement and the dealer manager agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to fees and will likely entitle our advisor to increased acquisition and advisory fees;

•

property acquisitions from other real estate programs sponsored by Cole Capital, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees and advisory fees;

•	property or asset dispositions, which may entitle our advisor or its affiliates to disposition fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and advisory fees payable to our advisor; and

•

how and when to recommend to our board of directors a proposed strategy to provide our investors with liquidity, which proposed strategy, if implemented, could entitle our advisor to the payment of fees.

Our advisor’s fee structure is principally based on the cost or book value of investments and not on performance, which could result in our advisor taking actions that are not necessarily in the long-term best interests of our stockholders.

The acquisition fee and the advisory fee we pay to our advisor are both based on the cost or book value of such investments. As a result, our advisor receives these fees regardless of the quality of such investments, the performance of such investments or the quality of our advisor’s services rendered to us in connection with such investments. This creates a potential conflict of interest between us and our advisor, as the interests of our advisor in receiving the acquisition fee and the advisory fee is not well aligned with our interest of acquiring real estate that is likely to produce the maximum risk-adjusted returns.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to a subordinated performance fee that is structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive certain fees regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. Furthermore, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to performance-based fees. In addition, our advisor will have substantial influence with respect to how and when our board of directors elects to provide liquidity to our investors, and these performance-based fees could influence our advisor’s recommendations to us in this regard. Our advisor also has the right to terminate the advisory agreement under certain circumstances that could result in our advisor earning a performance fee, which could have the effect of delaying, deferring or preventing a change of control.

A number of other real estate programs sponsored by Cole Capital, as well as ARCP, use investment strategies that are similar to ours; therefore, our executive officers and the officers and key personnel of our advisor and its affiliates may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

Our sponsor currently has other programs including CCPT IV, CCIT, Cole Income NAV Strategy and CCPT V, as well as ARCP, that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms. As a result, we may be seeking to acquire properties and real estate-related investments at the same time as ARCP or one or more of the real estate programs sponsored by Cole Capital and managed by officers and key personnel of our advisor and/or its affiliates, and these other programs sponsored by Cole Capital may use investment strategies and have investment objectives that are similar to ours. Certain of our executive officers and the executive officers of our advisor also are executive officers of ARCP and REITs sponsored by Cole Capital and/or their advisors, the general partners of other partnerships sponsored by Cole Capital and/or the advisors or fiduciaries of other real estate programs sponsored by Cole Capital. ARCP has adopted an asset allocation policy to allocate property acquisitions among ARCP and various programs sponsored by Cole Capital. Additionally, for programs sponsored by Cole Capital that commence operations on or after March 5, 2013, ARCP retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to us and CCPT V, but does not apply to CCIT, CCPT IV or Cole Income NAV Strategy. All transactions with a purchase price at or below $100 million will be allocated among us, ARCP and the other programs sponsored by Cole Capital by an allocation committee in a manner consistent with the general investment allocation policy adopted by ARCP, the terms of which are consistent with the policy described in the section of this prospectus captioned “Conflicts of Interest — Certain

Conflict Resolution Procedures.” Accordingly, there is a risk that the allocation of investment properties may result in our acquiring a property that provides lower returns to us than a property purchased by ARCP or a real estate program sponsored by Cole Capital.

In addition, we may acquire properties in geographic areas where ARCP or other real estate programs sponsored by Cole Capital own properties. If one of these other real estate programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since ARCP or a real estate program sponsored by Cole Capital may be competing with us for these investments. See the section of this prospectus captioned “Prior Performance Summary — Prior Public Programs” for additional information on the amounts raised in the other programs sponsored by Cole Capital.

Our officers face conflicts of interest related to the positions they hold with affiliated and unaffiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Each of our executive officers, including Nicholas S. Schorsch, who also serves as the chairman of our board of directors, also is an officer and/or director of ARCP, other real estate programs sponsored by Cole Capital and/or one or more entities affiliated with our advisor. In addition, Mr. Schorsch has a significant financial interest in the American Realty Capital group of companies, which sponsors non-traded REITs, several of which have investment objectives, targeted assets, and legal and financial obligations similar to ours. As a result, these individuals have fiduciary duties to us and our stockholders, as well as to these other entities and their stockholders, members and limited partners, in addition to business interests in other entities. These fiduciary and other duties to such other entities and persons may create conflicts with the fiduciary duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are adverse to our business and violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties to, affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor and its affiliates, and (vii) our relationship with, and compensation to, our dealer manager. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets, and our operating cash flows and ability to pay distributions could be adversely affected. Even if these persons do not violate their fiduciary duties to us and our stockholders, they will have competing demands on their time and resources and may have conflicts of interest in allocating their time and resources between our business and these other entities. Should such persons devote insufficient time or resources to our business, returns on our investments may suffer.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor and sell or lease our assets to affiliates of our advisor, and any such transaction could result in conflicts of interest.

Under our charter, we are permitted to acquire properties from affiliates of our advisor, provided, that any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In the event that we acquire a property from an affiliate of our advisor, we may be foregoing an opportunity to acquire a different property that might be more advantageous to us. In addition, under our charter, we are permitted to borrow funds from affiliates of our advisor, including our sponsor, provided that any such loans from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Under our charter, we are also permitted to sell and lease our assets to affiliates of our advisor, and we have not established a policy that specifically addresses how we will determine the sale or lease price in any such transaction. Any such sale or lease transaction must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us. To the extent that we acquire any properties from affiliates of our advisor, borrow funds from affiliates of our advisor or sell or lease our assets to affiliates of our advisor, such transactions could result in a conflict of interest.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we may enter into with ARCP or real estate programs sponsored by Cole Capital, which could result in a disproportionate benefit to ARCP or a program sponsored by Cole Capital.

We may enter into joint ventures with ARCP or a real estate program sponsored by Cole Capital for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. Officers and key persons of our advisor also are officers and key persons of ARCP and other REITs sponsored by Cole Capital and/or their advisors, the general partners of real estate programs sponsored by Cole Capital and/or the advisors or fiduciaries of real estate programs sponsored by Cole Capital. These officers and key persons may face conflicts of interest in determining which real estate program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and any affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture.

In the event we enter into joint venture or other co-ownership arrangements with ARCP or a real estate program sponsored by Cole Capital, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from any affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with another real estate program sponsored by Cole Capital that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and ARCP or a real estate program sponsored by Cole Capital grants us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances.

Since Mr. Schorsch and certain of the other executive officers of our advisor are the executive officers of ARCP, the advisors to other real estate programs sponsored by Cole Capital, and/or the American Realty Capital group of companies, agreements and transactions between or among the parties with respect to any joint venture or other co-ownership arrangement will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive.

Our chairman of the board of directors, chief executive officer and president also serves as the executive chairman of the board of directors of RCS Capital Corporation, a public holding company that operates a broker-dealer that distributes financial products in competition with our dealer manager as well as an investment banking and capital markets business, a transaction management services provider and a transfer agent, and in various executive and/or board positions with entities that are part of the American Realty Capital group of companies, which sponsors non-traded REITs, that may have investment objectives, targeted assets, and legal and financial obligations similar to ours.

Mr. Schorsch, our chairman of the board of directors, chief executive officer and president, also serves as the executive chairman of the board of directors of RCS Capital Corporation and in various executive and/or board positions with entities that are part of the American Realty Capital group of companies. RCS Capital Corporation is a public holding company that operates a broker-dealer that serves as the dealer manager for several REITs that have investment objectives, targeted assets, and legal and financial obligations similar to ours, including REITs sponsored by the American Realty Capital group of companies. RCS Capital Corporation therefore distributes financial products in competition with our dealer manager. There is a risk that Mr. Schorsch’s loyalties to RCS Capital Corporation could conflict with the fiduciary duties he owes to us and could result in actions or inactions that are adverse to our business and hinder our dealer manager’s and our ability to raise sufficient capital from this offering to invest in a diverse portfolio of real estate and real estate-related investments. If we are unable to raise substantial proceeds from this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering and invest in a diverse portfolio of real estate and real estate-related investments.

Risks Related to This Offering and Our Corporate Structure

Our dealer manager is an affiliate of our advisor; therefore, you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.

Our dealer manager, Cole Capital Corporation, is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

Payment of fees and reimbursements to our dealer manager, and our advisor and its affiliates, reduces cash available for investment.

We pay Cole Capital Corporation, our dealer manager, up to 9% of the gross proceeds of our primary offering in the form of selling commissions and a dealer manager fee, most of which is reallowed to participating broker-dealers. We also reimburse our advisor and its affiliates for up to 2.0% of our gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses. Such payments will reduce the amount of cash we have available to invest in real estate and result in a lower total return to you than if we were able to invest 100% of the gross proceeds from this offering in properties. Moreover, dealer manager fees and selling commissions are included in the $10.00 per share primary offering price; therefore, our offering price does not, and is not intended to, reflect our net asset value. In addition, we intend to pay substantial fees to our advisor and its affiliates for the services they perform for us. The payment of these fees reduces the amount of cash available for investment in properties. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, will authorize our directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT. Unless exempted (prospectively or retroactively) by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. These restrictions may have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter currently has authorized 500,000,000 shares of stock, of which 490,000,000 shares are classified as common stock and 10,000,000 shares are classified as preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any such stock. Shares of our common stock shall be subject to the express terms of any series of our preferred stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of preferred stock with terms and conditions that have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change of control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he, she or it otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of shares of our common stock, see the section of this prospectus captioned “Description of Shares —Business Combinations.”

Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. This provision may be amended or eliminated at any time in the future. If this provision were amended or eliminated, this statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor or any of its affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

Our charter includes a provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer, including any “mini-tender” offer, must comply with most of the requirements of Regulation 14D of the Securities Exchange Act of 1934, as amended (the Exchange Act). The offering person must provide us notice of the tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with these requirements, our stockholders will be prohibited from transferring any shares to such non-complying person unless they first offered such shares to us at the tender offer price offered by the non-complying person. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act, we could not continue our current business plan, which may significantly reduce the value of your investment.

We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the 40% test). “Investment securities” exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as they may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•

amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares or the number of our shares of any class or series that we have the authority to issue, to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided, however, that any such amendment does not adversely affect the rights, preferences and privileges of our stockholders;

•	our dissolution; and

•	a merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets.

In addition, pursuant to our charter, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders, unless otherwise provided in our organizational documents. As a result, the nature of your investment could change without your consent. If our board of directors determines to make any such change, we will notify our stockholders through a supplement to this prospectus, a letter to our stockholders and/or a public filing with the SEC.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors and officers, and our charter and the advisory agreement, in the case of our advisor and its affiliates, require us, subject to certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor and its affiliates. Our charter permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our directors and officers to us and our stockholders for monetary damages. Although our charter does not allow us to indemnify our directors or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our directors or our advisor and its affiliates for any loss or liability suffered by us to a greater extent than permitted under Maryland law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we may not be able to collect the full amount of any claims we may have against our advisor. We may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases, which would decrease the cash otherwise available for distribution to you. See the section of this prospectus captioned “Management — Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents” elsewhere in this prospectus.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 500,000,000 shares of stock, of which 490,000,000 shares are classified as common stock and 10,000,000 shares are classified as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we have authority to issue, or classify or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (i) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (ii) sell securities that are convertible into shares of our common stock, (iii) issue shares of our common stock in a private offering of securities to institutional investors, (iv) issue shares of our common stock to our advisor, its successors or assigns in payment of an outstanding fee obligation as set forth under our advisory agreement or (v) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. In addition, the partnership agreement of our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other real estate programs sponsored by Cole Capital, to merge into or cause the exchange or conversion of their interest in that entity for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

General Risks Related to Investments in Real Estate

Many of our properties may depend upon a single tenant, or a limited number of major tenants, for all or a majority of its rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

Many of our properties may be occupied by only one tenant or derive a majority of their rental income from a limited number of major tenants and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Such tenants face competition within their industries and other factors that could reduce their ability to make rent payments. For example, for our industrial properties, a general reduction in U.S. manufacturing activity could reduce our manufacturing tenants’ abilities to pay rent. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a single or major tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a single or major tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease to such a tenant, or such tenant’s election not to extend a lease upon its expiration could have an adverse effect on our financial condition and our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry or those industries generally would have a disproportionately adverse effect on our portfolio.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

We may experience concentration in one or more tenants. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increased tenant improvement expenses or concessions; and/or

•	revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations.

All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its lease, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the gross proceeds from this offering to buy real estate and real estate-related investments and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our real estate investments may include special use single-tenant properties that may be difficult to sell or re-lease upon lease terminations.

We intend to invest primarily in single-tenant, income-producing necessity office and industrial properties, a number of which may include special use single-tenant properties. If the leases on these properties are terminated or not renewed, we may have difficulty re-leasing or selling these properties to a party other than the tenant due to the lack of efficient alternate uses for such properties. Therefore, we may be required to expend substantial funds to renovate and/or adapt any such property for a revenue-generating alternate use or make rent concessions in order to lease the property to another tenant or sell the property. These and other limitations may adversely affect the cash flows from, or lead to a decline in value of, these special use single-tenant properties.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flow from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flow from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Some of our leases may not contain rental increases over time, or the rental increases may be less than the fair market rate at a future point in time. In such event, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change of control even though that disposition or change of control might be in the best interests of our stockholders.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

Our properties will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

Adverse economic and geopolitical conditions may negatively affect our profitability and ability to generate returns to you.

Our operating results may be affected by market and economic challenges, which may result from a continued or exacerbated general economic downturn experienced by the nation as a whole, by the local economies where our properties may be located, or by the real estate industry including the following:

•	poor economic conditions may result in tenant defaults under leases;

•	re-leasing may require concessions or reduced rental rates under the new leases;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	constricted access to credit may result in tenant defaults or non-renewals under leases; and

•

increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic slow down or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slow down or downturn is prolonged or becomes more severe.

The United States’ armed conflicts in various parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our tenants, our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

The current market environment may adversely affect our operating results, financial condition and ability to pay distributions to our stockholders.

The global financial markets have undergone pervasive and fundamental disruptions since mid-2007. The disruptions in the global financial markets had an adverse impact on the availability of credit to businesses generally. The continuing impact of the recent global economic recession has the potential to materially adversely affect the value of our properties and other investments we make, the availability or the terms of financing that we may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The current market environment also could affect our operating results and financial condition as follows:

•

Debt Markets — Although there are signs of a recovery, the real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies. Should overall borrowing costs increase, either by increases in the index rates or by increases in lender spreads, our operations may generate lower returns. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to make new acquisitions and to potentially benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due. In addition, the state of the debt markets could have a material impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•

Real Estate Markets — The recent global economic recession has caused commercial real estate values to decline substantially. As a result, there may be uncertainty in the valuation, or in the stability of the value, of the properties we acquire that could result in a substantial decrease in the value of our properties after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in earnings.

•

Government Intervention — The disruptions in the global financial markets have led to extensive and unprecedented government intervention. It is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the global financial markets and/or the effect of such intervention on the U.S. economy.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank. We likely will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, we expect each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple net basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate-related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.

Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants may adversely affect our income, cash available for distributions, and the amount of distributions to you.

Covenants, conditions and restrictions may restrict our ability to operate a property.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same industrial center or office park. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to you.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with other real estate programs sponsored by Cole Capital or others, to acquire real property from a development company that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased. If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, among others, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

Our properties will likely face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to you and the amount of distributions.

We typically will acquire properties located in developed areas. Therefore, there likely will be numerous other corporate office and industrial properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in close proximity to our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you and the amount of distributions we pay.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash flow from operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased operating cash flows as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

We intend to invest primarily in properties historically used for corporate purposes. Some of these properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may engage in the future, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing U.S. accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

Recently, the U.S. Financial Accounting Standards Board (the FASB) and the International Accounting Standards Board (the IASB) initiated a joint project to develop new guidelines to lease accounting. Beginning in 2010, the FASB and IASB (collectively, the Boards) issued various exposure drafts (the Exposure Drafts), which propose substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a right-of-use lease asset and a lease liability would be recorded on the tenant’s balance sheet for certain lease arrangements. In addition, the Exposure Drafts could impact the method in which contractual lease payments would be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater non-renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and our ability to pay distributions to you.

On May 16, 2013, the Boards published a revised Exposure Draft, which is open for public comment through September 2013. During the comment period, the Boards will undertake various outreach activities (for example, webcasts, fieldwork, roundtable meetings, etc.) to discuss the proposals with a wide range of interested parties. The Boards planned to consider all feedback and begin redeliberations of all significant issues in the fourth quarter of 2013; however, a final standard is not expected to be issued until 2014 and is expected to be effective no earlier than January 1, 2017.

Our costs associated with complying with the Americans with Disabilities Act of 1990, as amended, may affect cash available for distributions.

Our properties generally will be subject to the Americans with Disabilities Act of 1990, as amended (the Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We may not be able to acquire properties that comply with the Disabilities Act or allocate responsibilities for compliance on the seller or other third party, such as a tenant. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.

We likely will acquire real estate and other real estate-related investments by borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties and other investments and to pay distributions to stockholders. We may borrow additional funds if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow additional funds if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any individual property or other investment. However, under our charter, we will be required to limit our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. Moreover, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless such borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with a justification for such excess borrowing. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines and our charter; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. We expect that from time to time during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the initial phases of raising offering proceeds to acquire properties within our portfolio. We expect that during the period of this offering, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected operating cash flows are sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. If we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

We run the risk of being unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage our properties or when existing loans come due and the properties need to be refinanced, we may not be able to finance the properties and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our properties could reduce the number of properties we can acquire, which could reduce our operating cash flows and the amount of cash distributions we can make to you. Higher costs of capital also could negatively impact operating cash flows and returns on our investments.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.

We may incur indebtedness that bears interest at a variable rate. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our operating cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace CCI II Advisors as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to achieve our investment and operating objectives, which could limit our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in commercial mortgage-backed securities (CMBS). Derivative instruments may include interest rate swap contracts, interest rate caps or floor contracts, rate lock arrangements, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, market risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Market risk includes the adverse effect on the value of the financial instrument resulting from a change in interest rates. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans and Real Estate-Related Securities

Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.

We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor determines that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning, and failure by the borrower to maintain the property. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan. In addition, investments in mezzanine loans involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure on the underlying real property by the senior lender.

We may invest in various types of real estate-related securities.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, CMBS, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, and we may invest in real estate-related securities of both publicly traded and private real estate companies. We are focused, however, on acquiring interests in necessity office and industrial properties. We may not have the expertise necessary to maximize the return on our investment in real estate-related securities. If our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (i) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (ii) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slow down or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans, the risks of the securitization process and dislocations in the mortgage-backed securities market in general.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. CMBS are issued by investment banks, not financial institutions, and are not insured or guaranteed by the U.S. government.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

The value of any CMBS in which we invest may be negatively impacted by any dislocation in the mortgage-backed securities market in general. Currently, the mortgage-backed securities market is suffering from a severe dislocation created by mortgage pools that include sub-prime mortgages secured by residential real estate. Sub-prime loans often have high interest rates and are often made to borrowers with credit scores that would not qualify them for prime conventional loans. In recent years, banks made a great number of the sub-prime residential mortgage loans with high interest rates, floating interest rates, interest rates that reset from time to time, and/or interest-only payment features that expire over time. These terms, coupled with rising interest rates, have caused an increasing number of homeowners to default on their mortgages. Purchasers of mortgage-backed securities collateralized by mortgage pools that include risky sub-prime residential mortgages have experienced severe losses as a result of the defaults and such losses have had a negative impact on the CMBS market.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Morris, Manning & Martin, LLP, our legal counsel, has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for the first year in which we commence material operations, and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with the first year in which we commence material operations. The opinion is based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review our operations or compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, the legal opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of the opinion. Morris, Manning & Martin, LLP’s opinion is not binding on the Internal Revenue Service (the IRS) or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. The IRS could challenge our characterization of certain leases in any such sale-leaseback transactions as “true leases,” which allows us to be treated as the owner of the property for federal income tax purposes. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, amended in 2005 and extended by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% prior to 2013. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Our distributions will be taxed as ordinary income at the non-preferential rate, to the extent they are from our current or accumulated earnings and profits. To the extent distributions exceed our current or accumulated earnings and profits, they will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero), then the distributions will be taxed as gain from the sale of shares. You should discuss the difference in treatment of REIT distributions and regular corporate distributions with your tax advisor.

If our operating partnership fails to maintain its status as a disregarded entity or partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to you.

Our operating partnership is a disregarded entity for federal income tax purposes. Our operating partnership would lose its status as a disregarded entity for federal income tax purposes if it issues interests to a person other than us or any subsidiary we establish that is disregarded for tax purposes. If our operating partnership issues interests to a person other than us or any subsidiary we establish that is disregarded for tax purposes, we would characterize our operating partnership as a partnership for federal income tax purposes. As a disregarded entity or partnership, our operating partnership is not subject to federal income tax on its income. However, if the IRS were to successfully challenge the status of our operating partnership as a disregarded entity or partnership, CCI II OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment.

If any of the partnerships or limited liability companies through which CCI II OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a re-characterization of an underlying property owner also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to certain federal, state and local taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to certain federal, state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other entities through which we indirectly own our assets. Any federal, state or local taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action with respect to taxes could adversely affect the returns to you.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect their taxation. Such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their own tax advisor with respect to the impact of recent legislation on their investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and an extension of that legislation by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010. One of the changes effected by that legislation generally reduced the maximum tax rate on qualified dividends paid by corporations to individuals to 15.0% through 2012. On January 3, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, extending such 15.0% qualified dividend rate for 2013 and subsequent taxable years for those unmarried individuals with income under $400,000 and for married couples with income under $450,000. For those with income above such thresholds, the qualified dividend rate is 20.0%. REIT distributions, however, generally do not constitute qualified dividends and consequently are not eligible for this reduced maximum tax rate. Therefore, our stockholders will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, the maximum of which is currently 39.6%. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to you, and we thus expect to avoid the “double taxation” to which other corporations are typically subject.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our stockholders’ best interests.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Complying with the REIT requirements may cause us to forego otherwise attractive opportunities. In addition, we may be required to liquidate otherwise attractive investments in order to comply with the REIT requirements. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of Our Shares by a Non-U.S. Stockholder” section of this prospectus.

For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 300,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 88.1% of the money that stockholders invest (86.8% if no shares are sold pursuant to our distribution reinvestment plan) will be used to purchase real estate or other real estate-related investments, while the remaining approximately 11.9% (13.2% if no shares are sold pursuant to our distribution reinvestment plan) will be used for working capital, and to pay costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. Proceeds used to purchase real estate or other real estate-related investments include proceeds used to repay any indebtedness incurred in respect of such purchases. We have paid, and may continue to pay, distributions from sources other than our cash flow from operations, including proceeds from asset sales or the sale of our securities in this or future offerings or borrowings in anticipation of future cash flow, and we have not placed a limit on the amount of net offering proceeds we may use to pay distributions. As disclosed in the “Description of Shares — Distribution Policy and Distributions” section of this prospectus, all of the distributions paid as of June 30, 2014 were funded from proceeds from the offering.

	Maximum Offering (Including Distribution Reinvestment Plan)(1)		Maximum Offering (Not Including Distribution Reinvestment Plan)(2)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(3)	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses(4)	59,500,000	2.0%	50,000,000	2.0%

Amount Available for Investment(5)	2,690,500,000	90.4%	2,225,000,000	89.0%
Acquisition and Development:
Acquisition Fee(6)	52,446,400	1.8%	43,372,320	1.7%
Acquisition Expenses(7)	13,111,600	0.4%	10,843,080	0.4%
Initial Working Capital Reserve(8)	2,622,320	0.1%	2,168,616	0.1%

Amount Invested in Assets(9)	$2,622,319,680	88.1%	$2,168,615,984	86.8%

(1)	Assumes the sale of 250,000,000 shares at $10.00 per share pursuant to the primary offering and 50,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.
(2)	Assumes the sale of 250,000,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to our distribution reinvestment plan.
(3)	Includes selling commissions equal to 7% of the gross proceeds of our primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of the gross proceeds of our primary offering, both of which are payable to our dealer manager, an affiliate of our advisor. Our dealer manager will reallow 100% of the selling commissions to participating broker-dealers. In addition, our dealer manager, in its sole discretion, may reallow to broker-dealers participating in this offering up to all of its dealer manager fee as marketing fees and due diligence expense allowance based on such factors as the number of shares sold by the participating broker-dealer, the participating broker-dealer’s level of marketing support and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers. We will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts and other types of sales. Furthermore, we may increase the dealer manager fee to 3% of aggregate gross offering proceeds for purchases made through certain selected dealers, in which event the selling commission would be reduced to 6% of gross proceeds for those purchases. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(4)	Assuming we raise the maximum offering amount, we expect to reimburse our advisor up to $25.0 million (0.8% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34.5 million (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses. These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by our participating broker-dealers and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) our dealer manager’s wholesaling commissions, salaries and expense reimbursements, (c) our dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Expenses to educational conferences and retail seminars described in (ii) above and expenses relating to our dealer manager’s wholesaling costs and payments to participating broker-dealers described in (iii) above will constitute underwriting compensation, subject to the underwriting limit of 10% of the gross proceeds of our primary offering.

In no event will total organization and offering expenses, including selling commissions, our dealer manager fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan.

(5)	Until required in connection with the acquisition of real estate or other real estate-related investments, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
(6)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor acquisition fees up to a maximum amount of 2% of the contract purchase price of each property or asset acquired. With respect to a development or a redevelopment project, we will pay our advisor an acquisition fee of 2% of the amount expended on such project. For purposes of this table, we have assumed that the aggregate contract purchase price for our assets will be an amount equal to the estimated amount invested in assets. With respect to any loan we originate or acquire, we will pay our advisor an acquisition fee of 2% of the amount of the loan. For purposes of this table, we also have assumed that no financing is used to acquire properties or other real estate assets. We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees or points, or any fee of a similar nature. Acquisition fees do not include acquisition expenses.
(7)

Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. For purposes of this table, we have assumed average expenses of 0.5% of the estimated amount invested in assets; however, expenses on a particular acquisition may be higher. Acquisition expenses are not included in the contract purchase price of an asset. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees paid by any party to any party, including any real estate commission, selection fee, development fees paid to an affiliate of our advisor, construction fee paid to an affiliate of our advisor, non-recurring management fee, loan fees or point or any fee of a similar nature, payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property, or in the case of a mortgage loan 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.
(8)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generated by the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be triple net or double net leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.
(9)	Includes amounts anticipated to be invested in assets net of organization and offering expenses, acquisition fees and expenses and initial working capital reserves.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have retained CCI II Advisors as our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our charter has been reviewed and ratified by our board of directors, including a majority of our independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor, upon and after the commencement of this offering, fewer than three. Our charter provides, in general, that, upon and after the commencement of this offering, a majority of our directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by our sponsor, our advisor or any of their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, other than as a director, for us, (5) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. As of the date of this prospectus, we have a total of three directors, a majority of whom are independent directors.

Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, nor our advisor, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors, our advisor and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be required to be filled only by an affirmative vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in our independent director positions or to fill newly-created independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, our directors will rely heavily on our advisor and on information provided by our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. Our directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

In addition, our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor if and when we have sufficient offering proceeds to do so. A majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. Our independent directors also will be responsible for reviewing the performance of our advisor and determining, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. Our independent directors will consider such factors as they deem relevant, including:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing the same or similar services;

•

additional revenues realized by our advisor and its affiliates through their relationship with us, including loan, administration, underwriting or broker commissions, and servicing, engineering, inspection and other fees, whether such amounts are paid by us or others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account.

The advisory agreement has a one-year term and may be renewed for an unlimited number of successive one-year periods. Either party will be able to terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Fees to be payable to our advisor pursuant to the advisory agreement, including any fees that may be paid upon termination of the advisory agreement, are described below under the caption “— The Advisory Agreement” and the section of this prospectus captioned “Management Compensation.”

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Committees of our Board of Directors

Our entire board of directors will be responsible for supervising our entire business and considering all major business decisions. However, our charter and bylaws provide that our board of directors may establish such committees as our board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in our board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors. Our board of directors may delegate certain responsibilities to any such committee, however our directors’ fiduciary duties cannot be delegated. Committees typically report to the entire board of directors.

Audit Committee

Our board of directors has established an audit committee consisting of P. Anthony Nissley and James F. Risoleo, our independent directors. Mr. Nissley serves as chairman of the audit committee. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

Nicholas S. Schorsch serves as the chairman of the board of directors, our chief executive officer and president, and Gavin B. Brandon serves as our chief financial officer and treasurer. We do not directly compensate Messrs. Schorsch or Brandon for their services as executive officers of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. Although most of the services Mr. Brandon provides to our company are in his role as an executive officer of our advisor, Mr. Brandon has certain duties in his capacity as an executive officer of our company arising from Maryland corporate law, our charter and bylaws. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)
Nicholas S. Schorsch	53	Chairman of the Board of Directors, Chief Executive Officer and President
Gavin B. Brandon	38	Chief Financial Officer and Treasurer
P. Anthony Nissley	62	Independent Director
James F. Risoleo	59	Independent Director

*	As of September 10, 2014.

Nicholas S. Schorsch has served as our chairman, chief executive officer and president since February 2014. He has served as chief executive officer of our advisor since February 2014. In addition, Mr. Schorsch serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCIT, CCPT IV, Cole Income NAV Strategy, CCPT V	Chairman, chief executive officer and president	February 2014 – Present
CCPT I	Chairman, chief executive officer and president	February 2014 – May 2014

Entity	Position(s)	Dates
Cole REIT Advisors, LLC (CCPT I Advisors), Cole REIT Advisors III, LLC (CCPT III Advisors), Cole Corporate Income Advisors, LLC (CCI Advisors), Cole REIT Advisors IV, LLC (CCPT IV Advisors), Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC (Cole Income NAV Strategy Advisors), Cole REIT Advisors V, LLC (CCPT V Advisors), Cole Capital Partners, LLC (Cole Capital Partners), Cole Capital Advisors	Chief executive officer	February 2014 – Present
Cole Capital Corporation	Director	February 2014 – Present

Mr. Schorsch also served as chairman of the board of directors of American Realty Capital Trust, Inc. (ARCT) from August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013 and, until March 2012, the chief executive officer of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as chairman and the chief executive officer of American Realty Capital New York Recovery REIT, Inc. (NYRR), the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Schorsch has served as the chief executive officer of the Phillips Edison — ARC Shopping Center REIT Inc. advisor since its formation in December 2009. Mr. Schorsch has been chairman and the chief executive officer of American Realty Capital — Retail Centers of America, Inc. (ARC RCA) and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has been chairman of American Realty Capital Healthcare Trust, Inc. (ARC HT) since its formation in August 2010 and served as chief executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from August 2010 until March 2014. Mr. Schorsch has been chairman and the chief executive officer of Business Development Corporation of America (BDCA) since its formation in May 2010. Mr. Schorsch has been chairman and the chief executive officer of American Realty Capital Daily Net Asset Value Trust, Inc. (ARC DNAV), the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been chairman and the chief executive officer of ARCP since its formation in December 2010. Mr. Schorsch served as the chief executive officer of the ARCP advisor from November 2010 until January 2014. Mr. Schorsch served as chairman and the chief executive officer of American Realty Capital Trust III, Inc. (ARCT III), the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch has been chairman and the chief executive officer of American Realty Capital Global Trust, Inc. (ARC Global), the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Schorsch served as chairman and the chief executive officer of American Realty Capital Trust IV, Inc. (ARCT IV), the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Schorsch has served as chairman of the board of directors of American Realty Capital Healthcare Trust II, Inc. (ARC HT II) since its formation in October 2012. Mr. Schorsch has served as chairman of the board of directors and chief executive officer of ARC Realty Finance Trust, Inc. (ARC RFT) since its formation in November 2012 and as chief executive officer of the ARC RFT advisor since its formation in November 2012. Mr. Schorsch has served as chairman and the chief executive officer of American Realty Capital Trust V, Inc. (ARCT V), the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Schorsch has served as chief executive officer of the Phillips Edison — ARC Grocery Center REIT II, Inc. advisor since its formation in July 2013. Mr. Schorsch has served as chairman of the board of directors of American Realty Capital Hospitality Trust, Inc. (ARC HOST) since August 2013 and as a member of the board of managers of the ARC HOST sub-property manager since August 2013. Mr. Schorsch has served as a director of the general partner of American Energy Capital Partners, LP since its formation in October 2013. Mr. Schorsch has served as chairman of the board of directors of American Realty Capital — Retail Centers of America II, Inc. (ARC RCA II) since its formation in April 2014 and as the chief executive officer of ARC RCA

II, the ARC RCA II advisor and the ARC RCA II property manager since their respective formations in April 2014. Mr. Schorsch has served as chairman of the board of directors of American Realty Capital Global Trust II, Inc. (ARC Global II) since its formation in April 2014 and as the chief executive officer of ARC Global II, the ARC Global II advisor and the ARC Global II property manager since their respective formations in April 2014. Mr. Schorsch has served as chairman of the board of directors of American Realty Capital Healthcare Trust III, Inc. (ARC HT III) since April 2014 and as the chief executive officer of ARC HT III, the ARC HT III advisor and the ARC HT III property manager since their respective formations in April 2014. Mr. Schorsch has served as executive chairman of the board of directors of RCS Capital Corporation since February 2013. Mr. Schorsch has served as chairman and the chief executive officer of American Realty Capital New York City REIT, Inc. (NYCR), the NYCR advisor and the NYCR property manager since their formation in December 2013. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust (AFRT) from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group (AFRG) and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch was selected to serve as chairman of our board of directors based upon his current experience as chairman, chief executive officer and president of CCIT, CCPT IV, Cole Income NAV Strategy and CCPT V, his current experience as chairman and chief executive officer of NYRR, ARC RCA, ARC DNAV, ARCP, ARC Global, ARC RFT, ARCT V, NYCR, ARC RCA II, ARC Global II, ARC HT III and BDCA, his current experience as chairman of ARC HT, ARC HT II and ARC HOST and executive chairman of RCS Capital Corporation, his previous experience as president, chief executive officer and vice chairman of AFRT and chairman and chief executive officer of ARCT, ARCT III and ARCT IV and his significant real estate acquisition experience.

Gavin B. Brandon has served as our chief financial officer and treasurer since September 2014. Prior to this, Mr. Brandon served as our principal accounting officer from March 2013 until September 2014 and as our senior vice president of accounting from March 2014 to September 2014. He served as our vice president of accounting from March 2013 until March 2014. He has served as chief financial officer of our advisor since September 2014. In addition, Mr. Brandon serves or served in the following positions for certain other programs sponsored by Cole Capital:

Entity	Position(s)	Dates
CCPT II	Vice president of accounting and principal accounting officer	March 2012 – July 2013
CCIT	Senior vice president of accounting and principal accounting officer	March 2014 – Present
	Vice president of accounting and principal accounting officer	March 2012 – March 2014
CCPT IV	Senior vice president of accounting and principal accounting officer	March 2014 – September 2014
CCPT V	Senior vice president of accounting and principal accounting officer	March 2014 – September 2014
	Vice president of accounting and principal accounting officer	June 2013 – March 2014

Prior to joining Cole Capital and its affiliates in August 2011, Mr. Brandon worked for nine years with Deloitte & Touche LLP, most recently as an audit senior manager. Mr. Brandon received a B.A. in Accounting, as well as a B.A. in Spanish, from Weber State University. In addition, he is a Certified Public Accountant, licensed in the state of Arizona. He is also a member of the American Institute of Certified Public Accountants and the National Association of Real Estate Investment Trusts.

P. Anthony Nissley has served as our director since August 2013. Since January 2013, Mr. Nissley has been self-employed as a consultant with TD Global Consulting, LLC. From 2002 to July 2012, Mr. Nissley served as a tax partner of PricewaterhouseCoopers, LLP (PwC), with the Industry Services Group. While at PwC, he was a member and sector leader of PwC’s national utility tax practice. From 1995 to 2002, Mr. Nissley was as a partner of Arthur Andersen LLP, where he served in client service and advisory partner roles on numerous multinational public company engagements. He also served in Arthur Anderson’s Office of Federal Tax Services where he participated in corporate rulings and transaction-planning activities. Prior to joining Arthur Andersen, Mr. Nissley served as an IRS Agent and as an attorney in the IRS Office of Chief Counsel (Technical) in the National Office of the IRS, where he was responsible for issuing private letter rulings in the mergers and acquisitions and consolidated return areas. Mr. Nissley has authored a number of articles on mergers and acquisitions matters for tax-related publications, and has been a speaker at legal and tax conferences. Mr. Nissley is a member of the Board of Directors for the Juvenile Diabetes Research Foundation, Phoenix Chapter. Mr. Nissley received a B.A. from Mt. Saint Mary’s College, a J.D. from George Mason University School of Law and a Masters in Taxation from Georgetown University. Mr. Nissley was selected to serve as a director because of his extensive experience in tax, accounting, mergers and acquisitions and transactional matters, which is expected to bring valuable insight to the board of directors.

James F. Risoleo has served as our director since August 2013. Since January 2012, Mr. Risoleo has served as Executive Vice President and Managing Director — Europe at Host Hotels & Resorts Inc. (NYSE: HST), where he is responsible for acquisitions and dispositions and the management of the company’s European joint venture. From 2000 until December 2011, Mr. Risoleo served as Executive Vice President and Chief Investment Officer of Host Hotels & Resorts, where he was responsible for the development of the company’s global investment strategy. From 1996 until 2000, he served as Senior Vice President of Acquisitions and Development of Host Hotels & Resorts, where he led the organization in the acquisition and disposition of assets in the U.S. Prior to joining Host Hotels & Resorts, Mr. Risoleo served as Vice President of Development for Interstate Hotels Corporation and as Senior Vice President, Commercial Real Estate of Westinghouse Financial Services. Mr. Risoleo received a B.S. from Duquesne University School of Business and a J.D. from Duquesne University School of Law. Mr. Risoleo was selected to serve as a director because of his extensive experience as a real estate industry executive, with strong leadership, investment and finance expertise, all of which are expected to bring valuable insight to the board of directors.

Duties of Independent Directors

In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

•

any transfer or sale of our sponsor’s initial investment in us; provided, however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•

the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and affiliates;

•

fees, compensation and expenses, including organization and offering expenses, acquisition fees and acquisition expenses, disposition fees, total operating expenses, real estate commissions on the resale of property, incentive fees, and advisor compensation;

•	any change or modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of stockholders;

•	election of our directors; and

•	our distribution reinvestment plan.

Compensation of Directors

We pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee. We also pay $2,000 for each meeting of our board of directors or committee thereof the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of our board of directors and one or more committees thereof in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. Independent directors are not reimbursed by us, our sponsor, our advisor or any of their affiliates for spouses’ expenses to attend events to which spouses are invited. If a non-independent director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We will not compensate Mr. Schorsch for his service to us on our board of directors.

Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages, requires us to indemnify and, in certain circumstances, advance expenses to our directors, our officers and our advisor and its affiliates and permits us to indemnify and advance expenses to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines. To the extent that our board of directors determines the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful; or

•

in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us or for a judgment of liability on the basis that personal benefit was improperly received (although in either case a court may order indemnification solely for expenses).

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, or our advisor and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	our directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or its affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) our directors, our advisor or its affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or its affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, and it is ultimately determined that such persons are not entitled to indemnification.

Our Advisor

Our advisor is CCI II Advisors, a Delaware limited liability company that was formed on February 26, 2013, and is an affiliate of our sponsor, Cole Capital. Whereas CCI II Advisors was formed solely for the purpose of managing our company and has no prior operating history, certain employees within the Cole Capital organization, which employed approximately 400 persons as of the date of this prospectus, are dual employees of CCI II Advisors, and perform the services required to manage our operations in that capacity. These employees include the members of our advisor’s real estate management team. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Our advisor is wholly-owned indirectly by ARCP.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)
Nicholas S. Schorsch	53	Chief Executive Officer
David S. Kay	47	President
Lisa E. Beeson	49	Chief Operating Officer
Gavin B. Brandon	38	Chief Financial Officer
Thomas W. Roberts	55	Executive Vice President and Head of Real Estate Investments
Richard A. Silfen	51	Executive Vice President, Secretary and General Counsel
Michael T. Ezzell	39	Executive Vice President
Paul H. McDowell	54	President — Office and Industrial
Joshua E. Levit	30	Assistant General Counsel
Todd J. Weiss	42	General Counsel, Real Estate

*	As of September 10, 2014.

The backgrounds of Messrs. Schorsch and Brandon are described in the “Management — Executive Officers and Directors” section above. Below is a brief description of the other officers and key employees of our advisor.

David S. Kay has served as president of our advisor since February 2014. In this role, he oversees day-to-day operations across the advisor’s business, including real estate investments, real estate operations and capital markets. In addition, Mr. Kay serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT I Advisors, CCPT III Advisors, CCI Advisors, CCPT IV Advisors, Cole Income NAV Strategy Advisors, CCPT V Advisors, Cole Capital Partners, Cole Capital Advisors	President	February 2014 — Present

Mr. Kay has served as president of ARCP since December 2013. From August 2011 to December 2013, Mr. Kay served as chief investment officer and chief financial officer of Capital Automotive Real Estate Services, Inc. (Capital Automotive), a specialty finance company for automotive retail real estate, whose predecessor, Capital Automotive REIT, Mr. Kay co-founded in October 1997. As chief financial officer, Mr. Kay directed Capital Automotive’s initial public offering in 1998, raising $370 million, and completed nearly $3 billion of real estate acquisitions in the following seven years. In December 2005, Mr. Kay led Capital Automotive through a nearly $4 billion privatization transaction. In 2011 and 2009, Mr. Kay oversaw two recapitalizations totaling $3.7 billion of Capital Automotive’s debt. Prior to forming Capital Automotive REIT, Mr. Kay was employed by the public accounting firm of Arthur Andersen LLP from May 1989 to October 1997. While at Arthur Andersen LLP, Mr. Kay provided clients with consultation regarding mergers and acquisitions, business planning and strategy, and equity financing. He also has extensive experience in capital formation, roll-up transactions, and public offerings. Mr. Kay has been a member of the board of directors of Summit Hotel Properties, Inc. (NYSE: INN), a premium-branded limited-service and select-service hotel investment company, since February 2011. Mr. Kay received a B.B.A. in 1989 from James Madison University where he is currently a member of the Executive Advisory Board of the Business School and a member of the Board of the Center for Entrepreneurship. He is also active in many charitable foundations and organizations.

Lisa E. Beeson has served as chief operating officer of our advisor since March 2014. In addition, Ms. Beeson serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCI Advisors	Chief operating officer	February 2014 — Present
Cole Capital Corporation	President and treasurer	February 2014 — Present
CCPT I Advisors, CCPT III Advisors, CCPT IV Advisors, Cole Income NAV Strategy Advisors, CCPT V Advisors, Cole Capital Partners, Cole Capital Advisors	Chief operating officer	March 2014 — Present

Ms. Beeson joined ARCP in October 2013 as executive vice president and chief operating officer. Prior to joining ARCP, Ms. Beeson held the position of managing director and head of Global Real Estate M&A at Barclays, and previously occupied that same position at Lehman Brothers. Prior to joining Lehman Brothers, she was managing director at Morgan Stanley and Wachovia Securities. Over her 25 years of investment banking, Ms. Beeson has worked on transactions with an aggregate value exceeding $400 billion, including in excess of $150 billion in the lodging, gaming and various real estate sectors. Ms. Beeson has been the lead advisor on numerous real estate transactions.

Thomas W. Roberts has served as executive vice president and head of real estate investments of CCI II Advisors since February 2013. In addition, Mr. Roberts serves or served in the following positions for certain other affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Capital
Partners, Cole Capital Advisors	Executive vice president and head of real estate investments	January 2013 – Present
	Executive vice president and managing director of real estate	September 2009 – January 2013
CCI Advisors	Executive vice president and head of real estate investments	January 2013 – Present
	Executive vice president and managing director of real estate	April 2010 – January 2013
CCPT IV Advisors	Executive vice president and head of real estate investments	January 2013 – Present
	Executive vice president and managing director of real estate	July 2010 – January 2013
CCPT V Advisors	Executive vice president and head of real estate investments	December 2012 – Present
Cole Realty Advisors	Executive vice president and head of real estate investments	June 2013 – Present
	President	September 2009 – June 2013

Prior to joining Cole Capital and its affiliates, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office and Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

Richard A. Silfen has served as executive vice president and general counsel of our advisor since March 2014. Mr. Silfen has served as secretary of our advisor since August 2014. In addition, Mr. Silfen serves in the following positions for certain other affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT I Advisors, CCPT III Advisors, CCI Advisors, CCPT IV Advisors, Cole Income NAV Strategy Advisors, CCPT V Advisors, Cole Capital Partners, Cole Capital Advisors	Executive vice president and general counsel	March 2014 – Present
CCI Advisors, CCPT IV Advisors, CCPT V Advisors, Cole Income NAV Strategy Advisors	Secretary	August 2014 – Present

Mr. Silfen joined ARCP in March 2014 as executive vice president and general counsel. Prior to joining ARCP, Mr. Silfen was the head of the Capital Markets Group at Philadelphia-based Duane Morris LLP from

January 2007 until March 2014, where he served as partner. While at Duane Morris LLP, Mr. Silfen advised numerous companies with regard to complex mergers and acquisition transactions and capital markets transactions, including several real estate investment trusts. With more than 25 years of experience in corporate and securities law, Mr. Silfen is highly experienced in advising companies in connection with private equity investments in publicly traded and privately owned issuers, senior, high-yield, mezzanine and other debt issuances using complex structures, and restructurings of multi-layer debt. He also has assisted emerging and other businesses to develop plans for the growth and development of their businesses and technologies, including financing transactions, collaborative and strategic partnerships, and joint venture arrangements. Throughout his career, Mr. Silfen has worked with companies to facilitate public reporting and the analysis of operating results, advising them on internal audit functions and other Sarbanes-Oxley compliance matters, and working with them to support and enhance strategies for communication with security analysts and investors. Chambers USA: America’s Leading Lawyers for Business listed Mr. Silfen as one of America’s Leading Lawyers for Business in 2009, 2010, 2011, 2012 and 2013 for his advice on M&A, private equity and securities matters. He was also listed in Pennsylvania Super Lawyers rankings in 2011 and 2012. Mr. Silfen received a B.A. degree in Physics from Baylor University and a J.D. from the University of Alabama.

Michael T. Ezzell has served as executive vice president of our advisor since March 2014. In addition, Mr. Ezzell serves in the following positions for certain other affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT I Advisors, CCPT III Advisors, CCI Advisors, CCPT IV Advisors, Cole Income NAV Strategy Advisors, CCPT V Advisors, Cole Capital Partners, Cole Capital Advisors, Cole Capital Corporation	Executive vice president	March 2014 – Present

Mr. Ezzell has served as executive vice president, private capital markets at Cole Capital since March 2014. In this role, Mr. Ezzell provides strategic direction and oversees all aspects of private capital management for Cole Capital, including product development, external and internal sales, marketing, broker/dealer relations, due diligence and securities operations. Mr. Ezzell served as Senior Vice President, Product and Business Development at Cole Capital from January 2010 until March 2014. Prior to joining Cole Capital and its affiliates in January 2010, Mr. Ezzell was employed by AIG Advisor Group from November 2004 until January 2010, most recently as Director of Investment Research. Mr. Ezzell was actively involved in the due diligence and research of all packaged investment products and programs for AIG Advisor Group’s four independent broker-dealers with a network of approximately 6,000 independent financial advisors. Mr. Ezzell also served as a Vice President with J.P. Carey Asset Management from 1998 until 2004. Mr. Ezzell received a B.A. degree with a double major in Economics and Political Science from Stetson University. He holds FINRA Series 7, 24 and 63 licenses.

Paul H. McDowell has served as president — office and industrial of our advisor since March 2014. In addition, Mr. McDowell serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCI Advisors, Cole Income NAV Strategy Advisors
	President — Office and Industrial	February 2014 – Present

Mr. McDowell served as president of the office and industrial division of ARC Advisory Services, LLC, a subsidiary of AR Capital, LLC (AR Capital), from November 2013 until January 2014, when he joined ARCP as the president of its office and industrial division. Mr. McDowell was a founder of CapLease, Inc. (CapLease), an

NYSE-listed REIT that primarily owned and managed a diversified portfolio of single-tenant commercial real estate properties subject to long-term leases to high-credit-quality tenants, prior to its acquisition by ARCP in November 2013. He had been continuously employed by CapLease or its predecessor companies since 1994, including as chief executive officer from March 2001 until November 2013, and as senior vice president, general counsel and secretary from 1994 until February 2001. He served on CapLease’s board of directors from November 2003 until November 2013 and as chairman of the board from December 2007 until November 2013. He served on the board of directors of CapLease’s predecessor, Capital Lease Funding, LLC, from November 2001 until March 2004. He was also a member of CapLease’s investment committee, a committee that oversaw CapLease’s asset investment and due diligence process. From 1991 until 1994, Mr. McDowell was corporate counsel for Sumitomo Corporation of America, the principal U.S. subsidiary of one of the world’s largest integrated trading companies. As corporate counsel, Mr. McDowell advised on a wide range of domestic and international corporate legal matters, including acquisitions, complex financing transactions, power plant development, shipping, litigation management and real estate. From 1987 to 1990, Mr. McDowell was an associate in the corporate department at the Boston law firm of Nutter, McClennen & Fish. Mr. McDowell served on the board of directors of Feldman Mall Properties, Inc., which was a public company, within the past five years. Mr. McDowell received a J.D. with honors from Boston University School of Law in 1987 and received a B.A. from Tulane University in 1982.

Joshua E. Levit has served as our secretary since March 2014. He has served as assistant general counsel of our advisor since August 2014. In addition, Mr. Levit serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCIT	Secretary*	March 2014 – Present
CCI Advisors	Assistant General Counsel	August 2014 – Present
CCPT IV	Assistant Secretary*	March 2014 – Present
CCPT IV Advisors	Assistant General Counsel	August 2014 – Present
Cole Income NAV Strategy	Assistant Secretary*	March 2014 – Present
Cole Income NAV Strategy Advisors	Assistant General Counsel	August 2014 – Present
CCPT V	Secretary*	March 2014 – Present
CCPT V Advisors	Assistant General Counsel	August 2014 – Present

*	Non-Executive Officer.

Mr. Levit has served as assistant general counsel for ARCP since February 2014, when ARCP completed its acquisition of Cole. Prior to transitioning to such role at ARCP, Mr. Levit served as assistant general counsel, vice president of RCS Capital and in other similar positions for the American Realty Capital group of companies from March 2012 until February 2014. From May 2008 until March 2012, Mr. Levit served in various capacities for the Pennsylvania Securities Commission’s Division of Corporation Finance, including Counsel II upon his departure in March 2012. Mr. Levit has extensive experience in forming, raising capital for and seeking strategic alternatives for both non-traded and publicly traded REITs and other direct participation products. Mr. Levit received his Bachelor of Arts from Duke University and his Juris Doctor from the Dickinson School of Law. Mr. Levit is a licensed attorney in the Commonwealth of Pennsylvania and the State of New York.

Todd J. Weiss has served as general counsel, real estate of our advisor since March 2014. In addition, Mr. Weiss serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT I Advisors, CCPT III Advisors, CCI Advisors, CCPT IV Advisors, Cole Income NAV Strategy Advisors, CCPT V Advisors, Cole Capital Partners, Cole Capital Advisors	General Counsel, Real Estate	March 2014 – Present

Prior to joining Cole Capital and its affiliates in November 2004, Mr. Weiss was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation from February 2002 until November 2004. He was in private practice with the law firm of Snell & Wilmer LLP from 1997 to 2002. Mr. Weiss received a B.A. degree in Government from The University of Texas at Austin in 1994 before earning his J.D. and graduating with high honors in 1997 from Chicago-Kent College of Law.

In addition to the officers and key personnel listed above, our advisor employs personnel who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our wholly-owned subsidiary, CRI CCIT II, LLC, is the sole limited partner of our operating partnership.

The Advisory Agreement

We have entered into an advisory agreement with CCI II Advisors. Many of the services we expect to be performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor has sufficient staff and experience so as to be capable of fulfilling the duties set forth in the advisory agreement, along with the duties owed to other real estate programs managed by affiliates of our advisor. This summary is provided to illustrate the material functions that CCI II Advisors will perform for us as our advisor, and it is not intended to include additional services that may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third party will be compensated by our advisor out of its advisory fee; provided, however, that third-party property management fees payable by tenants of a property may be charged to and paid by such tenants and will not reduce the advisory fee we pay to our advisor or its affiliates.

Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, CCI II Advisors, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	provide oversight and management of all third party and affiliated property management and leasing functions;

•

hire, direct and establish policies for employees who will have direct responsibility for the operations of properties we acquire, which may include, but are not limited to, on-site managers and building and maintenance personnel;

•	provide office space, equipment and supplies, as required for the performance of services as our advisor;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with, and provide information to, our officers and board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•

enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•

prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, IRS and other state or federal governmental agencies;

•	arrange for the disposal of properties on our behalf in compliance with our investment objectives and policies; and

•	advise our board of directors on the timing and method of providing our investors with liquidity.

It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing the advisory agreement, and the criteria used in such evaluation will be reflected in the minutes of the board of directors’ meeting at which such evaluation was conducted. The advisory agreement has a one year term, and may be renewed for an unlimited number of successive one-year periods thereafter. Additionally, either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We will pay our advisor a monthly advisory fee based upon our monthly average invested assets, equal to the following amounts: (i) an annualized rate of 0.75% will be paid on our average invested assets that are between $0 and $2 billion; (ii) an annualized rate of 0.70% will be paid on our average invested assets that are between $2 billion and $4 billion; and (iii) an annualized rate of 0.65% will be paid on our average invested assets that are over $4 billion. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the average invested assets will be based upon the aggregate valuation of our invested assets, as reasonably estimated by our board of directors. Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. In addition, upon mutual agreement between us and our advisor, we may pay our advisor’s fees, in whole or in part, in cash or in shares of our common stock. For the purposes of the payment of these fees, each share of our common stock will be valued at the per share offering price of our common stock minus the maximum selling commissions and dealer manager fee allowed in the offering, to account for the fact that no selling commissions or dealer manager fees will be paid in connection with any such issuances.

We also will pay our advisor acquisition fees equal to 2% of: (i) the contract purchase price of each property or asset that we acquire; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate. Any portion of the acquisition fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. We are prohibited from paying more than 6% of the contract price of a property, or in the case of a mortgage loan, 6% of the funds advanced, in acquisition fees, including development fees, construction fees and acquisition expenses, unless otherwise approved by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction as commercially competitive, fair and reasonable to us, although we intend to limit such payments below 6%.

If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor or its affiliate a disposition fee in an amount equal to up to one-half of the brokerage commission paid on the sale of properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price. In addition, if our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of assets other than properties, we may separately compensate our advisor or its affiliate at such rates and in such amounts as our board of directors, including a majority of our independent directors, and our advisor agree upon, not to exceed 1% of the contract price of the assets sold.

Additionally, we will be required to pay to our advisor, in cash, a non-interest bearing promissory note or shares of our common stock (or any combination thereof), at our election, subordinated fees based on a percentage of proceeds or stock value in the event of our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received, from regular distributions plus special distributions paid from proceeds of such sale, a return of their net capital invested and an 8% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors. Upon termination of the advisory agreement, we may incur an obligation to pay to our advisor a subordinated performance fee, in cash, a non-interest bearing promissory note or our shares, at our election, similar to that which our advisor would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Other than the fees described above, we will not pay our advisor or its affiliates any additional fees for managing or leasing our properties. Our advisor is permitted to collect from tenants of our properties administrative charges such as credit report fees and charges for non-negotiable checks.

We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, such as the portion of the salaries paid to employees of Cole Capital who are dual employees of our advisor (including executive officers and key personnel of our advisor who are not also executive officers of our company) that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our executive officers, or for personnel costs in connection with services for which our advisor receives acquisition fees.

Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. The Cole Capital organization has approximately 400 full-time employees, many of whom are dual employees of our advisor and dedicate a portion of their time to providing services on behalf of our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. See “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings” for additional information about our advisor, our sponsor and their affiliates.

Our advisor will be able to assign the advisory agreement to an affiliate upon approval of a majority of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to our advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to our advisor under the advisory agreement are described in further detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, advisory and administrative services, and payments made by our advisor to third parties in connection with potential acquisitions.

Our advisor’s principal assets will be its cash balances and its advisory agreement with our company, and the revenues associated with such agreement. In addition, our advisor is covered by an errors and omissions insurance policy. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we expect that the liability would be paid by our advisor from its cash balances or by the insurance policy.

Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Capital, its affiliates and its predecessors.

Pursuant to a dealer manager agreement entered into in September 2013, Cole Capital Corporation will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we will pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Cole Capital Corporation is an indirect wholly-owned subsidiary of ARCP. Cole Capital Corporation is an affiliate of our advisor. The backgrounds of the officers of Cole Capital Corporation are described in the “— Our Advisor” section above.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these investments, and the management of our assets resides with the executive officers and key personnel of our advisor and its affiliates. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— Our Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. The selling commissions may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Maximum Offering(2)

Offering Stage

Selling Commissions — Cole Capital Corporation(3)	We generally will pay to our dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000,000

Dealer Manager Fee — Cole Capital Corporation(3)	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000,000

Reimbursement of Other Organization and Offering Expenses — CCI II Advisors(4)	Our advisor will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan.

$59,500,000

Of the $59,500,000, we expect to reimburse our advisor up to $25,000,000 (1.0% of the gross offering proceeds of our primary offering, or 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34,500,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses.

Type of Compensation(1)	Determination of Amount		Estimated Amount for Maximum Offering(2)

	Acquisition and Operations Stage

Acquisition Fee — CCI II Advisors or its affiliates(5)	In consideration for finding, evaluating, structuring and negotiating our real estate acquisitions, we will pay to our advisor up to 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.		$52,446,400 assuming no debt or $209,785,600 assuming leverage of 75% of the contract purchase price.

Advisory Fee — CCI II Advisors(6)

In consideration for the day-to-day management of our company, we will pay to our advisor a monthly advisory fee based upon our monthly average invested assets. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the monthly advisory fee will be based upon the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors. The advisory fee will be calculated according to the following fee schedule:

The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

			Monthly Average Invested Assets	Annualized Effective Fee Rate	Annualized Advisory Fee
			$1 billion	0.75%	$ 7,500,000
			$2 billion	0.75%	$15,000,000
			$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000

	Monthly Average Invested Assets Range	Annualized Fee Rate for Each Range
	$0 - $2 billion	0.75%
	over $2 billion - $4 billion	0.70%
	over $4 billion	0.65%

Type of Compensation(1)	Determination of Amount	Estimated Amount for Maximum Offering(2)
Operating Expenses — CCI II Advisors(7)

We will reimburse our advisor for acquisition expenses incurred in the process of acquiring each property or asset or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the contract purchase price of each property or asset or of the amount of each loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

We also will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.

$13,111,600 estimated for reimbursement of acquisition expenses assuming no debt or $52,446,400 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. For all other reimbursements, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Liquidity/Listing Stage

Disposition Fee — CCI II Advisors or its affiliates	For substantial assistance in connection with the sale of a property, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of each property, not to exceed 1% of the contract price of the property sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Because the disposition fee is based on a fixed percentage of the contract price for sold properties, the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee — CCI II Advisors(9)	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

(1)	Upon mutual agreement between us and our advisor, we may pay our advisor’s fees, in whole or in part, in cash or in shares of our common stock. For the purposes of the payment of these fees, each share of common stock will be valued at the per share offering price of our common stock minus the maximum selling commissions and dealer manager fee allowed in the offering, to account for the fact that no selling commissions or dealer manager fees will be paid in connection with any such issuances.
(2)	The estimated maximum dollar amounts are based on the sale of 250,000,000 shares at $10.00 per share and 50,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.
(3)	These payments are underwriting compensation. Underwriting compensation paid from any source in connection with this offering may not exceed 10% of the gross proceeds of the primary offering. Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See the “Plan of Distribution” section of this prospectus. Selling commissions and the dealer manager fee will not be paid with respect to shares sold pursuant to our distribution reinvestment plan.
(4)	These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including: (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by our participating broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) our dealer manager’s wholesaling commissions, salaries and expense reimbursements, (c) our dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Expenses relating to educational conferences and retail seminars described in (ii) above and expenses relating to our dealer manager’s wholesaling costs and payments to participating broker-dealers described in (iii) above will constitute underwriting compensation, subject to the underwriting limit of 10% of the gross proceeds of our primary offering.

The estimated maximum reimbursement for other organization and offering expenses, $59.5 million, is calculated based upon gross offering proceeds including proceeds from our distribution reinvestment plan. The $25.0 million portion of the estimated maximum reimbursement for other organization and offering expenses that we expect will be used to cover offering expenses that are deemed to be underwriting expenses equals 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan. However, because we do not take proceeds from the sale of shares under our distribution reinvestment plan into account when we calculate the maximum amount we will pay for underwriting compensation, the table also indicates that the $25.0 million that we expect will be used to cover offering expenses that are deemed to be underwriting expenses equals 1.0% of the gross offering proceeds of our offering, excluding proceeds from our distribution reinvestment plan (which we refer to in this prospectus as our primary offering). In no event will total organization and offering expenses, including selling commissions, the dealer manager fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan.

(5)	In the event that we enter into a joint venture, we expect to pay our advisor an acquisition fee for each property or asset acquisition made by the joint venture, if any; provided, however, that the amount of such acquisition fee will be calculated based upon our ownership percentage of the joint venture applied to the contract purchase price of the underlying real property or other real estate-related investment.

Any portion of the acquisition fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. Pursuant to our charter, in accordance with the NASAA REIT Guidelines, our total of all acquisition fees and expenses relating to any purchase, including fees and expenses paid to third parties, shall not exceed 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any real estate commission, acquisition fee, development fee, construction fee, non-recurring management fee, loan fees or points, or any fee of a similar nature. On a quarterly basis, we will review the total acquisition fees and expenses relating to each purchase to ensure that such fees and expenses do not exceed 6% of the contract purchase price. For a description of the duties of our advisor pursuant to the advisory agreement, including acquisition services, see the section of this prospectus captioned “Management —The Advisory Agreement.”

(6)	Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. An asset’s book value typically will equal its cost. In the event that we enter into a joint venture, the joint venture’s book value will typically equal our ownership percentage of the joint venture applied to the contract purchase price of the underlying real property or other real estate-related investment. However, in the event that an asset suffers an impairment, we will reduce the real estate and related intangible assets and liabilities to their estimated fair market value. See the section of this prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information. For a description of the duties of our advisor pursuant to the advisory agreement, including day-to-day advisory services, see the section of this prospectus captioned “Management — The Advisory Agreement.”
(7)	We will reimburse our advisor for the portion of the salaries paid to employees of Cole Capital who are dual employees of our advisor, including executive officers and key personnel of our advisor who are not also executive officers of our company, that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services. Additional services may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third parties will be compensated by our advisor out of its advisory fee; provided, however, that third-party property management fees payable by tenants of a property may be charged to and paid by such tenants and will not reduce the advisory fee we pay to our advisor or its affiliates.

We will not reimburse our advisor for any amount by which the operating expenses (which exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) paid during the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. We will perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations. Acquisition expenses are accounted for separately.

We lease our office space from an affiliate of our advisor and share the space with other entities affiliated with Cole Capital. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(8)	Although we are most likely to pay disposition fees to CCI II Advisors or its affiliates at the time of our liquidation, these fees may be earned during our operational stage if we sell properties or assets prior to our liquidation.
(9)

We will pay a subordinated performance fee under only one of the following alternative events: (i) if our shares are listed on a national securities exchange, our advisor will be entitled to a subordinated performance fee equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing exceeds (2) the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors; (ii) if our company is sold or our assets are liquidated, our advisor will be entitled to a subordinated performance fee equal to 15% of the net sale proceeds remaining after investors have received a return of their capital invested and an 8% annual cumulative, non-compounded return; or (iii) upon termination of the advisory agreement, our advisor may be entitled to a subordinated performance fee similar to that to which it would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we cannot increase these success-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are “presumptively reasonable” if they do not exceed 15% of the balance of such net proceeds or such net market value remaining after investors have received a return of their net capital contributions and an 8% per year cumulative, non-compounded return.

In the event of a listing or the termination of the advisory agreement, the subordinated performance fee likely will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale of a property or real estate-related investment after the date of such listing or termination, although, at our discretion, we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, again at our discretion, pay all or a portion of such non-interest bearing promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated performance fee that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated performance fee payable upon listing. In no event will the amount paid to our advisor under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any subordinated performance fee payable in respect of net sale proceeds that is not paid at the date of sale because investors have not received their required minimum distribution will be deferred and paid at such time as the subordination conditions have been satisfied.

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed. We have the option to cause our operating partnership to pay the subordinated performance fee in the form of stock, cash, a non-interest bearing promissory note or any combination thereof.

We recorded commissions, fees and expense reimbursements as shown in the table below for services provided by our advisor and its affiliates related to the offering stage during the period reflected below.

For the Six Months Ended June 30, 2014
Offering Stage:
Selling commissions	$4,965,735
Selling commissions reallowed by Cole Capital Corporation	$4,965,735
Dealer manager fees	$1,490,739
Dealer manager fees reallowed by Cole Capital Corporation	$722,601
Other organization and offering expenses	$1,540,461

As of June 30, 2014, approximately $8.0 million of the amounts shown above had been paid to CCI II Advisors and its affiliates and no amounts had been incurred, but not yet paid, for services provided by CCI II Advisors or its affiliates in connection this offering. We did not commence principal operations until January 13, 2014. As of June 30, 2014, CCI II Advisors had paid organization and offering costs in connection with this offering, which were not included in our financial statements because such costs were not a liability to us as they exceeded 2% of gross proceeds from this offering. As we raise additional proceeds from this offering, these costs may become payable.

We recorded fees and expense reimbursements as shown in the table below for services provided by our advisor and its affiliates related to the acquisition and operations stage during the period reflected below.

For the Six Months Ended June 30, 2014
Acquisition and Operations Stage:
Acquisition fees and expenses	$4,377,064
Advisory fees and expenses	$167,046
Operating expenses	$43,329

As of June 30, 2014, $4.4 million of the amounts shown above had been paid to CCI II Advisors and its affiliates and $195,000 had been incurred, but not yet paid, for services provided by CCI II Advisors or its affiliates in connection with the acquisitions and operations stage and was a liability to us. We did not commence principal operations until January 13, 2014.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of the meetings of our board of directors. The total operating expenses of our company will not exceed, in any four consecutive fiscal quarters, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees and any amounts we may pay to intermediaries for record keeping, account maintenance services and other administrative services provided to our stockholders, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees; and (f) acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

Our independent directors shall also supervise the performance of our advisor and review and determine, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. Each such determination will be recorded in the minutes of the meetings of our board of directors and based on the factors that our independent directors deem relevant, including the factors listed in the “Management — General” section of this prospectus.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Becoming Self-Administered

Because our advisor manages our day-to-day operations, we are considered “externally managed.” We believe that it will be in the best interests of our stockholders for the foreseeable future for us to be externally managed; therefore, we do not expect to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management that are dedicated solely to managing our operations and properties. We believe that the arrangements set forth in the advisory agreement with CCI II Advisors enable us to balance our real estate expertise needs, our personnel needs and our operating costs. For example, we are able to draw on the services of the executive officers and other personnel of our advisor on an as needed basis rather than having to hire similar individuals on a full-time basis.

If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not become employed by us, but instead will remain employees of our sponsor or its affiliates.

We may become self-administered in the future in connection with a listing of our shares of common stock on an exchange or other liquidity event, if our board of directors determines that it would be in the best interests of our stockholders. Although there is no prerequisite that publicly-traded REITs be self-administered, we understand that most of the publicly-traded REITs are self-administered and that the market price for our shares may suffer in the event that we list our shares for trading and remain externally managed. Thus, our board of directors likely will not consider listing our shares on a national securities exchange until it believes that our assets and income can support an internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders. If our board of directors reaches such determination, we will likely consider various methods for internalizing these functions. One method would be for us to acquire, or consider acquiring, our advisor through a business combination. At this time, we cannot be sure of the form or amount of consideration or other terms relating to such acquisition; however, we expect that we would not acquire our advisor if we could not retain key personnel of our advisor. If we pursue a business combination with our advisor, our board of directors will have a fiduciary duty to act in our best interests, which will be adverse to the interests of our advisor. To fulfill its fiduciary duty, our board of directors will take various procedural and substantive actions, which may include forming a committee comprised entirely of independent directors to evaluate the potential business combination, and granting the committee the authority to retain its own counsel and advisors to evaluate the potential business combination. In addition, we will submit any proposed business combination with our advisor to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders. For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to an Investment in Cole Office & Industrial REIT (CCIT II), Inc.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with CCI II Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors must approve the engagement of CCI II Advisors as our advisor, the fees payable to CCI II Advisors in connection with the services provided to us, and any subsequent decision to continue such engagement, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of Cole Capital would act as our advisor. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures that will be set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of ARCP and other programs sponsored by Cole Capital to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, our officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and are authorized to retain independent legal counsel. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

Affiliates of our advisor act as an advisor to, and our executive officers and at least one of our directors act as officers and/or directors of, ARCP, Cole Income NAV Strategy, CCPT IV, CCIT and/or CCPT V, all of which are REITs offered, distributed and/or managed by affiliates of our advisor. In addition, all of these REITs employ our sponsor’s investment strategy, which primarily focuses on single-tenant commercial properties subject to long-term net leases to creditworthy tenants, and have acquired or may acquire assets similar to ours. ARCP, CCPT IV and CCPT V focus primarily on the retail sector, Cole Income NAV Strategy focuses primarily on commercial properties in the retail, office and industrial sectors, while CCIT, like us, focuses on the corporate office and industrial sector. Nevertheless, the common investment strategy used by each REIT would permit them to purchase certain properties that may also be suitable for our portfolio.

On March 17, 2014, CCPT I entered into an Agreement and Plan of Merger with ARCP and Desert Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of ARCP (Desert Merger Sub). On May 19, 2014, CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of ARCP (the CCPT Merger). On January 22, 2013, CCPT II entered into an Agreement and Plan of Merger with Spirit Realty Capital, Inc. (Spirit), a publicly listed REIT (the Spirit Merger). The Spirit Merger was completed on July 17, 2013.

On October 22, 2013, Cole entered into an Agreement and Plan of Merger (the ARCP Merger Agreement) with ARCP and Clark Acquisition, LLC (Merger Sub). The ARCP Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the ARCP Merger as a wholly-owned subsidiary of ARCP (the ARCP Merger). The ARCP Merger was completed on February 7, 2014.

CCIT’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on February 10, 2011. At the completion of its initial public offering, CCIT had received gross proceeds of approximately $1.9 billion. CCIT ceased issuing shares in its primary offering on November 21, 2013. On

August 30, 2014, CCIT entered into an Agreement and Plan of Merger (the CCIT Merger Agreement) with Select Income REIT, a publicly listed Maryland real estate investment trust (SIR), and SC Merger Sub LLC (SIR Merger Sub). The CCIT Merger Agreement provides that, subject to satisfaction or waiver of certain conditions, CCIT will be merged with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR (the CCIT Merger). The consummation of the CCIT Merger is subject to certain customary conditions, including, among others, the approval of the shareholders of CCIT and SIR.

CCPT IV’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on January 26, 2012. As of December 31, 2013, CCPT IV had received gross proceeds of approximately $2.1 billion in its initial public offering and was authorized to raise an additional $875.0 million in its initial public offering. Cole Income NAV Strategy’s offerings of an aggregate of up to $4.0 billion of shares of common stock were declared effective by the SEC on December 6, 2011 and August 26, 2013. As of December 31, 2013, Cole Income NAV Strategy had received gross proceeds of approximately $67.8 million in its offerings and was authorized to raise an additional $3.9 billion in its offerings. CCPT V’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on March 17, 2014. It is likely that potential acquisitions which may be appropriate for CCPT IV, Cole Income NAV Strategy and CCPT V may also be appropriate for us. These potential acquisitions are expected to be funded by proceeds from the respective offerings, available borrowings and potential property or asset sales. See “— Certain Conflict Resolution Procedures” below.

ARCP and any real estate program sponsored by Cole Capital, whether or not existing as of the date of this prospectus, could compete with us in the sale or operation of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that such programs own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the other program’s property for tenants or purchasers.

Similarly, Mr. Schorsch, our chairman of the board of directors, chief executive officer and president, has a significant financial interest in the American Realty Capital group of companies, which sponsors REITs that have investment objectives, targeted assets, and legal and financial obligations similar to ours. Mr. Schorsch also is currently the chairman and chief executive officer of ARCP, which also has investment objectives, targeted assets, and legal and financial obligations similar to ours; however, Mr. Schorsch has announced his intention to resign as chief executive officer of ARCP on October 1, 2014. ARCP and the REITs sponsored by the American Realty Capital group of companies, whether or not existing as of the date of this prospectus, could compete with us in the purchase, sale or operation of our assets. There is a risk that Mr. Schorsch’s loyalties to these other programs could conflict with the fiduciary duties he owes to us and could result in actions or inactions that are adverse to our business, which could harm the implementation of our investment strategy and our investment and leasing opportunities. For example, conflicts with our business and interests may arise from involvement in activities related to the allocation of new investments between us and these other programs. In addition, Mr. Schorsch will have competing demands on his time and resources and may have conflicts of interest in allocating his time and resources between our business and these other entities.

Although our board of directors has adopted a policy limiting the types of transactions that we may enter into with our advisor, its affiliates and ARCP and other real estate programs sponsored by Cole Capital, we may enter into certain such transactions, which are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor, ARCP or other real estate programs sponsored by Cole Capital also give rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or ARCP or another real estate program sponsored by Cole Capital.

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor, CCI II Advisors, for the day-to-day operation of our business. As a result of the interests of members of its management in ARCP and other real estate programs sponsored by Cole Capital and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates may have conflicts of interest in allocating their time between us and ARCP and other programs sponsored by Cole Capital and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to ARCP and all of the other programs sponsored by Cole Capital and other ventures in which they are involved.

In addition, each of our executive officers, including Nicholas S. Schorsch, who also serves as the chairman of our board of directors, is an executive officer and/or director of our advisor, our dealer manager and/or other entities affiliated with Cole Capital. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders.

Transactions with Our Advisor and its Affiliates

Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor if and when we have sufficient offering proceeds to do so. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction. Moreover, our advisor will not receive an acquisition fee if an affiliated entity will receive a disposition fee in connection with such transaction. Conversely, an affiliated entity will not receive an acquisition fee if our advisor will receive a disposition fee in connection with the sale of a property or an asset to an affiliate.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; provided, however, that our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan. Notwithstanding any of the foregoing, none of these restrictions would preclude us from internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders and such transaction is approved by our stockholders.

Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for ARCP or one or more programs sponsored by Cole Capital, in which case the officers of ARCP, our advisor and the advisors of the other programs will have a conflict of interest allocating the investment opportunity to us, ARCP or another program. Accordingly, there is a risk that a property will be chosen for us that provides lower returns than a property purchased by

ARCP or another program sponsored by Cole Capital. ARCP has adopted an asset allocation policy to allocate property acquisitions among ARCP and the various programs sponsored by Cole Capital. Additionally, for programs sponsored by Cole Capital that commence operations on or after March 5, 2013, ARCP retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to us and CCPT V, but does not apply to CCIT, CCPT IV or Cole Income NAV Strategy. All transactions with a purchase price at or below $100 million will be allocated among us, ARCP and the other programs sponsored by Cole Capital by an allocation committee in a manner consistent with the general investment allocation policy adopted by ARCP, the terms of which are consistent with the policy described below, with oversight by our and their respective boards of directors. See “— Certain Conflict Resolution Procedures” below for details of the factors used to make that determination. Additionally, our advisor may cause a prospective tenant to enter into a lease for property owned by ARCP or another program sponsored by Cole Capital. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of ARCP or other programs sponsored by Cole Capital decide whether to allocate any particular property to us, to ARCP or to another program sponsored by Cole Capital.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by ARCP or other programs sponsored by Cole Capital are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and ARCP or another program sponsored by Cole Capital were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and ARCP or another program sponsored by Cole Capital were to attempt to sell similar properties at the same time, including, in particular, in the event ARCP or another program sponsored by Cole Capital liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of our sponsor and our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. See the “Plan of Distribution” section of this prospectus.

Mr. Schorsch, our chairman of the board of directors, chief executive officer and president, also serves as the executive chairman of the board of directors of RCS Capital Corporation and in various executive and/or board positions with entities that are part of the American Realty Capital group of companies. RCS Capital Corporation is a public holding company that operates a broker-dealer that serves as the dealer manager for several REITs that have investment objectives, targeted assets, and legal and financial obligations similar to ours, including REITs sponsored by the American Realty Capital group of companies. RCS Capital Corporation therefore distributes financial products in competition with Cole Capital Corporation. There is a risk that Mr. Schorsch’s loyalties to RCS Capital Corporation could conflict with the fiduciary duties he owes to us and could result in actions or inactions that are adverse to our business and hinder our dealer manager’s and our ability to raise sufficient capital from this offering to invest in a diverse portfolio of real estate and real estate-related investments. If we are unable to raise substantial proceeds from this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make.

Property Manager

We anticipate that the properties we acquire will be managed and leased by our property manager, CREI Advisors, an affiliate of our advisor, pursuant to property management and leasing agreements. We expect CREI Advisors to also serve as property manager for properties owned by other real estate programs sponsored by Cole Capital, some of which may be in competition with our properties.

Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with ARCP or other programs sponsored by Cole Capital (as well as other parties) for the acquisition, development or improvement of properties and other real estate-related investments. See the “Investment Objectives and Policies — Acquisition and Investment Policies —Joint Venture Investments” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which of ARCP or another program sponsored by Cole Capital should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and ARCP or any other co-venturer or co-owner sponsored by Cole Capital, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the joint venture, must approve the joint venture as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset. See the risk factor captioned “Our participation in a co-ownership arrangement would subject us to risks that otherwise may not be present in other real estate investments, which could result in litigation or other liability that could increase our costs and negatively affect our results of operations” for additional information.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase or sale of properties, or the purchase or sale of any other real estate-related investment will likely result in the receipt of fees and other compensation by our advisor and its affiliates, including acquisition fees, disposition fees and the possibility of subordinated performance fees. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that acquisition fees will generally be based on the cost of the investment and payable to our advisor and its affiliates regardless of the quality of the properties acquired. Similarly, until such time as our board of directors provides a reasonable estimate of the value of our shares, the advisory fees will be based initially on the cost of our investments regardless of the quality of the properties acquired or services provided to us. Basing acquisition fees and advisory fees on the cost or estimated value of the investment may influence our advisor’s decisions relating to property acquisitions. See the “Management Compensation” section of this prospectus.

In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to Cole Capital Corporation, our dealer manager and an affiliate of our advisor. Further, our dealer manager expects to have a compensation program for its registered employees who market and sell this investment to participating broker-dealers that may be different from the compensation program it has for the marketing and sale of other programs sponsored by Cole Capital. Different compensation programs may result in our dealer manager’s registered employees receiving different compensation for the marketing and sale of this investment than for the marketing and sale of other programs. Such a compensation program may create a conflict of interest by motivating our dealer manager’s registered employees to promote this investment over other programs sponsored by Cole Capital, or to promote investments in such other programs over this investment.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains, or we have adopted policies containing, a number of restrictions relating to (1) transactions we may enter into with our sponsor, our advisor, any of our directors or any of their respective affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among other programs sponsored by Cole Capital. Conflict resolution provisions that are in our charter or in policies adopted by our board of directors include, among others, the following:

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We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent appraiser. Although we have not established a policy that specifically addresses how we will determine the sale or lease price of a property that we sell or lease to an affiliated entity, we have a policy that governs all transactions with our sponsor, our advisor, any of our directors or any of their affiliates (as described below), pursuant to which we will not sell or lease a property to an affiliated entity unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the sale or lease transaction, determines that such sale or lease transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our charter contains a similar provision.

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We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make loans to wholly-owned subsidiaries and we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

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Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisory fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (i) 2% of our average invested assets for such period, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such period. Our independent directors will have the responsibility of limiting our total operating expenses to amounts that do not exceed the limitations described above unless they find that there are unusual and non-recurring factors sufficient to justify a higher level of expenses. Any such finding and the reasons in support thereof will be reflected in the minutes of the meetings of our board of directors. If our independent directors make such a finding, we will send a written disclosure of that fact, together with an explanation of the factors our independent directors considered in determining that such higher level of expenses was justified, within 60 days after the end of that fiscal quarter.

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In the event that an investment opportunity becomes available that may be suitable for both us and ARCP or one or more other programs sponsored by Cole Capital, and for which more than one of such entities has sufficient uninvested funds, then our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an investment opportunity of a similar size and type (e.g., office, industrial or single-tenant or multi-tenant retail) will first be offered such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the advisors, to be more appropriate for an entity other than the entity that committed to make the investment, the advisors may determine that ARCP or another program sponsored by Cole Capital will make the investment. Our board of directors has a duty to ensure that the method used for the allocation of the acquisition of properties by ARCP or two or more programs sponsored by Cole Capital seeking to acquire similar types of properties is applied fairly to us.

ARCP has adopted an asset allocation policy to allocate property acquisitions among ARCP and the various programs sponsored by Cole Capital. For programs sponsored by Cole Capital that commence operations on or after March 5, 2013, ARCP retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to us and CCPT V, but does not apply to CCIT, CCPT IV or Cole Income NAV Strategy. All transactions with a purchase price at or below $100 million will be allocated among us, ARCP and the other programs sponsored by Cole Capital by an allocation committee in a manner consistent with the general investment allocation policy adopted by ARCP, the terms of which are consistent with the policy described above.

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We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	to acquire necessity office and industrial properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.

Our Potential Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of corporate office and industrial properties. We believe our long-term success will be supported through the following potential competitive strengths:

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Cole Capital’s Disciplined Investment Approach. Our advisor intends to utilize a disciplined investment approach developed and utilized by our sponsor over the last 30 years. Our sponsor’s investment approach focuses on acquiring necessity commercial and other income-producing properties, many of which share certain core characteristics, including a principal, creditworthy tenant in a long-term net lease and a strategic location. In addition, our sponsor’s investment strategy targets properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). Our sponsor and its affiliates developed and refined this investment approach over a period of several decades, and throughout a variety of market conditions. While our sponsor historically applied its investment approach principally in the retail sector, our sponsor has utilized this investment approach in the corporate sector as well. Through this disciplined investment approach, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our investors in our common stock, plus the potential for capital appreciation in the value of our real estate assets.

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Recent Track Record with Office and Industrial Properties. The combined portfolios of CCPT I, CCPT IV, Cole Income NAV Strategy and CCIT included approximately 83 long-term net leased corporate office and industrial properties, representing approximately $2.4 billion in acquisitions and approximately 15.7 million square feet as of December 31, 2013.

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Experienced Advisor. The members of our advisor’s real estate management team have extensive experience in acquiring, structuring, developing and selling single-tenant commercial properties. Each of Messrs. Schorsch, Kay, McDowell and Roberts and Ms. Beeson has more than 20 years of relevant commercial or real estate experience and collectively lead a team of experienced real estate industry professionals. Mr. McDowell is a nationally recognized leader in the office and industrial sectors. Additionally, our advisor’s executive management team has extensive public company operating experience, with several of its senior executives having held senior positions at publicly held REITs, including CapLease and REITs sponsored by Cole Capital. Further, our sponsor has built an organization of approximately 400 employees who are experienced in the various aspects of acquiring, financing, managing and disposing of commercial real estate, and many of these employees will serve as dual employees acting in part on behalf of our advisor.

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Successful Credit Underwriting Experience. Cole Capital has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of other real estate programs sponsored by Cole Capital. The combined portfolios of CCPT I, CCPT IV, Cole Income NAV Strategy and CCIT had a 99% occupancy rate as of December 31, 2013.

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Strong Industry Relationships. We believe that our advisor’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our advisor’s ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity. Our advisor’s strong relationships with the tenant and leasing brokerage communities are expected to aid in attracting and retaining tenants.

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Ability to Purchase Properties for Cash. We expect that one of our competitive advantages will be our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties, particularly those sellers motivated by time constraints. Cole Capital Corporation, the broker-dealer affiliate of our sponsor, has successfully raised capital for other real estate programs sponsored by Cole Capital, and we expect that, through its well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in selling shares on our behalf.

Liquidity Opportunities

Following the completion of our public offering and the investment of the proceeds, we expect that our board of directors will consider potential strategic options to provide our stockholders with liquidity in connection with its oversight of our investment portfolio and operations. These options may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method determined by our independent directors to be in the best interests of our stockholders. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period or determined criteria for any such decisions. As a result, while our board of directors will consider a variety of options to provide stockholders with liquidity throughout the life of this program, there is no requirement that we commence any such action on or before a specified date. Stockholder approval would be required for the sale of all or substantially all of our assets, the sale of our company or certain mergers of our company. In addition, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.

Acquisition and Investment Policies

Types of Investments

We plan to continue to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing necessity office and industrial properties, which are leased to creditworthy tenants under long-term net leases, strategically located throughout the United States. We consider necessity properties to be properties that are essential to the operation of the tenant’s business, typically due to one or more of the following factors:

•	difficulty of replacement or prohibitive cost to relocate;

•	sole or major location for its distribution or office operations;

•	proximity to its distribution, manufacturing, research facilities or customer base;

•	lower labor, transportation and/or operating costs;

•	more stable labor force;

•	optimal access to transportation networks that enable efficient distribution; and/or

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significant amount of tenant-funded capital improvements, such as customized computer systems and information technology infrastructure, racking and sorting systems, and cooling or refrigeration systems.

For example, distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters are often considered to be necessity properties if the properties are in strategic locations, are difficult to replace, or have other attributes, such as those mentioned above, that would make a tenant’s relocation difficult and/or costly. We believe that necessity properties provide a relatively greater level of stability than other property types because they typically involve long-term leases and experience relatively low tenant turnover. We also believe that, as a result of recent and ongoing business developments, such as the role of the internet in the distribution of products, globalization of importing and exporting products and consolidation of businesses requiring office buildings to accommodate a single tenant, there is, and we expect there will continue to be, increasing demand by commercial tenants for necessity office and industrial properties.

We expect that our portfolio will include recently constructed, high quality industrial properties that are of necessity to a single principal tenant, subject to a long-term net lease, and used for purposes such as warehousing, distribution, light manufacturing, research and development, or industrial flex facilities. We also expect that our portfolio will include recently constructed, high quality, low-, mid- or high-rise office buildings that are of necessity to a principal tenant, subject to a long-term net lease, and used for purposes such as a corporate, regional or product-specific headquarters. It is our present intention to hold substantially all of the properties that we acquire for a period of more than seven years.

We expect that some of our office and industrial properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term net leases. We expect that, from time to time, we may invest in corporate development projects, designed to construct an income-producing office or industrial property to serve one or more creditworthy tenants. Our goal is to acquire a portfolio of properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We are not restricted to investments in office and industrial properties. We will not forego a high quality investment because it does not precisely fit our expected portfolio composition. See “— Other Possible Investments” below for a description of other types of real estate and real estate-related investments we may make.

We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interests. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Real Estate Underwriting Process

In evaluating potential property acquisitions consistent with our investment objectives, our advisor will apply a well-established underwriting process to determine the creditworthiness of potential tenants. Similarly, our advisor will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Many of the tenants of our properties will be creditworthy entities having high net worth and operating income. Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, provides one measure of the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies that, in Moody’s opinion, have exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, have extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

While we will utilize ratings by Moody’s and Standard & Poor’s as one factor in determining whether a tenant is creditworthy, our advisor will also consider other factors in determining whether a tenant is creditworthy, for the purpose of meeting our investment objectives. Our advisor’s underwriting process also will consider information provided by other debt or credit rating agencies, such as Dun & Bradstreet, along with our advisor’s own analysis of the financial condition of the tenant and/or the guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within the tenant’s industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and the terms and length of the lease at the time of the acquisition. These factors may cause us to consider a prospective tenant to be creditworthy even if it does not have an investment grade rating.

Description of Leases

We expect, in most instances, to acquire tenant properties with existing double net or triple net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. We expect that double net and triple net leases will help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. We expect that not all of our leases will be net leases. In respect of multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. We expect that multi-tenant office space is likely to be subject to “gross” leases. “Gross” leases means leases that typically require the tenant to pay a flat rental amount and we would pay for all property charges regularly incurred as a result of our owning the property. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into net leases.

We generally expect to enter into long-term leases that have terms of ten years or more; however, certain leases may have a shorter term. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insureds on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Some leases may require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

We do not expect to permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally we expect the terms of such consent to provide that the original tenant will remain fully liable under the lease unless we release that original tenant from its obligations.

We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the IRS could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and in certain circumstances, we could lose our REIT status. See the “Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.

Investment Decisions

Our advisor has substantial discretion with respect to the selection of our specific investments, subject to our investment and borrowing policies, which are approved by our board of directors. In pursuing our investment objectives and making investment decisions on our behalf, our advisor evaluates the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Our advisor procures and reviews an independent valuation estimate on the proposed investment. In addition, our advisor, to the extent such information is available, considers the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income;

•	neighborhood growth patterns and economic conditions; and

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lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisor will review the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Our board of directors has adopted a policy to prohibit acquisitions from affiliates of our advisor except in limited circumstances. See the section of this prospectus captioned “Conflicts of Interest — Transactions with Our Advisor and Its Affiliates.”

Conditions to Closing Our Acquisitions

Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	estoppel certificates.

In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of this prospectus captioned “— Environmental Matters” below.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction but we may do so in the future.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Ownership Structure

We intend our investments in real estate to generally take the form of holding fee title or a long-term leasehold estate. We expect to acquire such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Our Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisor, including other real estate programs sponsored by affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Investment Decisions” for the selection of our real property investments. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement. Our advisor and its affiliates will likely receive compensation for services provided in connection with the joint venture’s investments; provided, however, that the amount of such compensation to be paid to our advisor and its affiliates will generally be calculated based upon our ownership percentage of the joint venture applied to the contract purchase price of the underlying real property or other real estate-related investment. See the section of this prospectus captioned “Management Compensation.”

Our general policy is to invest in joint ventures only when we will have an option or contract to purchase, or a right of first refusal to purchase, the property held by the joint venture or the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.

Our advisor’s officers and key persons may have conflicts of interest in determining whether ARCP or another program sponsored by Cole Capital should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other co-venturer sponsored by Cole Capital will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other real estate programs sponsored by Cole Capital, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment. We expect that joint ventures would be the exclusive vehicle through which we would invest in build-to-suit properties. Our general policy is to structure them as follows:

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we may enter into a joint venture with third parties who have an executed lease with the developer who has an executed lease in place with the future tenant whereby we will provide a portion of the equity or debt financing;

•	we would accrue a preferred return during construction on any equity investment;

•	the properties will be developed by third parties; and

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consistent with our general policy regarding joint venture investments, we would have an option or contract to purchase, or a right of first refusal to purchase, the property or co-investor’s interest.

It is possible that joint venture partners may resist granting us a right of first refusal or may insist on a different methodology for unwinding the joint venture if one of the parties wishes to liquidate its interest.

In the event that we elect to engage in development or construction projects, in order to help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, including our advisor or an affiliate of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor and reimbursed by us. In either event, the compensation would reduce the amount of any construction fee, development fee or acquisition fee that we would otherwise pay to our advisor or its affiliate.

In addition, we may invest in unimproved properties, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the presence and release of hazardous substances and the remediation of contamination associated with disposals. Federal, state and local laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary because there is an existing recent Phase I environmental site assessment. A Phase I environmental site assessment generally consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, interviewing the key site manager and/or property owner, contacting local governmental agency personnel and performing an environmental regulatory database search in an attempt to determine any known environmental concerns in, and in the immediate vicinity of, the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

We expect that some of the properties that we acquire may contain, at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Other Possible Investments

Although we expect to invest primarily in real estate, our portfolio may also include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the office and industrial sector, to the extent such assets do not cause us to lose our REIT status or cause us to be an investment company under the Investment Company Act. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code and do not cause us, our operating partnership or any other subsidiaries to meet the definition of an “investment company” under the Investment Company Act, our portfolio composition may vary from what we initially expect. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Investing in and Originating Loans. The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring properties for our portfolio. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold in excess of seven years, we expect that the average duration of loans will typically be one to five years.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an appraisal, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our sponsor, our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We will not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness, except where the amount of the subordinated debt, plus the outstanding amount of senior debt, does not exceed 90% of the appraised value of the property, if after giving effect thereto, the value of all such investments will not then exceed 25% of our tangible assets. The value of all investments in subordinated debt which do not meet the aforementioned requirements will be limited to 10% of our tangible assets. We do not have any other policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investment in Other Real Estate-Related Securities. To the extent permitted by Section V.D.2 of the NASAA REIT Guidelines, and subject to the limitations set forth in this prospectus and that will be in our charter, we may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS to the extent permitted by the NASAA REIT Guidelines. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes. Our board of directors has adopted a policy to limit any investments in non-investment grade CMBS to not more than 10% of our total assets.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we have more funds available for investment in properties. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

At the same time, our advisor believes in utilizing leverage in a moderate fashion. While there is no limitation on the amount we may borrow against any single improved property, our charter limits our aggregate borrowings to 75% of the cost of our gross assets (or 300% of net assets) (before deducting depreciation or other non-cash reserves) unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Consistent with our advisor’s approach toward the moderate use of leverage, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. Our independent directors have approved borrowings in excess of these limitations during the period of this offering since we are in the initial phases of raising offering proceeds to acquire properties within our portfolio. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our gross assets.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Our advisor will have substantial discretion with respect to the financing we obtain, subject to our borrowing policies, which have been approved by our board of directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally in excess of seven years. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations, in General

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until we list our shares on a national securities exchange, we:

•

will not borrow in excess of 75% of the aggregate cost of our gross assets (or 300% of net assets) (before deducting depreciation or other non-cash reserves), unless such excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	will not make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•

will not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loan, would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	will not invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•

will not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness, except where (i) the amount of the junior debt, plus the outstanding amount of senior debt, does not exceed 90% of the appraised value of the property, if after giving effect thereto, the value of all such investments will not then exceed 25% of our tangible assets or (ii) the value of all investments in junior debt which do not meet the foregoing requirement is limited to 10% of our tangible assets;

•	will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

will not invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	will not issue equity securities on a deferred payment basis or other similar arrangement;

•	will not issue debt securities in the absence of adequate cash flow to cover debt service;

•	will not issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•

will not issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•

will not issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants, if any, are sold to the general public and provided that such options or warrants do not exceed 10% of our outstanding shares on the date of grant; or

•

will not make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•	will continually review our investment activity to ensure that we are not classified as an “investment company” under the Investment Company Act;

•	will not engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by others; and

•

will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter, except for investments in which we hold a non-controlling interest or investments in entities having securities listed on a national securities exchange or traded in an over-the-counter market.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described in the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the 40% test). “Investment securities” exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.

We believe that we, or our operating partnership and any subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.

In addition, because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after the offering period ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as it may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed.

Generally, our board of directors may revise our investment policies without the concurrence of our stockholders. However, our board of directors will not amend any investment policies that are provided in our charter without the approval of holders of a majority of the outstanding shares of common stock. If our board of directors determines to revise our investment policies and the approval of our stockholders is not required, we will notify our stockholders through a supplement to this prospectus, a letter to our stockholders, and/or a public filing with the SEC.

Real Property Investments

We engage in the acquisition and ownership of commercial properties, primarily consisting of single-tenant, income-producing necessity office and industrial properties, which are leased to creditworthy tenants under long-term net leases, and are strategically located throughout the United States.

As of September 10, 2014, we, through separate wholly-owned limited liability companies and limited partnerships of ours and our operating partnership, owned 12 properties, located in 10 states, consisting of approximately 3.0 million gross rentable square feet of corporate office and industrial space, which are listed below. The properties were acquired through the use of proceeds from our initial public offering and proceeds from our revolving credit facility and related-party line of credit.

Property Description	Date Acquired	Year Built		Purchase Price(1)	Fees Paid to Sponsor(2)	Initial Yield(3)	Average Yield(4)	Physical Occupancy
County of Santa Clara Office—San Jose, CA	January 13, 2014	1997		$24,000,000	$480,000	6.45%	7.22%	100%
State of Alabama Disability Determination Services Office—Birmingham, AL	April 30, 2014	2010/	(5)	32,250,000	645,000	— (6)	— (7)	100%
		1997/
		1989
FedEx Ground—St. Joseph, MO	May 30, 2014	2014		5,226,646	104,533	7.15%	7.15%	100%
FedEx Ground—Fort Dodge, IA	June 2, 2014	2014		2,801,522	56,030	7.15%	7.15%	100%
Federal Express—Las Vegas, NV	June 5, 2014	2010		19,350,000	387,000	6.75%	6.75%	100%
RF Micro Devices Office—Greensboro, NC	June 12, 2014	1999		15,500,000	310,000	7.10%	8.11%	100%
Subaru of America—Lebanon, IN	June 23, 2014	2014		32,600,000	652,000	6.15%	6.73%	100%
Amcor Rigid Plastics—Franklin, IN	June 27, 2014	2006		19,789,184	395,784	6.95%	8.00%	100%
ODW Logistics—Columbus, OH	June 30, 2014	1992/	(5)	26,800,000	536,000	7.67%	8.38%	100%
		1994/
		1999
Green Mountain Coffee Roasters (Phase I)— Burlington, MA	June 30, 2014	2013		39,400,000	788,000	6.69%	7.00%	100%
Wyle CAS Group Office—Huntsville, AL	July 9, 2014	2013		23,050,000	461,000	8.32%	9.34%	100%
Owens Corning—Feura Bush, NY	July 29, 2014	1986		13,000,000	260,000	7.49%	7.86%	100%

				$253,767,352	$5,075,347

(1)	Purchase price does not include acquisition related expenses.
(2)	Fees paid to sponsor are payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation.”
(3)	Initial yield is calculated as the effective annualized rental income, adjusted for rent concessions or abatements, if any, for the in-place lease at the property divided by the property’s purchase price, plus the cost of significant capital improvements expected to be incurred in the first year of ownership, if any, and exclusive of acquisition fees paid to our advisor or its affiliates and acquisition costs. In general, we intend for our properties to be subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield. We expect the majority of our properties will be subject to triple net leases. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.
(4)

Average yield is calculated as the average annual rental income, adjusted for rent concessions or abatements, if any, for the in-place lease, over the non-cancelable lease term at the property divided by the property’s purchase price, plus the cost of significant capital improvements expected to be incurred over the non-cancelable lease term, if any, and exclusive of acquisition fees paid to our advisor or its affiliates and acquisition costs. In general, we intend for our properties to be subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield. We expect the majority of our properties will be subject to triple net leases. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.
(5)	The property is comprised of three interconnected buildings, each was constructed in a different year.
(6)	As the property is subject to a modified gross lease, we have not disclosed an initial yield for the property.
(7)	As the property is subject to a modified gross lease, we have not disclosed an average yield for the property.

The following table sets forth the principal provisions of the lease term for the tenants at the properties listed above:

Property	Tenant	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (1)	Effective Annual Base Rent(2)		Effective Base Rent per Square Foot(2)	Lease Term(3)
County of Santa Clara Office—San Jose, CA	County of Santa Clara	83,841	100%	2/5 yr.	$1,546,866	(4)	$18.45	1/13/2014 – 8/31/2023
State of Alabama Disability Determination Services Office—Birmingham, AL	State Department of Education, an Institution of the State of Alabama	114,035	100%	1/10 yr.	$2,581,661	(4)	$22.09	4/30/2014 – 6/30/2028
FedEx Ground—St. Joseph, MO	FedEx Ground Package System, Inc.	66,692	100%	2/5 yr.	$373,705		$5.60	5/30/2014 – 4/30/2024
FedEx Ground—Fort Dodge, IA	FedEx Ground Package System, Inc.	25,398	100%	2/5 yr.	$200,309		$7.89	6/2/2014 – 5/31/2024
Federal Express—Las Vegas, NV	Federal Express Corporation	95,953	100%	2/5 yr.	$1,305,295		$13.60	6/5/2014 – 9/9/2025
RF Micro Devices Office—Greensboro, NC	RF Micro Devices, Inc.	100,000	100%	2/10 yr.	$1,100,000	(5)	$11.00	6/12/2014 – 3/31/2028
Subaru of America—Lebanon, IN	Subaru of America, Inc.	715,000	100%	2/5 yr.	$2,002,000	(5)	$2.80	6/23/2014 – 5/31/2024
Amcor Rigid Plastics—Franklin, IN	Amcor Rigid Plastics USA, Inc.	422,912	100%	2/5 yr.	$1,374,464	(5)	$3.25	6/27/2014 – 6/30/2029
ODW Logistics—Columbus, OH	ODW Logistics, Inc.	759,950	100%	2/5 yr.	$2,054,905	(6)	$2.70	6/30/2014 – 5/31/2023
Green Mountain Coffee Roasters (Phase I)—Burlington, MA	Keurig Green Mountain, Inc.	150,673	100%	4/5 yr.	$2,636,788	(7)	$17.50	6/30/2014 – 4/15/2028
Wyle CAS Group Office—Huntsville, AL	CAS, Inc.	120,000	100%	2/5 yr.	$1,918,800	(4)	$15.99	7/9/2014 – 8/31/2023
Owens Corning—Feura Bush, NY	Owens Corning Insulating Systems LLC	354,000	100%	2/5 yr.	$973,500		$2.75	8/1/2014 – 7/31/2029
					$1,072,620		$3.03	8/1/2019 – 7/31/2024

(1)	Represents the number of renewal options and the term of each option.
(2)	Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any.
(3)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. In general, we intend for our properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.
(4)	The annual base rent under the lease increases every year by 2.5% of the then-current annual base rent.
(5)	The annual base rent under the lease increases every year by 2.0% of the then-current annual base rent.
(6)	The annual base rent under the lease increases every two years by 4.0% of the then-current annual base rent.
(7)	The annual base rent under the lease increases every five years by $0.75 per square foot.

Tenant Lease Expirations

The following table sets forth the aggregate lease expirations for each of our properties acquired as of September 10, 2014 for each of the next ten years and thereafter, assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent Expiring column represents annualized rental revenue, on a straight line basis, for each lease that expires during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent Expiring	% of Total Annual Base Rent
2014	—	—	$—	—%
2015	—	—	—	—%
2016	—	—	—	—%
2017	—	—	—	—%
2018	—	—	—	—%
2019	—	—	—	—%
2020	—	—	—	—%
2021	—	—	—	—%
2022	—	—	—	—%
2023	3	963,791	6,150,777	31%
2024	4	1,161,090	3,788,469	19%
Thereafter	5	883,573	10,021,139	50%

	12	3,008,454	$19,960,384	100%

Depreciable Tax Basis

For federal income tax purposes, the aggregate depreciable basis in the 12 properties described in this prospectus is approximately $208.1 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method and a mid-month convention. We currently have no plan for any significant renovations, improvements or development of the properties described in this prospectus that would be an additional cost to us, and we believe the properties described in this prospectus are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire. The preliminary depreciable basis in these properties is estimated, as of September 10, 2014, as follows:

Property	Depreciable Tax Basis
County of Santa Clara Office—San Jose, CA	$19,680,000
State of Alabama Disability Determination Services Office—Birmingham, AL	26,445,000
FedEx Ground—St. Joseph, MO	4,285,850
FedEx Ground—Fort Dodge, IA	2,297,248
Federal Express—Las Vegas, NV	15,867,000
RF Micro Devices Office—Greensboro, NC	12,710,000
Subaru of America—Lebanon, IN	26,732,000
Amcor Rigid Plastics—Franklin, IN	16,227,131
ODW Logistics—Columbus, OH	21,976,000
Green Mountain Coffee Roasters (Phase I)—Burlington, MA	32,308,000
Wyle CAS Group Office—Huntsville, AL	18,901,000
Owens Corning—Feura Bush, NY	10,660,000

$208,089,229

Debt

Revolving Credit Facility

On January 13, 2014, our operating partnership entered into a secured revolving credit facility, as modified (the Credit Facility), providing for up to $100.0 million of borrowings pursuant to a credit agreement, as modified (the Credit Agreement), with J.P. Morgan Securities, LLC and Regions Capital Markets, as joint lead arrangers and bookrunners, JPMorgan Chase Bank, N.A. (JPMorgan Chase) as administrative agent, swing line lender, letter of credit issuer and documentation agent, JPMorgan Chase and Regions Bank as co-syndication agents, and other lending institutions that may become parties to the Credit Agreement.

The Credit Facility allows our operating partnership to borrow up to $100.0 million in revolving loans (the Revolving Loans), with the maximum amount outstanding not to exceed the borrowing base (the Borrowing Base), calculated as (i) 70% of the aggregate value allocated to each qualified property comprising eligible collateral (collectively, the Qualified Properties) during the period from January 13, 2014 through January 12, 2015; (ii) 65% of the Qualified Properties during the period from January 13, 2015 to January 12, 2016; and (iii) 60% of the Qualified Properties thereafter. Up to 15% of the total amount available may be used for issuing letters of credit and up to 10% of the Credit Facility, not to exceed $50.0 million, may be used for issuing short term (ten business day) advances (the Swing Line Loans). Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $750.0 million. Additionally, subject to meeting certain conditions described in the Credit Agreement, including obtaining Qualified Properties with an aggregate value of $500.0 million, the secured Credit Facility may be converted to an unsecured credit facility, at which time certain terms and conditions, including interest rates, will be adjusted as described in the Credit Agreement. The Credit Facility, letters of credit and Swing Line Loans mature on January 13, 2017; however, our operating partnership may elect to extend the maturity dates of such loans to January 13, 2019 subject to satisfying certain conditions described in the Credit Agreement.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by our operating partnership. For a eurodollar rate loan as defined in the Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by our operating partnership, multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus the applicable rate (the Eurodollar Applicable Rate). The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Credit Agreement as our total consolidated outstanding indebtedness divided by our total consolidated asset value (the Leverage Ratio), and ranges from 1.90% at a Leverage Ratio of 50% or less to 2.75% at a Leverage Ratio greater than 65%. For base rate committed loans, the interest rate will be a per annum amount equal to the greater of (i) JPMorgan Chase Bank’s Prime Rate; (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50%; or (iii) one-month LIBOR multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) plus 1.0% plus the applicable rate (the Base Rate Applicable Rate). The Base Rate Applicable Rate is based upon the Leverage Ratio, and ranges from 0.90% at a Leverage Ratio of 50% or less to 1.75% at a Leverage Ratio greater than 65%. Upon the occurrence of any event of default, the eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. Similarly, the letter of credit fees will be increased to a rate of 2.0% above the letter of credit fee that would otherwise be applicable at that time.

Our operating partnership has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty, provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of eurodollar rate loans shall be in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.

On July 8, 2014, our operating partnership entered into a second modification and lender joinder agreement to the Credit Agreement (the Modification Agreement) with JPMorgan Chase, as administrative agent, and U.S. Bank National Association, as a new lender and documentation agent, replacing JPMorgan Chase as documentation agent, in order to increase the maximum principal amount of the Credit Facility (the Amended Credit Facility) to $150.0 million in revolving loans (the Amended Revolving Loans).

The Modification Agreement further specified that when the Amended Credit Facility is converted to an unsecured revolving credit facility, the Amended Revolving Loans will bear interest at rates depending upon the type of loan specified by our operating partnership. The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Credit Agreement as the total consolidated outstanding indebtedness of our company divided by the total consolidated asset value of our company and further modified in the Modification Agreement (the Amended Leverage Ratio), and will range from 1.70% at an Amended Leverage Ratio of 40.0% or less to 2.75% at an Amended Leverage Ratio greater than 65.0%. The Base Rate Applicable Rate will be based upon the Amended Leverage Ratio and range from 0.70% at an Amended Leverage Ratio of 40.0% or less to 1.75% at an Amended Leverage Ratio greater than 65.0%.

As of September 10, 2014, the Borrowing Base under the Amended Credit Facility based on the underlying collateral pool for qualified properties allowed for total borrowings of $150.0 million and the amount outstanding under the Amended Credit Facility was approximately $117.1 million.

Series C Loan

On January 13, 2014, our operating partnership entered into a $10.0 million subordinate revolving line of credit with Series C, LLC, an affiliate of our advisor. On June 25, 2014, our operating partnership entered into a modification agreement in order to increase the maximum principal amount of the subordinate revolving line of credit to $60.0 million (the Amended Series C Loan). The Amended Series C Loan bears interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears and principal due upon maturity on January 13, 2015. In the event the Amended Series C Loan is not paid off on the maturity date, the loan includes default provisions. Upon the occurrence of an event of default, interest on the Amended Series C Loan will accrue at an annual default interest rate equal to 4.0% above the stated interest rate. The Amended Series C Loan has been approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties under the same circumstances. As of September 10, 2014, we had no amounts outstanding under the Amended Series C Loan.

Dilution of the Net Tangible Book Value of Our Shares

Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments, while historically real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the estimated value of our assets upon the sale of our company, an orderly liquidation of our portfolio or the listing of our shares of common stock for trading on a national securities exchange consistent with our potential exit strategies. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees and expenses paid in connection with our public offering, including selling commissions and dealer manager fees, (iii) the fees and expenses paid to our advisor and third parties in connection with the acquisition of our assets and related financing, and (iv) the funding of distributions from sources other than cash flow from operations, if any. Accordingly, investors in this offering may experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price. As of December 31, 2013, our net tangible book value was not meaningful because we had issued no shares to third party investors nor had we purchased any properties. The offering price for our common stock was $10.00 per share in our primary offering as of December 31, 2013 (ignoring purchase price discounts for certain categories of purchasers).

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

SELECTED FINANCIAL DATA

The following data should be read in conjunction with our condensed consolidated unaudited financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the six months ended June 30, 2014 and our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, incorporated by reference into this prospectus.

The selected financial data presented below has been derived from our condensed consolidated unaudited interim financial statements as of and for the six months ended June 30, 2014 and our audited consolidated financial statements as of December 31, 2013 and for the period from February 26, 2013 (Date of Inception) to December 31, 2013. As we did not commence principal operations until January 13, 2014, we had limited activity during the period from February 26, 2013 (Date of Inception) to December 31, 2013.

	As of and for the Six Months Ended June 30, 2014	As of December 31, 2013 and for the Period from February 26, 2013 (Date of Inception) to December 31, 2013
Balance Sheet Data:
Total investment in real estate assets, net	$214,938,329	$—
Cash and cash equivalents	$8,397,778	$137,901
Total assets	$224,934,919	$138,741
Credit facility and line of credit with affiliate	$155,000,000	$—
Total liabilities	$161,565,637	$38,625
Stockholders’ equity	$63,204,318	$100,116

Operating Data:
Total revenue	$1,885,755	$—
General and administrative expenses	$391,514	$99,884
Property operating expenses	$294,405	$—
Advisory fees and expenses	$167,046	$—
Acquisition related expenses	$4,730,244	$—
Depreciation and amortization	$753,327	$—
Operating loss	$(4,450,781)	$(99,884)
Interest expense	$(656,991)	$—
Net loss	$(5,106,669)	$(99,884)

Cash Flow Data:
Net cash used in operating activities	$(3,221,348)	$(61,259)
Net cash used in investing activities	$(211,741,902)	$—
Net cash provided by financing activities	$223,223,127	$199,160

Per Share Data:
Net loss — basic and diluted	$(2.46)	$(5.38)
Distributions declared per common share	$0.31	$—
Weighted average shares outstanding — basic and diluted	2,075,789	18,576

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the public real estate programs managed over the last ten years by our sponsor, Cole Capital, including certain officers and directors of our advisor. The prior performance of the public programs previously sponsored by Cole Capital is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior public real estate programs sponsored by Cole Capital.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Capital. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The Prior Performance Tables set forth information as of the dates indicated regarding the prior programs subject to public reporting requirements, including: (1) experience in raising and investing funds (Table I); (2) annual operating results of prior real estate programs (Table III); (3) results of completed programs (Table IV); and (4) results of sales or disposals of properties (Table V). In addition, the information previously included in Table II related to the compensation paid to the sponsor and its affiliates has been included in Table IV. A separate Table II has not been provided. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like public programs. The following discussion is intended to summarize briefly the objectives and performance of the prior public real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2013, all of the prior public real estate programs had investment objectives similar to those of this program.

Summary Information

Cole Capital is currently sponsoring or has sponsored eight publicly offered REITs, CCPT, CCPT II, Cole, CCIT, CCIT II, Cole Income NAV Strategy, CCPT IV, and CCPT V, during the period from January 1, 2004 to December 31, 2013. As of December 31, 2013, each of the other publicly offered REITs had similar investment objectives to our program. As of December 31, 2013, these prior programs had raised a total of $11.5 billion from approximately 229,000 investors; however, CCIT II and CCPT V had not yet broken escrow, and therefore had not raised any funds from unaffiliated investors. For more detailed information about the experience of our sponsor in raising and investing funds and compensation paid to the sponsor of CCPT II, Cole, and CCIT, see Tables I and IV of the Prior Performance Tables.

During the period from January 1, 2004 to December 31, 2013, the prior public real estate programs purchased 2,302 properties located in 48 states and the U.S. Virgin Islands for an aggregate purchase price of $15.7 billion, excluding any acquisitions by Cole or CCPT II subsequent to their program completion dates. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	1,287	48.2%
Midwest	623	21.0%
West	229	19.5%
Northeast	162	11.2%
U.S. Virgin Islands	1	0.1%

	2,302	100.0%

Based on the aggregate purchase price of the 2,302 properties, approximately 42.3% were single-tenant retail properties, approximately 23.9% were multi-tenant retail properties, approximately 19.8% were office and/or industrial properties, approximately 13.9% were single-tenant commercial properties and approximately 0.1% was land.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior public real estate programs sponsored by Cole Capital as of December 31, 2013:

Type of Property	New	Used	Construction
Retail/Commercial	9.3%	90.6%	—%
Land	—%	1.8%	98.2%
Office/Industrial	19.7%	80.3%	—%

As of December 31, 2013, three of the prior public programs had sold 56 properties for $742.9 million.

Prior Public Programs

Cole Credit Property Trust, Inc. (CCPT I)

On April 6, 2004, CCPT I commenced a private placement of shares of its common stock for $10.00 per share, subject to certain volume and other discounts. CCPT I completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. As of December 31, 2013, CCPT I, which has similar investment objectives to the other public programs, had approximately 1,400 investors, and had acquired 39 single-tenant retail properties located in 19 states for an aggregate acquisition cost of approximately $164.4 million. Additionally, as of December 31, 2013, CCPT I had sold six properties for $42.2 million. On March 17, 2014, CCPT I entered into an agreement and plan of merger (the CCPT Merger Agreement), among CCPT I, ARCP and Desert Acquisition, Inc., a Delaware corporation and direct wholly-owned subsidiary of ARCP (Desert Merger Sub), pursuant to which, among other things, Desert Merger Sub commenced a cash tender offer (the Offer) to purchase all of CCPT I’s outstanding shares of common stock. Following the expiration of the Offer and the exercise of the top-up option provided for in the CCPT Merger Agreement on May 19, 2014, CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of ARCP (the CCPT Merger).

Cole Credit Property Trust II, Inc. (CCPT II)

On June 27, 2005, CCPT II commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, CCPT II offered and sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT II terminated its follow-on offering on January 2, 2009, although it continued to offer and sell shares of its common stock to existing CCPT II stockholders pursuant to its distribution reinvestment plan through December 6, 2012. On January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit, a publicly listed REIT. The agreement and plan of merger provided for the merger of Spirit with and into CCPT II, with CCPT II continuing as the surviving corporation under the name “Spirit Realty Capital, Inc.” On July 17, 2013, the merger and the other transactions contemplated by the agreement and plan of merger were completed. As of July 16, 2013, the day prior to the merger, CCPT II had raised approximately $2.3 billion from approximately 41,000 investors and owned 411 single-tenant retail properties, 313 single-tenant commercial properties, and 23 multi-tenant retail properties in 45 states and the U.S. Virgin Islands, or a total of 747 properties, with an aggregate acquisition cost of approximately $3.3 billion.

Cole Real Estate Investments, Inc. (Cole)

On October 1, 2008, Cole commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. Cole terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, Cole sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. Cole ceased issuing shares in its follow-on offering on April 27, 2012, although it continued to offer and sell shares pursuant to its distribution reinvestment plan. On April 5, 2013, Cole completed a transaction whereby Cole Holdings merged with and into CREI, a wholly-owned subsidiary of CCPT III (the Cole Holdings Merger). CCPT III changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the New York Stock Exchange (the NYSE) on June 20, 2013. On October 22, 2013, Cole entered into an agreement and plan of merger with ARCP (the ARCP Merger Agreement). The ARCP Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the ARCP Merger as a wholly-owned subsidiary of ARCP. On February 7, 2014, the ARCP Merger and the other transactions contemplated by the ARCP Merger Agreement were completed. As of June 19, 2013, the date prior to the listing, Cole had raised approximately $5.0 billion from approximately 101,000 investors and owned 801 single-tenant retail properties, 130 single-tenant commercial properties, 73 multi-tenant retail properties, nine office and/or industrial properties and one land parcel in 48 states, or a total of 1,014 properties which includes four consolidated joint ventures, with an aggregate acquisition cost of approximately $8.0 billion. In addition, through seven unconsolidated joint venture arrangements as of December 31, 2013, Cole had interests in 12 properties comprising 2.3 million gross rentable square feet of commercial space.

Cole Corporate Income Trust, Inc. (CCIT)

On February 10, 2011, CCIT commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCIT ceased issuing shares in its primary offering on November 21, 2013, although it continued to sell shares of its common stock pursuant to its distribution reinvestment plan. As of December 31, 2013, CCIT had raised approximately $1.9 billion from approximately 38,000 investors and owned 77 office and/or industrial properties in 28 states with an aggregate acquisition cost of approximately $2.4 billion, which included one consolidated joint venture. On August 30, 2014, CCIT entered into the CCIT Merger Agreement with SIR and SIR Merger Sub. The CCIT Merger Agreement provides that, subject to satisfaction or waiver of certain conditions, CCIT will be merged with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR. The consummation of the CCIT Merger is subject to certain customary conditions, including, among others, the approval of the shareholders of CCIT and SIR.

Cole Credit Property Trust IV, Inc. (CCPT IV)

On January 26, 2012, CCPT IV commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT IV ceased issuing shares in its primary offering on April 4, 2014, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. As of December 31, 2013, CCPT IV had raised approximately $2.1 billion from approximately 46,000 investors and owned 292 single-tenant retail properties and 45 multi-tenant properties in 38 states, or a total of 337 properties, with an aggregate acquisition cost of approximately $2.2 billion.

Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy)

On December 6, 2011, Cole Income NAV Strategy commenced an initial public offering of up to $4.0 billion in shares of its common stock at an initial offering price of $15.00 per share. The conditions of the escrow agreement were satisfied on December 7, 2011, and thereafter, the per share purchase price of Cole Income NAV Strategy’s common stock varies from day-to-day and, on any given business day, is equal to its net asset value

(NAV) divided by the number of shares of its common stock outstanding as of the end of business on such day. The purchase price for shares under Cole Income NAV Strategy’s distribution reinvestment plan is equal to the NAV per share on the date that the distribution is payable, after giving effect to the distribution. As of December 31, 2013, Cole Income NAV Strategy had raised approximately $67.8 million from approximately 1,200 investors and owned 24 single-tenant commercial properties, 5 office and/or industrial properties and three multi-tenant retail properties, or a total of 32 properties, in 19 states with an aggregate acquisition cost of approximately $103.3 million.

Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)

On September 17, 2013, CCIT II commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. On January 13, 2014, the conditions of the escrow agreement were satisfied, and thereafter CCIT II commenced principal operations. As of August 31, 2014, CCIT II had raised approximately $146.4 million from approximately 3,401 stockholders.

Cole Credit Property Trust V, Inc. (CCPT V)

On March 17, 2014, CCPT V commenced an initial public offering of shares of its common stock for $25.00 per share, subject to certain volume and other discounts, in a primary offering, and for $23.75 per share pursuant to a distribution reinvestment plan. On March 18, 2014, the conditions of the escrow agreement were satisfied, and thereafter CCPT V commenced principal operations. As of August 31, 2014, CCPT V had raised approximately $68.0 million from approximately 1,445 stockholders.

Any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by CCPT, CCPT II, Cole, CCPT IV, CCIT and Cole Income NAV Strategy within the last 24 months at www.colecapital.com or www.sec.gov. For a reasonable fee, we will provide copies of any exhibits to such Form 10-K.

Liquidity Track Record

Prior Public Programs

Of the eight prior public programs sponsored by Cole Capital discussed above, three programs, CCPT I, CCPT II and Cole, have completed liquidity events and CCIT has entered into a transaction that is expected to result in a liquidity event.

Cole Credit Property Trust II, Inc. (CCPT II)

As noted above, on July 17, 2013, the merger of CCPT II with Spirit was completed. Pursuant to the agreement and plan of merger, each Spirit stockholder received 1.9048 shares of CCPT II common stock for each share of Spirit common stock held immediately prior to the effective time of the merger (which equated to an inverse exchange ratio of 0.525 shares of Spirit common stock for one share of CCPT II common stock). The shares of the combined company’s common stock traded on July 17, 2013 at $9.27 per share on the NYSE under the symbol “SRC.” As of December 31, 2013, Spirit’s publicly reported stock price was $9.83 per share.

Cole Real Estate Investments, Inc. (Cole)

As noted above, on April 5, 2013, CCPT III completed a transaction whereby Cole Holdings merged with and into CREI, a wholly owned subsidiary of CCPT III. CCPT III changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the NYSE on June 20, 2013 at an initial price of $11.50 per share. In connection with the Cole Holdings Merger, the sole stockholder of Cole Holdings and certain of Cole Holdings’ executive officers (collectively, the Holdings Executives) received a total of $21.9 million in cash, which included $1.9 million paid related to an excess working capital adjustment, and approximately 10,700,000 newly-issued shares of common stock of Cole (including approximately 661,000 shares withheld to satisfy applicable tax withholdings, the Upfront Stock Consideration). In addition, as a result of the listing of Cole’s common stock on the NYSE, an aggregate of approximately 2,100,000 shares of Cole’s common stock (including approximately 135,000 shares withheld to satisfy applicable tax withholdings, the Listing Consideration) were issued to the Holdings Executives. In accordance with the merger agreement and as further discussed below, approximately 4,300,000 shares of the Upfront Stock Consideration and the Listing Consideration were placed into escrow (the Escrow Shares) and were scheduled to be released on April 5, 2014, subject to meeting certain requirements. The Upfront Stock Consideration and the Listing Consideration are subject to a three-year lock-up with approximately one-third of the shares released each year following the merger date.

Pursuant to the merger agreement and certain preexisting transaction bonus entitlements, additional shares of Cole’s common stock were potentially payable in 2017 by Cole to the Holdings Executives as an “earn-out” contingent upon the acquired business’ demonstrated financial success during the years ending December 31, 2015 and 2016 (the Earnout Consideration). The Earnout Consideration was subject to a lockup until December 31, 2017. Additionally, the Holdings Executives may have been entitled to additional shares of Cole’s common stock (the Incentive Consideration) based on the terms of Cole’s advisory agreement with CCPT III Advisors, which was a wholly-owned subsidiary of Cole Holdings, in effect prior to the Cole Holdings Merger. However, the sole stockholder of Cole Holdings agreed as part of the Cole Holdings Merger to reduce the amount that would have been payable by 25%. The Incentive Consideration is based on 11.25% (reduced from 15% in Cole’s advisory agreement) of the amount by which the market value of Cole’s common stock raised in Cole’s initial offering, follow-on offering and distribution reinvestment plan offering (the Capital Raised) plus all distributions paid on such shares through the Incentive Consideration Test Period (as defined below) exceeds the amount of Capital Raised and the amount of distributions necessary to generate an 8% cumulative, non-compounded annual return to investors. The market value of the Capital Raised is based on the average closing price over a period of 30 consecutive trading days (the Incentive Consideration Test Period) beginning 180 days after June 20, 2013, the date Cole’s shares of common stock were listed on the NYSE.

On October 22, 2013, Cole entered into the ARCP Merger Agreement. The ARCP Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the ARCP Merger as a wholly-owned subsidiary of ARCP. On February 7, 2014, the ARCP Merger and the other transactions contemplated by the ARCP Merger Agreement were completed.

In connection with the execution of the ARCP Merger Agreement, the Holdings Executives entered into letter agreements with ARCP (together, the Letter Agreements), pursuant to which, among other arrangements, such persons would receive the Incentive Consideration from Cole in the form of shares of Cole common stock in the event the ARCP Merger was not consummated before the end of the Incentive Consideration Test Period. The Incentive Consideration Test Period ended January 30, 2014 and, in accordance with the terms of the merger agreement for the Cole Holdings Merger and the Letter Agreements, on January 31, 2014 Cole issued a total of 15,744,370 shares of Cole common stock to the Holdings Executives (before applicable tax withholding).

The Letter Agreements also provide that the shares of ARCP common stock issued to the Holdings Executives in connection with the ARCP Merger are generally subject to a three-year lock-up with approximately one-third of the shares released each year following the merger date of the Cole Holdings Merger. The shares of ARCP common stock issued to the Holdings Executives that were attributable to the Contingent Consideration under the Cole Holdings Merger Agreement will be released from their lock-up (which generally prohibits transfer of such shares until December 31, 2017) on a quarterly basis on the last day of each calendar quarter, beginning with the first full calendar quarter following the consummation of the ARCP Merger through December 31, 2017.

The Letter Agreements also provided for the conversion of the Escrow Shares into shares of ARCP common stock or cash, depending on the applicable Holdings Executive’s election under the terms of the ARCP Merger Agreement.

Cole Credit Property Trust, Inc. (CCPT I)

As noted above, on March 17, 2014, CCPT I entered into the CCPT Merger Agreement among CCPT I, ARCP, and Desert Merger Sub pursuant to which, among other things, Desert Merger Sub commenced the Offer to purchase all of the outstanding shares of CCPT I’s common stock at a price of $7.25 per share in cash, without interest, subject to applicable tax withholding. On May 19, 2014, CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of ARCP. In the CCPT Merger, each share of common stock not purchased in the Offer (other than shares held by ARCP, any of its subsidiaries or any wholly-owned subsidiaries of CCPT I, which were automatically canceled and retired and ceased to exist) were converted into the right to receive the same cash consideration paid in the Offer.

Cole Corporate Income Trust, Inc. (CCIT)

CCIT disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders. On March 31, 2014, CCIT disclosed that it had engaged Wells Fargo Securities, LLC to assist in its review of potential strategic options. As noted above, on August 30, 2014, CCIT entered into the CCIT Merger Agreement with SIR and SIR Merger Sub. The CCIT Merger Agreement provides that, subject to satisfaction or waiver of certain conditions, CCIT will be merged with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR. The consummation of the CCIT Merger is subject to certain customary conditions, including, among others, the approval of the shareholders of CCIT and SIR.

Cole Credit Property Trust IV, Inc. (CCPT IV)

CCPT IV has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders. CCPT IV ceased issuing shares in its primary offering on April 4, 2014, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. The timing and method of any liquidity event for CCPT IV was undetermined as of September 17, 2014.

Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy)

Cole Income NAV Strategy is structured as a perpetual-life, non-exchange traded REIT, which means that, subject to regulatory approval of registrations for additional future offerings, it will be selling shares of its common stock on a continuous basis and for an indefinite period of time.

Adverse Business and Other Developments

Adverse changes in general economic conditions have occasionally affected the performance of the prior programs. The following discussion presents a summary of significant adverse business developments or conditions experienced by Cole Capital’s prior programs over the past ten years that may be material to investors in this offering.

Share Valuation

CCPT I stated in its private placement memorandum that after two years from the last offering of its shares of common stock, CCPT I would provide an estimated value per share for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in CCPT I’s shares of common stock. On January 31, 2014, CCPT I announced that its board of directors approved an estimated value of CCPT I’s common stock of $6.55 per share as of December 31, 2013. This was a decrease from the previously reported estimated value of CCPT I’s common stock of $7.75 per share as of December 31, 2012; $7.95 per share as of December 31, 2011; and $7.65 per share as of December 31, 2010 and 2009, announced January 15, 2013, January 13, 2012, January 13, 2011 and February 1, 2010, respectively. On March 17, 2014, CCPT I entered into the CCPT Merger Agreement among CCPT I, ARCP, and Desert Merger Sub pursuant to which, among other things, Desert Merger Sub commenced the Offer to purchase all of the outstanding shares of CCPT I’s common stock at a price of $7.25 per share in cash. The shares of CCPT I’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the decrease in share value beginning with the December 31, 2009 valuation was a decline in real estate values, despite CCPT I’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and general economic conditions. In addition, in determining the estimated value of CCPT I’s shares of common stock in January 2014, the board of directors of CCPT I considered the potential impact of transaction costs that may be incurred in liquidating CCPT I’s portfolio on the net proceeds to be received by CCPT I stockholders in a liquidity transaction. The board of directors of CCPT I determined that, although transaction costs were not reflected in its previous determinations of CCPT I’s estimated share value, it would be appropriate to reflect the potential impact of such costs in the estimated per share value of CCPT I’s common stock as of December 31, 2013 in light of various factors. In determining an estimated value of CCPT I’s shares of common stock in January 2014, the board of directors of CCPT I relied upon information provided by an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services and information provided by CCPT I Advisors. In determining an estimated value of CCPT I’s shares of common stock in January 2013 and January 2012, the board of directors of CCPT I relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services and information provided by CCPT I Advisors. In determining an estimated value of CCPT I’s shares of common stock in January 2011 and February 2010, the board of directors of CCPT I relied on information and analysis provided by an independent consultant that specializes in valuing commercial real estate companies and information provided by CCPT I Advisors. The statements of value were only estimates and may not reflect the actual value of CCPT I’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT I’s stockholders if they were to attempt to sell their shares or upon liquidation.

In February 2009, FINRA informed broker-dealers that sell shares of non-exchange traded REITs that broker-dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker-dealers in complying with the FINRA notice, the board of directors of CCPT II established an estimated value of CCPT II’s common stock of $9.45 per share as of January 23, 2013. This was an increase from the previously reported estimated share values of $9.35 per share and $8.05 per share announced on July 27, 2011 and June 22, 2010, respectively. The shares of CCPT II’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the initial decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and general economic conditions, in addition to a decline in CCPT II’s occupancy rate to 94% as of March 31, 2010. CCPT II’s occupancy rate increased to 96% as of June 30, 2013. In determining an estimated value of CCPT II’s shares of common stock in January 2013, the board of directors of CCPT II primarily considered the exchange ratio agreed to by the parties to the merger with Spirit as it was the result of arm’s length negotiations that occurred over a period of time leading up to the execution of the agreement and plan of merger between CCPT II and Spirit. In determining an estimated value of CCPT II’s shares of common stock in July 2011, the board of directors of CCPT II relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services and information provided by Cole REIT Advisors II, LLC (CCPT II Advisors). In determining an estimated value of CCPT II’s shares of common stock in June 2010, the board of directors of CCPT II relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies and information provided by CCPT II Advisors. On January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit, a publicly-listed REIT. The merger with Spirit was completed on July 17, 2013. The shares of the combined company’s common stock trade on the NYSE under the symbol “SRC” and traded at $9.27 per share and $9.83 per share as of July 17, 2013 and December 31, 2013, respectively.

Distributions and Redemptions

Cole Credit Property Trust, Inc. (CCPT I)

From June 2005 through February 2010, CCPT I paid a 7.00% annualized distribution rate based upon a purchase price of $10.00 per share. However, beginning in March 2010, CCPT I reduced its annualized distribution rate to 5.00% based on a purchase price of $10.00 per share, or 7.6% based on the most recent estimated value of $6.55 per share. The principal reasons for the lower distribution rate were the approximately $50.0 million of fixed rate debt that was to mature by year-end 2010 and the prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring CCPT I to pay down a portion of the principal on a monthly basis over the life of the loan. As of December 31, 2013, CCPT I had paid approximately $53.9 million in cumulative distributions since inception. These distributions were fully funded by net cash provided by operating activities.

Pursuant to CCPT I’s share redemption program, CCPT I may use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings, and capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, CCPT I’s board of directors must determine at the beginning of each fiscal year the maximum amount of shares that CCPT I may redeem during that year. CCPT I’s board of directors determined that there was an insufficient amount of cash available for redemptions during the six years ended December 31, 2013 and for the period from January 1, 2014 to May 20, 2014 (date of liquidity event).

Cole Credit Property Trust II, Inc. (CCPT II)

From October 2005 through February 2006, CCPT II paid a 6.00% annualized distribution rate based upon a purchase price of $10.00 per share; from March 2006 through June 2006, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2006 through June 2007, CCPT II paid a 6.50% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2007 through June 2009, CCPT II paid a 7.00% annualized distribution rate based upon a purchase price of $10.00 per share; and from July 2009 through June 30, 2013, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share, or a 6.61% annualized distribution rate based on its then most recent estimate of the value of $9.45 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the CCPT II portfolio from 99% on December 31, 2008 to 95% on September 30, 2009, resulting in lower revenue. CCPT II’s occupancy rate as of June 30, 2013 was 96%.

As of June 30, 2013, CCPT II had paid approximately $732.5 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $652.2 million (89.0%), net borrowings of approximately $26.7 million (3.6%), net sale proceeds in excess of CCPT II’s investment in marketable securities of approximately $21.5 million (2.9%), principal repayments from mortgage notes receivable and real estate under direct financing leases, including excess amounts from prior years of $15.4 million (2.1%), offering proceeds of approximately $9.9 million (1.4%), net sale proceeds and return of capital in excess of CCPT II’s investment from CCPT II’s interest in joint ventures of approximately $5.9 million (less than 1.0%) and proceeds from the sale of real estate and condemnations of $909,000 (less than 1.0%). As of December 31, 2013, CCPT II had expensed approximately $9.9 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT II treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

Pursuant to CCPT II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, CCPT II funded redemptions up to this limit. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. The CCPT II board of directors considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, CCPT II would redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter would be limited to the net proceeds received from the sale of shares, in the respective quarter, under CCPT II’s distribution reinvestment plan. On December 6, 2012, CCPT II suspended its share redemption program in anticipation of a potential liquidity event. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the fourth quarter of 2012 on or before December 6, 2012 and that were determined to be in good order on or before December 12, 2012 were honored in accordance with the terms, conditions and limitation of the share redemption program. CCPT II did not process or accept any requests for redemption received after December 6, 2012. As of June 30, 2013, CCPT II had redeemed approximately 13,000 shares for $121,000 pursuant to redemption requests received on or before December 6, 2012.

Cole Real Estate Investments, Inc. (Cole)

Cole’s board of directors began authorizing distributions in January 2009, after Cole commenced business operations. Cole paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, Cole paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. Cole paid a 7.00% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on December 31, 2010. Cole paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing January 1, 2011 through April 4, 2013. The principal reason for the reduction of the distribution rate was to align more closely the distribution rate with Cole’s then-current operating income. On April 5, 2013, Cole’s annualized distribution rate increased to 7.00% based upon an assumed $10.00 per share purchase price.

As of June 30, 2013, Cole had paid approximately $785.6 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $570.8 million (72.6%), offering proceeds of approximately $173.3 million (22.1%), net borrowings of $32.8 million (4.2%) and distributions received in excess of income from unconsolidated joint ventures of approximately $8.7 million (1.1%). As of June 30, 2013, Cole had expensed approximately $216.7 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Cole treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

Cole’s share redemption program provided, in general, that the number of shares Cole may redeem was limited to 5% of the weighted average number of shares outstanding during the trailing 12-month period prior to the end of the fiscal quarter for which redemptions are paid. In addition, the cash available for redemption was limited to the proceeds from the sale of shares pursuant to Cole’s distribution reinvestment plan. As of June 20, 2013, Cole had redeemed in full all valid redemption requests received in good order. A valid redemption request was one that complies with the applicable requirements and guidelines of Cole’s share redemption program. On April 12, 2013, Cole announced that its board of directors had voted to suspend Cole’s share redemption program in anticipation of the listing of its shares on the NYSE. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the second quarter of 2013 and determined by Cole to be in good order on or before April 22, 2013 were honored in accordance with the terms, conditions and limitations of the share redemption program. Cole’s share redemption program was terminated effective June 20, 2013, the date on which its common stock was listed on the NYSE.

Cole Credit Property Trust IV, Inc. (CCPT IV)

CCPT IV’s board of directors began authorizing distributions in April 2012, after CCPT IV commenced business operations. CCPT IV paid a 6.25% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 14, 2012 through June 30, 2014. As of December 31, 2013, CCPT IV had paid approximately $51.4 million in cumulative distributions since inception. These distributions were funded by offering proceeds of approximately $43.8 million (85.2%) and net cash provided by operating activities of approximately $7.6 million (14.8%). As of December 31, 2013, CCPT IV had expensed approximately $62.7 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT IV treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition costs are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

Cole Corporate Income Trust, Inc. (CCIT)

CCIT’s board of directors began authorizing distributions in June 2011, after the company commenced business operations. CCIT paid a 6.50% annualized distribution rate based on a purchase price of $10.00 per share for the period commencing on June 29, 2011 through June 30, 2014. As of December 31, 2013, CCIT had paid approximately $54.0 million in cumulative distributions since inception. The distributions were funded by offering proceeds of approximately $52.5 million (97.2%) and net cash provided by operating activities of approximately $1.5 million (2.8%). As of December 31, 2013, CCIT had expensed approximately $61.0 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCIT treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

Programs of the American Realty Capital Group of Companies

Prior to February 7, 2014, when ARCP acquired Cole, Nicholas S. Schorsch, our Chairman, Chief Executive Officer and President, had no interest in us or the other non-traded REITs currently sponsored by Cole Capital (which has been controlled by ARCP since February 7, 2014). Following the consummation of ARCP’s acquisition of Cole, Mr. Schorsch became our Chairman, Chief Executive Officer and President. As noted in Mr. Schorsch’s biography in the “Management — Executive Officers and Directors” section of this prospectus, Mr. Schorsch holds positions in various non-traded REITs and direct investment programs of the American Realty Capital group of companies which are sponsored directly or indirectly by AR Capital. While we do not believe that AR Capital has any sponsorship interest in us or the other non-traded REITs sponsored by Cole Capital, we believe certain information with respect to the non-traded REITs sponsored directly or indirectly by AR Capital, particularly its net-lease focused non-traded REITs, which had or have similar investment objectives to us, may be relevant so long as Mr. Schorsch remains both: (i) the chief executive officer of ARCP, our chief executive officer or the chief executive officer of other non-traded REITs sponsored by Cole Capital; and (ii) the chief executive officer of AR Capital. Therefore, we have included summary information below regarding the prior programs sponsored directly or indirectly by AR Capital, which includes information with respect to the net lease-focused non-traded REITs sponsored directly by AR Capital that have or had similar investment objectives to us. The summary information has been derived from publicly available data and has not been sourced directly from the programs sponsored directly or indirectly by AR Capital.

During the period from August 2007 (inception of the first program) to December 31, 2013, AR Capital has directly or indirectly sponsored 15 public programs, all of which had raised funds as of December 31, 2013. Of those 15 public programs, we believe only ARCP, ARC DNAV, ARCT, ARCT III, ARC IV and ARCT V have investment objectives similar to ours. From August 2007 (inception of the first public program) to December 31, 2013, the 15 public programs sponsored directly or indirectly by AR Capital, which include ARC RTF, ARCT, ARCT III, ARCT IV, PE-ARC, ARC-HT, ARCT V, NYRT, DNAV, ARCG, ARCP, ARC RCA, ARC HT II, PE-ARC II and HOST, had raised $14.0 billion from 238,250 investors in public offerings. All 15 public programs purchased 4,121 properties with an aggregate purchase price of $17.7 billion in 49 states, Washington, D.C., the Commonwealth of Puerto Rico and the United Kingdom.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that the liquidity of prior public programs sponsored directly or indirectly by AR Capital be disclosed, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with The NASDAQ Capital Market and, subsequently, The NASDAQ Global Select Market. Through December 31, 2013, American Reality Capital has directly sponsored the following other public programs (excluding ARCP): ARCT, NYRT, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, ARC RFT, BDCA, PE-ARC II and ARC HOST. ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so. Further, ARCT IV was a non-traded REIT until January 3, 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so. Additionally, ARC HT was a non-traded REIT until April 7, 2014, when it listed its shares of common stock on The NASDAQ Global Select Market, under the symbol “HCT.” ARC HT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common stock on a national securities exchange by the eighth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so. In addition, NYRR was a non-traded REIT until April 15, 2014, when it listed its shares of common stock on the NYSE under the symbol “NYRT.” NYRR’s prospectus for its initial public offering provided that it would seek to consummate a liquidity event not later than five years after the termination of its initial public offering. By listing its common stock on the NYSE, NYRR achieved a liquidity event within the time it contemplated to do so.

The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, PE-ARC and ARCT V have completed their primary offering stages. ARC DNAV, ARC Global, ARC RFT, ARC HT II, BDCA, PE-ARC II and ARC HOST are in their offering and acquisition stages. Other than ARCT, ARCT III and ARCT IV, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

The net losses incurred by the public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period, and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses were attributable to the fair market valuation of certain derivative investments held. With respect to ARCT III, for the year ended December 31, 2012, 98% of the net losses were attributable to depreciation and amortization expenses; and for the year ended December 31, 2011, 95% of the net losses were attributable to acquisition and transaction related expenses. With respect to ARCT IV, for the year ended

December 31, 2013, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2012, 91% of the net losses were attributable to acquisition and transaction related expenses. With respect to PE-ARC, for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses; for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to acquisition and transaction related expenses and general and administrative expenses. With respect to ARC HT, for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses and for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses. With respect to ARCT V, for the year ended December 31, 2013, the entire net loss was attributable to acquisition and transaction related expenses. With respect to NYRR, for the years ended December 31, 2013, 2012 and 2011, the net loss was attributable to depreciation and amortization expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses.

As of December 31, 2013, AR Capital’s public programs have purchased 4,121 properties. From 2008 to 2013, AR Capital’s programs referenced above have experienced a non-renewal of 91 leases, 81 of which have been leased to new tenants. Additionally, during this time AR Capital’s programs have experienced a renewal of 141 leases. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

Other than as disclosed above, AR Capital has not publicly disclosed any other major adverse business developments or conditions experienced by any of its programs or non-program properties that would be material to investors.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Our charter and bylaws are on file with the Securities and Exchange Commission as Exhibits 3.1 and 3.2, respectively, to our registration statement on Form S-11 and can be accessed over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, copies of our charter and bylaws are available at no cost upon request. See the “Where You Can Find More Information” section of this prospectus.

Our charter authorizes us to issue up to 500,000,000 shares of stock, of which 490,000,000 shares are classified as common stock at $0.01 par value per share and 10,000,000 shares are classified as preferred stock at $0.01 par value per share. As of September 10, 2014, approximately 16.1 million shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. See the “Risk Factors — Risks Related to an Investment in Cole Office & Industrial REIT (CCIT II), Inc.” section of this prospectus.

To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon any liquidity event, would be entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock; provided, however, that the voting rights of any such preferred stock offered and sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of our common stock as the consideration paid to us per share in such private offering bears to the book value of each outstanding share of our common stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock, subject to the limitation on voting rights noted in the preceding sentence. If we were to create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, our operating assets are expected to be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, upon reasonable notice and within a reasonable period, which shall be at least 30 days, after delivery of our annual report to our stockholders. Our directors, including our independent directors, are required to take reasonable steps to ensure this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, or our chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at such meeting. Within ten days of receiving a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast, requesting a special meeting and stating the purpose of such special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting at the time and place specified in the request, or, if a time and place are not specified in the request, at a time and place convenient to our stockholders. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives will also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us in writing that the list and records will not be used to pursue commercial interests before we become obligated to provide a copy of our stockholder list.

Pursuant to our charter, any stockholder and any designated representative thereof will be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times. Under Maryland law, stockholders are entitled to inspect and copy our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because the foregoing list sets forth all of the corporate records that our stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: Cole Office & Industrial REIT (CCIT II), Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attn: Secretary.

We will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Formation Transaction

As of September 10, 2014, ARCP OP owned 294,725 shares of our common stock, which represented less than 2% of the outstanding shares of common stock as of such date. Pursuant to our charter, ARCP OP is prohibited from selling 20,000 shares of our common stock that represents its initial investment in us for so long as Cole Capital remains our sponsor; provided, however, that ARCP OP may transfer ownership of all or a portion of these 20,000 shares of our common stock to other affiliates of our sponsor.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. Our board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being beneficially owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors on such securities for the benefit of the charitable beneficiary. Our charter entitles the trustee of the beneficial trust to vote all Excess Securities and, subject to Maryland law, to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the beneficial trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If the transfer to the beneficial trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the proposed transferee acquiring no rights in such shares.

Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale) or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other distributions we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee. If, prior to our discovery that shares of our stock have been transferred to the beneficial trust, the shares are sold by the intended transferee, then the shares will be deemed to have been sold on behalf of the beneficial trust and, to the extent that the intended transferee received an amount for the shares that exceeds the amount such intended transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other distributions we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If our board of directors or a committee thereof determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems necessary to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Any person who acquires or attempts or intends to acquire shares in violation of the foregoing restrictions, or would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interests to continue to qualify as a REIT or that compliance with these restrictions is no longer required for us to qualify as a REIT.

The ownership limit does not apply to the underwriter in a public offering of shares or to a person or persons exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon certain representations and undertakings required by our charter and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a notice setting forth the number of shares beneficially owned, directly or indirectly.

Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 7 of this prospectus and in the application for transfer.

Distribution Policy and Distributions

We currently pay regular monthly distributions to our stockholders. We anticipate that our board of directors will continue to authorize and declare distributions to stockholders as of daily record dates. Distributions will be aggregated and paid monthly in arrears. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through CCI II OP, our operating partnership, our ability to pay distributions depends in large part on CCI II OP’s ability to pay distributions to us. We have paid and may continue to pay distributions from sources other than cash flow from operations. In the event we do not have enough cash flow from operations to fund distributions, we may pay distributions from such alternative sources, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. We expect that, from time to time, we will pay distributions in excess of our cash flow from operations as defined by GAAP. As a result, the amount of distributions paid at any time may not be an indicator of the current performance of our properties or current operating cash flows. If you are a Maryland resident, pursuant to an undertaking to the Maryland Securities Division, you will receive from us on a quarterly basis a notice that discloses the sources of our distribution payments in both dollar and percentage amounts, consistent with similar disclosure that will be included in the prospectus and updated quarterly.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current or accumulated earnings and profits typically constitute a return of capital for tax purposes and reduce the stockholders’ basis in our common shares. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001643836 per share, assuming a $10.00 per share purchase price, for stockholders of record as of the close of business on each day of the period commencing on January 14, 2014 and ending on March 31, 2014. In addition, our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0017260274 per share, assuming a $10.00 per share purchase price, for stockholders of record as of the close of business on each day of the period commencing on April 1, 2014 and ending on December 31, 2014.

As of June 30, 2014, cumulative since inception, we have declared approximately $650,000 of distributions and we have paid approximately $330,000, of which approximately $165,000 was paid in cash and approximately $165,000 was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was approximately $5.1 million as of June 30, 2014, cumulative since inception. As we did not commence principal operations until January 13, 2014, we did not pay any distributions during the period from February 26, 2013 (Date of Inception) to December 31, 2013.

The following table presents distributions and sources of distributions for the periods indicated below:

	Cumulative Paid Since Inception		Six Months Ended June 30, 2014
	Amount	Percent	Amount	Percent
Distributions paid in cash	$165,000	50%	$165,000	50%
Distributions reinvested	165,000	50%	165,000	50%

Total distributions	$330,000	100%	$330,000	100%

Source of distributions:
Proceeds from issuance of common stock	$330,000	100%	$330,000	100%

Net cash used by operating activities for the six months ended June 30, 2014 and as of June 30, 2014, cumulative since inception, was approximately $3.2 million and reflected a reduction for real estate acquisition related expenses incurred of approximately $4.7 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of this prospectus, we treat our real estate acquisition related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock for the six months ended June 30, 2014 and as of June 30, 2014, cumulative since inception, are considered a source of our distributions to the extent that real estate acquisition related expenses have reduced net cash flows used in operating activities. As such, distributions of $330,000 for the six months ended June 30, 2014 and as of June 30, 2014, cumulative since inception, were funded from proceeds from the offering.

Although we intend to continue to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, restrictions under Maryland law or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, and are based on many factors, including current and expected cash flow from operations, as well as the obligation that we comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses, including fees and expenses paid to our advisor;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares;

•	the amount of cash used to repurchase shares under our share redemption program; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of operating cash flows that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, including through this offering, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Distributions in Kind

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in kind distributions, and (c) in kind distributions are made only to those stockholders that accept such offer.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor or any of its affiliates may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding shares:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three. We do not intend to elect to be subject to provisions of Subtitle 8 that are contrary to the NASAA REIT Guidelines.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, no stockholder may transfer any shares to such offering person unless the stockholder has first offered such shares to us at the price offered by such offering person. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations or proposals of business and at the time of such annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of our board of directors or (ii) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations and at the time of such special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

Our board of directors has adopted a share redemption program that will enable you to sell your shares to us in limited circumstances. Our share redemption program will permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock currently is not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our board of directors believes that the listing of our stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all, or a portion consisting of at least the lesser of (1) 25% of the holder’s shares; or (2) a number of shares with an aggregate redemption price of $2,500 to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our sponsor, board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be the amount you paid for such shares. (In each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.) Accordingly, the redemption price will reflect a stockholder’s reduced purchase price if such stockholder received discounted or waived selling commissions and/or a waived dealer manager fee. At any time we are engaged in an offering of shares, the per share price for shares purchased under our share redemption program will always be equal to or lower than the applicable per share offering price.

After such time as our board of directors has determined a reasonable estimated value of our shares, the per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the Estimated Share Value (defined below); after two years from the purchase date, 97.5% of the Estimated Share Value; and after three years from the purchase date, 100% of the Estimated Share Value. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the Estimated Share Value. (In each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.) For purposes of establishing the redemption price per share, “Estimated Share Value” shall mean the most recently disclosed reasonable estimated value of our shares of common stock as determined by our board of directors, including a majority of our independent directors.

In determining the redemption price, we will consider shares to have been redeemed from a stockholder’s account on a first in, first out basis. Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. If we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales subsequent to the establishment of the Estimated Share Value, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. In no event will the Estimated Share Value established for purposes of our share redemption program exceed the then-current estimated share value established for purposes of our distribution reinvestment plan.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances as determined by our advisor. In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death. In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan will be excluded from the one-year holding requirement. Also, for purposes of the one-year holding period, limited partners of our operating partnership who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date our operating partnership’s units were issued. Shares redeemed in connection with a stockholder’s death, during the term of this offering and until such time as our board of directors determines a reasonable estimated value of our shares, will be redeemed at a purchase price equal to 100% of the amount actually paid for the shares. Shares redeemed in connection with a stockholder’s death, after such time as our board of directors has determined a reasonable estimated value of our shares, will be redeemed at a purchase price per share equal to 100% of the Estimated Share Value. Shares redeemed in connection with a stockholder’s bankruptcy or other exigent circumstance within one year from the purchase date will be redeemed at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.

In the event that you request a redemption of all of your shares, and you are participating in our distribution reinvestment plan, you will be deemed to have notified us, at the time you submit your redemption request, that you are terminating your participation in our distribution reinvestment plan, and have elected to receive future distributions in cash. This election will continue in effect even if less than all of your shares are redeemed unless you notify us that you wish to resume your participation in our distribution reinvestment plan.

We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid; and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately one-fourth of 5% (1.25%) of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12-month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period, in which case quarterly redemptions will be made pro rata, except as described below. Our management also reserves the right, in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.

We will redeem our shares no later than the end of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the fiscal quarter in order for us to repurchase the shares in the month following the end of that fiscal quarter. You will be able to withdraw your request to have your shares redeemed, but all such requests generally must be submitted prior to the last business day of the applicable fiscal quarter. Any redemption capacity that is not used as a result of the withdrawal or rejection of redemption requests may be used to satisfy the redemption requests of other stockholders received for that fiscal quarter, and such redemption payments may be made at a later time than when that quarter’s redemption payments are made.

We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date. If we cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any quarter or year, we will give priority to the redemption of deceased stockholders’ shares. (While deceased stockholders’ shares will be included in calculating the maximum number of shares that may be redeemed in any annual or quarterly period, they will not be subject to the annual or quarterly percentage caps; therefore, if the volume of requests to redeem deceased stockholders’ shares in a particular quarter were large enough to cause the annual or quarterly percentage caps to be exceeded, even if no other redemption requests were processed, the redemptions of deceased stockholders’ shares would be completed in full, assuming sufficient proceeds from the sale of shares under our distribution reinvestment plan were available. If sufficient proceeds from the sale of shares under our distribution reinvestment plan were not available to pay all such redemptions in full, the requests to redeem deceased stockholders’ shares would be honored on a pro rata basis.) We next will give priority to requests for full redemption of accounts with a balance of 250 shares or less at the time we receive the request, in order to reduce the expense of maintaining small accounts. Thereafter, we will honor the remaining quarterly redemption requests on a pro rata basis. Following such quarterly redemption period, if you would like to resubmit the unsatisfied portion of the prior request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

Our board of directors may choose to amend the terms of, suspend or terminate our share redemption program at any time upon 30 days notice. Additionally, we will be required to discontinue sales of shares under our distribution reinvestment plan on the earlier of September 17, 2015, which is two years from the effective date of this offering, unless our distribution reinvestment plan offering is extended, or the date we sell all of the shares registered for sale under our distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We will notify our stockholders of such developments (i) in our next annual or quarterly report or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program will only be intended to provide limited liquidity to our stockholders until a liquidity event occurs, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, an alternative strategy that will result in a significant increase in opportunities for stockholders to redeem their shares or the listing of the shares of common stock for trading on a national securities exchange. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and will return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

We will disclose, when available and applicable, the number of shares of common stock that we redeemed during the prior year ended, the aggregate redemption price for those shares, whether any redemption requests went unfulfilled and the source of the cash used to fund the redemptions. As of June 30, 2014, no redemptions were requested and no shares were redeemed under our share redemption program.

Fractional Shares

At any time, a stockholder may become entitled to fractional shares of our stock. Such fractional shares may result from participation in our distribution reinvestment plan or our share redemption program, among other things. In connection with a liquidity event, such as a listing of our stock on a national securities exchange, our board of directors may determine that it would be desirable to redeem all outstanding fractional shares. Pursuant to Maryland law, we may redeem a fractional share of stock for a cash payment equal to the then-current fair value of such fractional share. Under our charter, our board of directors determines such fair value of a fractional share of stock, which for this purpose shall be based on a price of $10.00 per share or the current offering price during any offering period, or if our board of directors has established an estimated value of our shares of stock, the then-current estimated value.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance to our common stockholders of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving securities of the Roll-up Entity that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for that offering. Accordingly, we would be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in any such filed appraisal.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	that results in our common stockholders having an adverse change in their voting rights;

•

in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the common stockholders.

Valuation Policy

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. Although our board of directors may do so at any time in its discretion, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of this offering or for the 18-month period following the termination of this offering, unless we are required to do so at an earlier time pursuant to applicable regulatory requirements. Furthermore, if we engage in a follow-on offering, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of the follow-on offering or for the 18-month period following the termination of such follow-on offering, unless we are required to do so at an earlier time pursuant to applicable regulatory requirements. However, during such periods prior to the estimation of our per share value, solely to assist fiduciaries of certain tax-exempt plans subject to annual reporting requirements of ERISA who identify themselves to us and who request per share value information, we intend to use the most recent gross per share offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the most recent gross offering price less the per share amount of the special distribution).

Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:

•	individual or aggregate values of our assets;

•	real estate market fluctuations affecting our assets generally;

•	adverse or beneficial developments with respect to one or more assets in our portfolio;

•	our costs of the offering; or

•	our costs of acquiring assets.

No later than 18 months after the last sale in an offering as set forth above (or such other time as may be required by then-applicable regulatory requirements), we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, which in either case will include a majority of our independent directors, after consultation with our advisor, CCI II Advisors, or if we are no longer advised by CCI II Advisors, any successor advisor or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. We intend to publish our board of directors’ estimate of the reasonable value of our shares within the time period set forth above, at a time to be determined by our board of directors.

Unless otherwise required by applicable regulations, our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for estimating the per share value of our common stock. Unless otherwise required by applicable regulations, the estimated value will not necessarily be equivalent to our net asset value, and is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•	net amounts that might be realized in a sale of our assets in an orderly liquidation;

•	net amounts that might be realized in a bulk portfolio sale of our assets;

•	separate valuations of our assets (including any impairments);

•	our going concern value;

•	private real estate market conditions;

•	public real estate market conditions;

•	our business plan and characteristics and factors specific to our portfolio or securities;

•	the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•	the prices paid for our securities in other transactions, including secondary market trades; and

•	the relative prices paid for comparable companies listed on a national securities exchange.

Our board of directors will rely on an independent third-party valuation expert to assist in estimating the value of our assets or our shares of common stock. In addition, our board of directors intends to conduct the valuation process in conformity with any then-applicable FINRA and Securities and Exchange Commission rules and regulations governing valuations and standard industry practice. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. We do not intend to release individual property value estimates or any of the data supporting the estimated per share value.

After first publishing our board of directors’ estimate of the per share value of our common stock, our board of directors will repeat the process of estimating the per share value of our common stock periodically thereafter.

The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, with respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of our common stock on an exchange;

•	any stockholder would be able to realize estimated share values in any attempt to sell shares;

•	the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•	the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with ERISA, FINRA rules or other regulatory requirements.

This valuation policy may be amended by our board of directors at any time and, although the policy will express the intent of our board of directors at the time of its adoption, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

Reports We Provide to Our Stockholders

Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. Our distribution reinvestment plan allows you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We are currently offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Such price may only be available until the termination of our primary offering, which is anticipated to be on or before September 17, 2015, although our board of directors may extend the primary offering an additional year. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan beyond the termination of the primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and our distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Appendix F to this prospectus for the full text of the plan.

Pursuant to our distribution reinvestment plan, we generally intend to offer shares for sale at a price of $9.50 per share during the initial public offering of our shares and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recently disclosed per share value as determined in accordance with the valuation policy. If, at any time prior to the time distributions are reinvested, we have distributed net sale proceeds from the sale of one or more of our assets, or otherwise have paid a special distribution to stockholders, the offering price for shares offered under our distribution reinvestment plan will be adjusted to take into account such special distributions.

Notwithstanding the foregoing, our board of directors may establish a different price for shares sold pursuant to the plan, provided that if the new price so determined varies more than 5% from the pricing that would have resulted from the formula above, we will deliver a notice (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission) regarding the new price to each plan participant at least 30 days’ prior to the effective date of the new price. For more information about our valuation policy, see the “Description of Shares — Valuation Policy” section of this prospectus.

Participants in our distribution reinvestment plan who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts) may pay more for the shares they acquire pursuant to our distribution reinvestment plan than their original purchase price.

Investment of Distributions

Our distribution reinvestment plan will allow our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, REIT or other real estate program sponsored by Cole Capital, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of the primary offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to our distribution reinvestment plan; therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant. However, purchasers of shares of our common stock who receive volume or other discounts in the primary offering who elect to participate in our distribution reinvestment plan may pay more for the shares they acquire pursuant to our distribution reinvestment plan than their original purchase price.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which will likely be us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in our distribution reinvestment plan will be able to purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to our distribution reinvestment plan under this prospectus and any subsequent offering, we may determine to allow participants (other than Alabama investors) to reinvest cash distributions from us in shares issued by another program sponsored by Cole Capital only if all of the following conditions are satisfied:

•

prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent program sponsored by Cole Capital and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent program sponsored by Cole Capital has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent program sponsored by Cole Capital; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent program sponsored by Cole Capital.

Stockholders who invest in subsequent programs sponsored by Cole Capital pursuant to our distribution reinvestment plan as provided above will become investors in such subsequent program sponsored by Cole Capital and, as such, will receive the same reports as other investors in the subsequent program sponsored by Cole Capital. No dealer manager fees or sales commissions will be paid with respect to shares purchased in any subsequent programs sponsored by Cole Capital pursuant to our distribution reinvestment plan.

Election to Participate or Terminate Participation

A stockholder may participate in our distribution reinvestment plan by making a written election to participate on his, her or its subscription agreement at the time he, she or it subscribes for shares. Any stockholder who has not previously elected to participate in our distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received on or prior to the last day of the period to which such distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his, her or its broker as to the broker’s position regarding participation in our distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly, monthly or other distribution period, as applicable, only if written notice of termination is received on or prior to the last day of the distribution period to which it relates. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in our distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent. Furthermore, in the event that a participant requests a redemption of all of the participant’s shares, the participant will be deemed to have given written notice to the reinvestment agent, at the time the redemption request is submitted, that the participant is terminating his, her or its participation in our distribution reinvestment plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the participant’s shares are redeemed unless the participant notifies the reinvestment agent that he, she or it elects to resume participation in the plan.

Offers and sales of shares pursuant to our distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to our distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and the information regarding the participant’s participation in the plan. In addition, our charter requires that we provide to our stockholders not less than annually all material information regarding distributions to our stockholders and the effect (including the tax consequences) of reinvesting such distributions.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. Accordingly, in the event that proceeds attributable to the sale of an asset are distributed to stockholders as an excluded distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all stockholders; however, the excluded portion will not be reinvested. We currently do not have any plans to make excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under our distribution reinvestment plan at $9.50 per share, and (ii) no secondary trading market for our shares will develop. In the event that the fair market value of one share is greater than $9.50 at the time of the reinvestment, participants in our distribution reinvestment plan may be treated as having received a distribution in excess of the $9.50 reinvested by them under our distribution reinvestment plan. You may be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan, subject to certain limitations, upon ten days prior written notice. The reinvestment agent also reserves the right to suspend or terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of suspension or termination to the individual participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT

General

CCI II OP, our operating partnership, was formed in March 2013 to acquire, own and operate properties on our behalf. All of the limited partnership interests are owned by us or one of our wholly-owned subsidiaries. CCI II OP is structured to be an UPREIT if and when all or a portion of CCI II OP’s limited partnership interests are held by any subsidiary we establish that is a “regarded” entity for tax purposes or persons other than us. A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. This enables us to acquire real property from owners who desire to defer taxable gain that would otherwise be recognized by such owners upon the disposition of their property. This structure may also be attractive for property owners that desire to diversify their investments and gain benefits afforded to owners of stock in a REIT. In addition, CCI II OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. A limited partner in CCI II OP may later exchange his, her or its limited partnership units in CCI II OP for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as CCI II OP, will be deemed to be assets and income of the REIT. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT whether our operating partnership is a disregarded entity or a partnership for federal income tax purposes.

The partnership agreement for CCI II OP contains provisions that would allow, under certain circumstances, other entities, including other programs sponsored by Cole Capital, to merge into or cause the exchange or conversion of their interest in that entity for interests of CCI II OP. In the event of such a merger, exchange or conversion, CCI II OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of CCI II OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We will hold substantially all of our assets through CCI II OP. We are the sole general partner of CCI II OP, and one of our wholly-owned subsidiaries currently is the only limited partner of CCI II OP. As the sole general partner of CCI II OP, we have the exclusive power to manage and conduct the business of CCI II OP. We will present our financial statements on a consolidated basis to include CCI II OP.

The following is a summary of certain provisions of the partnership agreement of CCI II OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to CCI II OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CCI II OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CCI II OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to CCI II OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CCI II OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of CCI II OP and us.

Operations

The partnership agreement requires that CCI II OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that CCI II OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in CCI II OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks” and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that CCI II OP will distribute cash flow from operations as follows:

•

first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code and to avoid any federal income or excise tax liability with respect to such fiscal year;

•

next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all CCI II OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of CCI II OP units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•

next, after the establishment of reasonable cash reserves for our expenses and obligations of CCI II OP, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all CCI II OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of CCI II OP units that we hold and we had distributed all such amounts to our stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interest in CCI II OP.

Similarly, the partnership agreement of CCI II OP provides that taxable income is allocated to the limited partners of CCI II OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in CCI II OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in CCI II OP.

Upon the liquidation of CCI II OP, after payment of debts and obligations, any remaining assets of CCI II OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to CCI II OP equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by CCI II OP in acquiring and operating real properties, CCI II OP will pay or reimburse us for all of our administrative costs and expenses, and such expenses will be treated as expenses of CCI II OP. Such expenses will include the following, among others:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of CCI II OP.

All claims between the partners of CCI II OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of CCI II OP, including our wholly-owned subsidiary, will have the right to cause their limited partnership units to be redeemed by CCI II OP for cash or purchased by us for cash or shares of our common stock, as elected by us. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. If we elect to purchase the limited partnership units with our shares, we will pay one share of our common stock for each limited partnership unit purchased. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of CCI II OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he, she or it must exercise such exchange right for all of his, her or its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of CCI II OP in exchange for their limited partnership units. Rather, in the event a limited partner of CCI II OP exercises his, her or its exchange rights and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of CCI II OP, will be required for any amendment to the partnership agreement. We, as the general partner of CCI II OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of CCI II OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to CCI II OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, subject to certain exceptions as set forth in the partnership agreement.

Termination of the Partnership

CCI II OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or dissolve, are removed or withdraw from the partnership; provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); and

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CCI II OP, (2) engage in any merger, consolidation or other business combination or sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), or (3) transfer our general partnership interest in CCI II OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to CCI II OP in return for an interest in CCI II OP and agrees to assume all obligations of the general partner of CCI II OP. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of CCI II OP, other than our advisor and other affiliates of Cole Capital. With certain exceptions, a limited partner may not transfer its interests in CCI II OP, in whole or in part, without our written consent as general partner.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for the first year during which we commence material operations, provided that we have operated in accordance with various assumptions and the factual representations we made to counsel concerning our business, assets and operations. We emphasize that all opinions to be issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we make concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

The statements made in this section and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.

Taxation of the Company

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2014. In the opinion of Morris, Manning & Martin, LLP, we will be organized in conformity with, and our proposed method of operations will enable us to meet, the requirements for qualification and taxation as a REIT under the Internal Revenue Code. However, no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. Pursuant to our charter, our board of directors is authorized to make any tax elections on our behalf that, in its sole judgment, are in our best interests. This authority will include the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•

if we have net income from the sale or other disposition of “foreclosure property” (described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (described below), our income from such prohibited transaction will be subject to a 100% tax;

•

if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

if we fail to satisfy the asset tests (discussed below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests;

•

if we fail to satisfy REIT requirements other than the gross income and asset tests, we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure;

•

if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•

if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS (this is known as the Built-In-Gains-Tax).

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. A “prohibited transaction” is generally a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business, a determination that depends on the particular facts and circumstances surrounding each property.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT when we file our tax return with the IRS for the taxable year ending December 31, 2014. In addition, we are managed by a board of directors, we have transferable shares and we will not operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. As of the date of this prospectus, we do not meet the requirement of having more than 100 stockholders and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements in the taxable year ending December 31, 2014. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus. These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we expect to satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code beginning with the year ending December 31, 2014.

Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns, directly or indirectly, equity interests in a disregarded entity for federal income tax purposes or a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a “taxable REIT subsidiary” (TRS) under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership, disregarded entity or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code. Our operating partnership is currently a disregarded entity and will remain so unless and until it issues limited partnership interests to any subsidiary we establish that is a regarded entity for tax purposes or to a person other than us.

Operational Requirements — Gross Income Tests

If we qualify for taxation as a REIT, to maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•

At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•

rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•

if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•

the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Additionally, a REIT may, under certain circumstances, furnish or render services to tenants that are not usually or customarily rendered through a “taxable REIT subsidiary” (TRS). Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35% of the voting power or value.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can give no assurance in this regard.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•

Third, of the investments included in the 25% asset class, except with respect to TRS and assets satisfying the 75% test, the value of any one issuer’s securities may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities measured by either voting power or value.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

The third asset test must generally be met for any quarter in which we acquire securities, and we have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy this asset test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10.0 million.

•

If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

•

For violations of any of the asset tests due to reasonable cause that are larger than $10.0 million, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.

We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of cash and payment of deductible expenses, and (2) the recognition of income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•

our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS.

Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our

REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. If the IRS successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the IRS, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Operational Requirements — Recordkeeping

In order to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See the “Risk Factors —Federal Income Tax Risks” section of this prospectus.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate or trust, the income of which is subject to federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” which are distributions from domestic and certain qualifying foreign subchapter C corporations, may be taxed at lower rates on distributions (at rates applicable to long-term capital gains, at a maximum rate of 20% as of the date of this prospectus) provided certain holding period requirements are met. However, because we will be taxed as a REIT, individuals receiving distributions from us generally will not be eligible for the lower rates on distributions except with respect to the portion of any distribution that (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations.

To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero). This, in effect, will defer a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. The amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, so long as we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his, her or its shares. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain realized from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, so elected, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

A repurchase by us of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•

is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than 80% of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or

•

is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us).

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his, her or its taxpayer identification number or, for an individual, his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he, she or it has failed to properly report payments of interest and distributions or is otherwise subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that he, she or it has furnished a correct tax identification number and that (a) he, she or it has not been notified by the Internal Revenue Service that he, she or it is subject to backup withholding for failure to report interest and distribution payments or (b) he, she or it has been notified by the IRS that he, she or it is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Cost Basis Reporting

The Energy Improvement and Extension Act of 2008 (the Act) imposed new customer reporting requirements on certain financial intermediaries (brokers). The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the IRS to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code Sec. 1222. Under Internal Revenue Code Sec. 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock, including shares issued pursuant to our distribution reinvestment plan, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of Internal Revenue Code Sec. 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the IRS.

When determining the adjusted basis of the shares sold, Internal Revenue Code Sec. 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section entitled “Description of Shares — Share Redemption Program” for additional information about our share redemption program.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, IRAs and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares, or has used the shares of stock in a trade or business.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex, and the following discussion is intended only as a summary. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. The determination of whether an investment in our shares is effectively connected with another U.S. trade or business will depend entirely on the potential investor’s business activities within the U.S., and we recommend consultation with a qualified international tax advisor on the issue. A non-U.S. stockholder treated as a corporation for federal income tax purposes that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning under FIRPTA, and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder generally will not be subject to federal income taxation unless (1) the gain or loss from such sale is effectively connected with the conduct of another U.S. trade or business or (2) our shares constitute a United States real property interest under FIRPTA. With respect to determining whether gain or loss on the sale of our stock is effectively connected with another U.S. trade or business, this determination will depend entirely on each potential non-U.S. investor’s business activities within the U.S. We recommend consultation with a qualified international tax advisor on this issue. With respect to potential taxation under FIRPTA of the sale of a United States real property interest, in general our shares will not constitute a United States real property interest provided we are a “domestically controlled” REIT.

A “domestically controlled” REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a “domestically controlled” REIT, so gain from the sale of our common stock should not be subject to federal income taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a “domestically controlled” REIT. If we are not a “domestically controlled” REIT, it is possible that our common stock would constitute a U.S. real property interest, and as a result, any gain from the sale of our common stock by a non-U.S. stockholder would be subject to federal income tax under FIRPTA, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly count more than 5% of the value of our outstanding common stock.

If sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same federal income tax treatment as a U.S. stockholder with respect to the gain recognized (subject to any applicable alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under federal income tax principles) that is not otherwise entitled to a treaty exemption. Finally, if we are not a “domestically controlled” REIT at the time our stock is sold, under FIRPTA the purchaser of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his, her or its U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Recent Legislation Relating to Foreign Accounts

Recently enacted legislation and IRS guidance imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders that own the shares through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury or the payee’s own government that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain account holders. The withholding requirements generally apply to dividend payments made after June 30, 2014 and proceeds of the sale of our stock paid after December 31, 2016. Prospective investors should consult their tax advisors regarding this legislation.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his, her or its shares in his, her or its federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CCI II OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws and their investment in our shares.

Tax Aspects of Our Operating Partnership

Our operating partnership, CCI II OP, is a disregarded entity for federal income tax purposes. Accordingly, we will be deemed to own all of the assets and liabilities of CCI II OP and we will be deemed to be entitled to treat the income of CCI II OP as our own. CCI II OP will remain a disregarded entity for federal income tax purposes unless and until it issues limited partnership interests to any subsidiary we establish that is a regarded entity for tax purposes or by persons other than us. The following discussion summarizes certain federal income tax considerations applicable to our investment in CCI II OP at such time if and when it becomes treated as a partnership for tax purposes. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of CCI II OP’s income and to deduct our distributive share of CCI II OP’s losses only if CCI II OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the “Check-the-Box-Regulations,” an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. CCI II OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though CCI II OP will be treated as a partnership for federal income tax purposes at such time, if any, that it has two or more “regarded” owners for tax purposes, it may be taxed as a corporation if it is deemed to be a publicly traded partnership (PTP). A PTP is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, a PTP will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (the 90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

In addition, limited safe harbors from the definition of a PTP are provided under the applicable PTP Treasury Regulations. Pursuant to one of these (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. CCI II OP qualifies for the Private Placement Exclusion. Moreover, even if CCI II OP were considered a PTP under the PTP Regulations because it is deemed to have more than 100 partners, we believe CCI II OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that CCI II OP will be classified as a partnership for federal income tax purposes, when it has two or more “regarded” owners for tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, CCI II OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a PTP, when it has two or more “regarded” owners for tax purposes.

Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of CCI II OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, CCI II OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason CCI II OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in CCI II OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of CCI II OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, CCI II OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing CCI II OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in CCI II OP, we will be required to take into account our allocable share of CCI II OP’s income, gains, losses, deductions and credits for any taxable year of CCI II OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from CCI II OP.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations. If an allocation is not recognized for federal income tax purposes after the time, if any, at which the operating partnership becomes a partnership for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. CCI II OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations at such time, if any, that the operating partnership becomes a partnership for tax purposes.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for CCI II OP, depreciation or amortization deductions of CCI II OP generally will be allocated among the partners in accordance with their respective interests in CCI II OP, except to the extent that CCI II OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate this will occur.

The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of CCI II OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in CCI II OP generally is equal to (1) the amount of cash and the basis of any other property contributed to CCI II OP by us, (2) increased by (a) our allocable share of CCI II OP’s income and (b) our allocable share of indebtedness of CCI II OP, and (3) reduced, but not below zero, by (a) our allocable share of CCI II OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of CCI II OP.

If the allocation of our distributive share of CCI II OP’s loss would reduce the adjusted tax basis of our partnership interest in CCI II OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from CCI II OP or a reduction in our share of CCI II OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in CCI II OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

CCI II OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that CCI II OP acquires properties for cash, CCI II OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by CCI II OP. CCI II OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, CCI II OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period.

To the extent that CCI II OP acquires properties in exchange for its partnership units, CCI II OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by CCI II OP. Although the law is not entirely clear, CCI II OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by CCI II OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by CCI II OP upon the disposition of a property acquired by CCI II OP for cash will be allocated among the partners in accordance with their respective interests in CCI II OP.

Our share of any gain realized by CCI II OP on the sale of any property held by CCI II OP as inventory or other property held primarily for sale to customers in the ordinary course of CCI II OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow CCI II OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or CCI II OP’s trade or business.

Medicare Tax

The Health Care and Education Reconciliation Act of 2010 (Reconciliation Act) requires certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an IRA or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are generally referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, investors such as plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•

whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	a need to value the assets of the Plan or IRA annually or more frequently;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable;

•	whether the investment is consistent with the applicable provisions of ERISA, the Internal Revenue Code, and other applicable laws; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Plan or IRA investor.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution in kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in kind distributions of shares, to liquidate a portion of the in kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirements

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans or IRAs on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of the IRA must provide the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. During this offering, and unless determined otherwise by our board of directors in accordance with our valuation policy, until 18 months after the termination of this offering or the termination of any follow-on offering of our shares, we intend to use the most recent gross offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the offering price less the per share amount of the special distribution). Estimates based solely on the most recent offering price of our shares of common stock will not reflect the book value or net asset value of our investments, nor our operating cash flows. Such estimates most likely will not reflect the value per share that you would receive upon our sale or liquidation, and will be subject to other limitations as described in the section of this prospectus captioned “Description of Shares — Valuation Policy.”

Beginning no later than 18 months after the conclusion of this offering, and, at the determination by our board of directors any follow-on offering, of our shares, our board of directors will disclose a reasonable estimate of the per share value of our common stock that is not based solely on the offering price of our shares. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Section 3(42) of ERISA defines “Plan Assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The allowed restrictions in examples contained in the Plan Asset Regulation are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, generally 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, generally 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. The term “benefit plan investor” is defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. We do not intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% in order to qualify for the exception for investments in which equity participation by benefit plan investors is not significant. In fact, we expect that more than 25% of our outstanding shares of common stock will be held by benefit plan investors.

Consequences of Holding Plan Assets

In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA and the Internal Revenue Code forbid Plans and IRAs from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties (generally, 5% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved). Criminal penalties may also be possible if the violation was willful. If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction with a Plan or IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 5%, but is increased to 100% if the prohibited transaction is not timely corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 300,000,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering up to 250,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our current or expected operating cash flows. Our board of directors arbitrarily determined the offering price for our shares in its sole discretion. The shares are being offered on a “best efforts” basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 50,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No selling commissions or dealer manager fees will be paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. The offering of shares of our common stock will terminate on or before September 17, 2015, which is two years after the effective date of this offering; provided, however, that our board of directors may extend the primary offering. If we decide to extend the primary offering beyond September 17, 2015, we will provide that information in a prospectus supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Cole Capital Corporation

Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital, its affiliates and its predecessors. Our dealer manager is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, see the “Management — Dealer Manager” section of this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we generally will pay to our dealer manager, Cole Capital Corporation, selling commissions in the amount of 7% of the gross proceeds of our primary offering. We also will pay our dealer manager a fee in the amount of 2% of the gross proceeds of our primary offering as compensation for acting as our dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

Our dealer manager will reallow to other broker-dealers participating in this offering all of the 7% selling commissions paid to our dealer manager in respect of shares sold by such participating broker-dealers. In addition, our dealer manager may reallow to each of the participating broker-dealers all or a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance will be determined by our dealer manager based upon a number of factors including the number of shares sold by the participating broker-dealers in this offering, the participating broker-dealer’s level of marketing support and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers.

We expect our dealer manager to utilize two distribution channels to sell our shares, FINRA-registered broker-dealers and non-registered investment advisory representatives. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price generally will be $10.00 per share. Selling commissions and dealer manager fees generally will be paid in connection with such sales as set forth in the table below. In the event of the sale of shares in our primary offering through an investment advisory representative, the purchase price for such shares will be $9.30 per share, reflecting the fact that we will not pay our dealer manager the 7% selling commission on such shares, as described in more detail below. All such sales must be made through a registered broker-dealer of record.

	Per Share	Total Maximum
Primary Offering
Price to Public	$10.00	$2,500,000,000
Selling Commissions(1)	0.70	175,000,000
Dealer Manager Fees(2)	0.20	50,000,000

Proceeds to Cole Office & Industrial REIT (CCIT II), Inc.(3)	$9.10	$2,275,000,000

Distribution Reinvestment Plan
Price to Public	$9.50	$475,000,000
Selling Commissions	—	—
Dealer Manager Fees	—	—

Proceeds to Cole Office & Industrial REIT (CCIT II), Inc.(3)	$9.50	$475,000,000

(1)	All selling commissions will be reallowed to participating broker-dealers.
(2)	All or a portion of the dealer manager fee will be reallowed to participating broker-dealers.
(3)	Before payment of other organization and offering expenses.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap fee” feature. In instances where the investment advisory representative is affiliated with a participating broker-dealer, investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (a) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the fixed or “wrap fee” feature, our dealer manager may pay to the investment advisor or other financial advisor or the company that sponsors the wrap account, marketing support, service or other denominated fees. In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of shares to investors whose contracts for investment advisor or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the shares acquired by such investors.

We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a discount. The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

	Estimated Amount	Percent of Maximum Offering (Not Including Distribution Reinvestment Plan)
Selling commissions	$175,000,000	7.0%
Dealer manager fees reallowance to participating broker-dealers	34,855,639	1.4%
Dealer manager wholesaling commissions, salaries and expense reimbursement	33,540,044	1.3%
Broker-dealer conference fees, training and education meetings, business entertainment, logoed items and sales incentives	5,954,317	0.2%
Due diligence allowance	400,000	0.0%*
Legal fees of our dealer manager	250,000	0.0%*

Total(1)	$250,000,000	10.0%

*	Less than 0.01%
(1)	Of this total amount, $175.0 million and $50.0 million (7% and 2% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. The remaining $25.0 million (1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) in expenses will be paid from proceeds from this offering in the form of reimbursements to our advisor for other organization and offering expenses.

It is important to note that we are permitted to reimburse our advisor an amount up to 2% of gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses, which includes both underwriting and non-underwriting expenses. As shown in the “Management Compensation” table elsewhere in this prospectus, we expect to reimburse non-underwriting organization and offering expenses up to $34.5 million. In no event will the total amount of underwriting compensation paid by us in the form of organization and offering expense reimbursements exceed an amount equal to 1% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan.

The total amount of underwriting compensation, including selling commissions, dealer manager fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of the primary offering.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of CCI II Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and officers and directors of other programs sponsored by Cole Capital, may purchase shares in the primary offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Pursuant to our charter, ARCP OP will be prohibited from selling the 20,000 shares of our common stock it owned as of September 17, 2013 for so long as Cole Capital remains our sponsor; provided, however, that ARCP OP may transfer ownership of all or a portion of these shares of our common stock to other affiliates of our sponsor. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by CCI II Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote regarding the removal of our advisor or any director or any of their affiliates, or any transaction between us and any of them. Shares purchased by our executive officers, directors, advisor and any of their affiliates will not be subject to a lock-up agreement. With certain exceptions, no director, officer, advisor or any affiliate may own more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding common stock, unless exempted by our board of directors.

Volume Discounts

We generally will pay to our dealer manager, Cole Capital Corporation, a selling commission equal to 7% of the gross proceeds of our primary offering. However, the selling commission we will pay in respect of purchases of $500,001 or more will be reduced with respect to the dollar volume of the purchase in excess of that amount. Volume discounts reduce the effective purchase price per share of common stock, allowing large volume purchasers to acquire more shares with their investment than would be possible if the full 7% selling commission was paid. Volume discounts will be made available to purchasers in accordance with the following table, based upon our $10.00 per share offering price:

Subscription Amount	Selling Commission Percent	Selling Commission per Share	Effective Purchase Price per Share	Dealer Manager Fee per Share	Net Proceeds per Share
Up to $500,000	7.00%	$0.70	$10.00	$0.20	$9.10
$500,001-$1,000,000	6.00%	$0.60	$9.90	$0.20	$9.10
$1,000,001-$2,000,000	5.00%	$0.50	$9.80	$0.20	$9.10
$2,000,001-$3,000,000	4.00%	$0.40	$9.70	$0.20	$9.10
$3,000,001-$4,000,000	3.00%	$0.30	$9.60	$0.20	$9.10
Over $4,000,000	2.00%	$0.20	$9.50	$0.20	$9.10

For example, a purchaser who invests $600,000 will be entitled to a discounted selling commission of 6% on the shares purchased in excess of $500,000, reducing the effective purchase price per share on the shares purchased in excess of $500,000 from $10 per share to $9.90 per share. Thus, a $600,000 investment would purchase 60,101 shares. As another example, for a subscription amount of $1.5 million, the selling commission for the first $500,000 is 7%; the discounted selling commission for the next $500,000 (up to $1.0 million) is 6%; and the discounted selling commission for the remaining $500,000 of the subscription amount is 5%.

In its sole discretion, our sponsor may agree to pay a participating broker-dealer all or a portion of the difference between the 7% selling commission and the discounted selling commission.

In addition, in order to encourage investments of more than $4.0 million, Cole Capital Corporation, with the agreement of the participating broker-dealer, may further agree to reduce or eliminate the dealer manager fee and/or the selling commission with respect to such investments.

The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his, her or its investment in our shares than investors who do not qualify for a discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below. Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In addition, investors may request in writing to aggregate new or previous subscriptions in us and/or in other publicly offered programs sponsored by Cole Capital that are not valued daily (collectively, Eligible Programs) for purposes of determining the dollar amount of shares purchased and any resulting volume discount. For example, if you previously purchased and still hold shares of our company or another Eligible Program with an aggregate purchase price of $500,000, and subsequently invest $100,000 in us and $100,000 in another Eligible Program, you may request a reduction in the selling commission on the $200,000 in new investments from 7% to 6%. Such requests may be made with respect to purchases by a single “purchaser” as defined above. Eligible Programs shall not include programs that have completed a liquidity event, including, without limitation, a merger or sale of the program, a liquidation of its assets or a listing of its shares on a national securities exchange. In addition, we reserve the right to exclude other programs from the list of Eligible Programs. For purposes of this paragraph, the dollar amount of new or previous subscriptions in Eligible Programs shall be the total purchase price paid for the shares before the deduction of selling commissions or dealer manager fees. Previous subscriptions will be counted only if the purchaser still holds the shares. Shares purchased pursuant to a distribution reinvestment plan (on which selling commissions and dealer manager fees are not paid) will not be counted toward the amount of previous subscriptions. Any request for a volume discount pursuant to this paragraph must be submitted with the order for which the discount is being requested, and will be subject to verification of the purchaser’s holdings.

Minimum Purchase Requirement

The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other public real estate program sponsored by Cole Capital, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for a selling commission of up to 6% of the gross proceeds of the shares sold by such selected dealer, and a dealer manager fee of up to 3% of the gross proceeds of the shares sold by such selected dealer. Our dealer manager may reallow up to all of the dealer manager fee to such selected dealers. In no event will the aggregate of the selling commissions and the dealer manager fee be greater than 9% of the gross proceeds of the shares sold by such selected dealer. The aggregate amount of selling commissions and the dealer manager fee that an investor would pay would not be affected by this change. In addition or alternatively, our dealer manager may enter into selected dealer agreements that provide for a selling commission of less than 7% of the gross proceeds of the shares sold by such selected dealer, with no corresponding increase in the dealer manager fee. Under this arrangement, the aggregate amount of selling commissions and the dealer manager fee that an investor would pay would be less than 9% of the gross proceeds of the shares sold by such selected dealer, reducing the effective purchase price per share paid by such investor to an amount less than $10.00 per share. The net proceeds to us will not be affected by either of these arrangements. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7% of the gross proceeds of our primary offering and a dealer manager fee of 2% of the gross proceeds of our primary offering.

HOW TO SUBSCRIBE

Persons or entities who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by his, her or its broker or financial advisor may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase shares, you must proceed as follows:

(1) Complete the execution copy of the applicable initial subscription agreement. A specimen copy of the initial subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, included in this prospectus as Appendix C. A specimen copy of an alternative version of the initial subscription agreement for new investors is attached as Appendix D. A specimen copy of an alternative version of the additional investment subscription agreement to be used by existing stockholders to purchase additional shares is attached as Appendix E.

(2) Deliver a check for the full purchase price of the shares payable to “Cole Office & Industrial REIT (CCIT II), Inc.” or alternatively “CCIT II,” provided such funds are accompanied by the applicable subscription agreement. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(3) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the applicable subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus.

Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, our bank will hold the check in accordance with applicable legal requirements pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to CCI II Advisors, our advisor, as well as affiliates of CCI II Advisors, and may continue to do so in the future.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from Cole Office & Industrial REIT (CCIT II), Inc.’s Annual Report on Form 10-K for the period from February 26, 2013 (date of inception) to December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.” The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-187470) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 28, 2014;

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed with the SEC on May 14, 2014;

(3)	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 filed with the SEC on August 14, 2014;

(4)	Definitive Proxy Statement filed with the SEC on April 8, 2014 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2013);

(5)	Current Report on Form 8-K filed with the SEC on January 13, 2014;

(6)	Current Report on Form 8-K filed with the SEC on February 13, 2014;

(7)	Current Report on Form 8-K filed with the SEC on March 13, 2014;

(8)	Current Report on Form 8-K filed with the SEC on May 1, 2014;

(9)	Current Report on Form 8-K filed with the SEC on June 2, 2014;

(10)	Current Report on Form 8-K filed with the SEC on June 10, 2014;

(11)	Current Report on Form 8-K filed with the SEC on June 18, 2014;

(12)	Current Report on Form 8-K filed with the SEC on June 20, 2014;

(13)	Current Report on Form 8-K filed with the SEC on June 25, 2014;

(14)	Current Report on Form 8-K filed with the SEC on July 1, 2014;

(15)	Current Report on Form 8-K filed with the SEC on July 14, 2014; and

(16)	Current Report on Form 8-K filed with the SEC on September 5, 2014.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations, or contact our offices at (866) 907-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the shares of our common stock to be issued in this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Office & Industrial REIT (CCIT II), Inc.

Attn: Investor Relations

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

Tel: (866) 907-2653

One of our affiliates maintains an Internet site at http://www.colecapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus, as permitted under the rules of the Securities and Exchange Commission, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please contact the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding certain public real estate programs previously sponsored by entities affiliated with our sponsor, Cole Capital, including this program. The Company has presented all prior programs subject to public reporting requirements (“Prior Public Real Estate Programs”) that have similar investment objectives to this offering. In determining which Prior Public Real Estate Programs have similar investment objectives to this offering, the Company considered factors such as the type of real estate acquired by the program, the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

These tables contain information that may aid a potential investor in evaluating the program presented. However, the purchase of our shares will not create any ownership interest in the programs included in these tables.

The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table III — Annual Operating Results of Prior Real Estate Programs;

•	Table IV — Results of Completed Programs; and

•	Table V — Sales or Disposals of Properties.

The information previously included in Table II (Compensation to Sponsor) related to the compensation paid to sponsor has been included in Table IV. A separate Table II has not been provided.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Public Real Estate Programs for which offerings have been closed since January 1, 2011. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Cole Credit Property Trust II, Inc.(1)	Cole Real Estate Investments, Inc.(2)	Cole Corporate Income Trust, Inc.(3)
Dollar amount offered	$2,270,000,000	$5,940,000,000	$3,070,000,000
Dollar amount raised	$2,266,234,296	$5,043,960,197	$1,923,548,955
Length of offering (in months)	97 months	57 months	Ongoing
Months to invest 90% of amount available for investment	40	23	35

(1)	These figures are presented as of July 17, 2013, the date Cole Credit Property Trust II, Inc. merged with Spirit Realty Capital, Inc. (the “Spirit Merger”), and include Cole Credit Property Trust II, Inc.’s initial, follow-on public and distribution reinvestment plan offerings. Cole Credit Property Trust II, Inc. began its initial public offering on June 27, 2005 and closed its initial public offering on May 22, 2007. The total dollar amount registered in the initial public offering was $552.8 million. The total dollar amount raised in the initial public offering was $547.4 million. Cole Credit Property Trust II, Inc. began its follow-on public offering on May 23, 2007 and closed its follow-on public offering on January 2, 2009. The total dollar amount registered in the follow-on public offering was $1.5 billion. The total dollar amount raised in the follow-on offering was $1.5 billion. It took Cole Credit Property Trust II, Inc. 40 months to invest 90% of the amount available for investment from its initial and follow-on public offerings. Cole Credit Property Trust II, Inc. began its distribution reinvestment plan offering on September 18, 2008 and suspended its distribution reinvestment plan offering on December 6, 2012. The total dollar amount registered and available to be offered in the distribution reinvestment plan offering was $285.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $261.3 million.

(2)	These figures are presented as of June 20, 2013, which was the date of Cole Real Estate Investment, Inc.’s (formerly known as Cole Credit Property Trust III, Inc.) listing on the New York Stock Exchange (the “Listing”), and include Cole Real Estate Investments, Inc.’s initial, follow-on public and distribution reinvestment plan offerings. Cole Real Estate Investments, Inc. began its initial public offering on October 1, 2008 and closed its initial public offering on October 1, 2010. The total dollar amount registered in the initial public offering was $2.49 billion. The total dollar amount raised in the initial public offering was $2.2 billion. Cole Real Estate Investments, Inc. began its follow-on public offering after the termination of its initial public offering on October 1, 2010 and closed its follow-on public offering on April 27, 2012. The total dollar amount registered in the follow-on public offering was $2.7 billion. The total dollar amount raised in the follow-on public offering was $2.6 billion. It took Cole Real Estate Investments, Inc. 23 months to invest 90% of the amount available for investment from its initial and follow-on public offerings. Cole Real Estate Investments, Inc. registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2012 and automatically became effective with the SEC upon filing. The total dollar amount registered and available to be offered in the distribution reinvestment plan offering was $712.5 million. On June 17, 2013, the board of directors of Cole Real Estate Investments, Inc. voted to terminate the distribution reinvestment plan effective as of June 20, 2013. Prior to the termination date, the total dollar amount raised in the distribution reinvestment plan offering was $192.4 million.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

(3)	These figures are presented as of December 31, 2013. Cole Corporate Income Trust, Inc. began its initial public offering on February 10, 2011 and closed its initial public offering on November 21, 2013. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. The total dollar amount raised in the initial public offering was $1.9 billion. It took Cole Corporate Income Trust, Inc. 35 months to invest 90% of the amount available for investment from its initial offering. Cole Corporate Income Trust, Inc. registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the SEC on September 26, 2013 and automatically became effective with the SEC upon filing. Cole Corporate Income Trust, Inc. expects to continue to issue shares of common stock under the distribution reinvestment plan offering. The total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering is $95.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $6.2 million as of December 31, 2013.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the operating results of Prior Public Real Estate Programs sponsored by the sponsor of our program, the offerings of which have been closed since January 1, 2009. The information relates only to public programs with investment objectives similar to this program. All figures are as of December 31 of the year indicated, unless otherwise noted.

	Cole Corporate Income Trust, Inc. (in thousands, except distribution data and per share amounts)
	For the Period from April 6, 2010 (Date of Inception) to December 31, 2010	2011	2012	2013
Balance Sheet Data
Total assets	$200	$37,473	$311,292	$2,445,677
Total liabilities	$—	$26,494	$171,908	$823,820
Stockholders’ equity	$200	$10,847	$137,279	$1,588,585
Operating Data
Total revenues	$—	$1,843	$7,472	$87,059
Total expenses	$—	$2,202	$11,430	$115,475
Operating loss	$—	$(359)	$(3,958)	$(28,416)
Interest expense	$—	$(791)	$(1,394)	$(13,028)
Net loss	$—	$(1,143)	$(5,301)	$(40,904)
Cash Flow Data
Cash flows provided by (used in) operating activities	$—	$433	$(2,171)	$1,072
Cash flows used in investing activities	$—	$(33,230)	$(259,738)	$(2,047,275)
Cash flows provided by financing activities	$200	$34,478	$272,216	$2,098,088
Distribution Data
Total distributions	$—	$214	$3,942	$49,840
Distribution Data Per $1,000 Invested
Total distributions paid	$—	$33.12	$65.00	$65.00
Sources of distributions paid:
Net cash provided by operating activities(1)	$—	$33.12	$3.59	$1.40
Proceeds from the issuance of common stock(2)	$—	$—	$61.41	$63.60
Estimated value per share(3)	N/A	N/A	N/A	N/A

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust II, Inc. (in thousands, except distribution data and per share amounts)
	2009	2010	2011	2012	Period from January 1, 2013 to June 30, 2013(4)
Balance Sheet Data
Total assets	$3,413,104	$3,485,335	$3,430,322	$3,289,536	$3,212,727
Total liabilities	$1,803,360	$1,912,723	$1,944,127	$1,922,109	$1,901,642
Stockholders’ equity	$1,521,984	$1,560,375	$1,471,713	$1,367,306	$1,311,085
Operating Data
Total revenue	$275,455	$269,150	$279,345	$282,852	$142,886
Total expenses	$155,236	$136,833	$138,940	$150,172	$84,105
Operating income	$120,219	$132,317	$140,405	$132,680	$58,781
Interest expense	$98,997	$102,977	$108,186	$107,963	$(52,133)
Net income	$22,406	$30,430	$53,809	$25,397	$6,971
Cash Flow Data
Cash flows provided by operating activities	$116,872	$105,627	$114,449	$118,371	$49,170
Cash flows provided by (used in) investing activities	$(45,497)	$(110,207)	$(18,328)	$11,205	$14,476
Cash flows (used in) provided by financing activities	$(149,443)	$21,954	$(88,707)	$(161,397)	$(68,843)
Distribution Data
Total distributions	$134,983	$129,251	$131,003	$131,378	$65,027
Distribution Data Per $1,000 Invested
Total distributions paid	$66.25	$62.50	$62.50	$62.50	$31.25
Sources of distributions paid:
Net cash provided by operating activities(1)	$60.72	$51.08	$54.60	$56.31	$23.63
Proceeds from the issuance of common stock(2)	$1.59	$1.66	$1.44	$0.11	$—
Net sale proceeds(5)	$—	$—	$5.34	$4.36	$1.95
Principal repayments(6)	$—	$—	$—	$1.72	$5.67
Return of capital from unconsolidated joint ventures	$—	$0.76	$1.12	$—	$—
Net borrowings	$3.94	$9.00	$—	$—	$—
Estimated value per share(3)	N/A	$8.05	$9.35	$9.35	$9.45 (7)

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Real Estate Investments, Inc. (in thousands, except distribution data and per share amounts)
	2009	2010	2011	2012	Period from January 1, 2013 to June 30, 2013(8)
Balance Sheet Data
Total assets	$1,005,895	$3,243,658	$5,697,568	$7,453,725	$7,913,173
Total liabilities	$162,050	$1,180,608	$2,579,204	$3,536,315	$3,967,089
Stockholders’ equity	$831,463	$1,996,781	$2,982,988	$3,679,025	$3,929,366
Operating Data
Total revenue	$23,003	$118,238	$323,980	$542,942	$410,517
Total expenses	$28,786	$105,762	$215,113	$334,058	$274,671
Operating (loss) income	$(6,074)	$12,476	$108,867	$208,884	$135,846
Interest expense	$2,352	$22,969	$78,968	$140,113	$(88,007)
(Loss) income from continuing operations	$(7,926)	$(9,422)	$31,718	$87,855	$49,504
Net (loss) income attributable to the company	$(7,821)	$(6,293)	$45,296	$203,338	$69,134
Cash Flow Data
Net cash provided by operating activities	$75	$35,792	$145,681	$242,464	$146,762
Net cash used in investing activities	$(702,105)	$(2,340,776)	$(2,350,677)	$(1,708,688)	$(220,304)
Net cash provided by financing activities	$980,575	$2,136,209	$2,311,407	$1,442,375	$48,512
Distribution Data
Total distributions	$21,764	$112,612	$194,877	$295,653	$160,685
Distribution Data Per $1,000 Invested
Total distributions paid	$66.65	$69.38	$65.00	$65.00	$68.71
Sources of distributions paid:
Net cash provided by operating activities(1)	$0.23	$22.05	$48.59	$53.31	$62.76
Proceeds from the issuance of common stock(2)	$56.85	$36.16	$16.03	$10.57	$—
Distributions received in excess of income from unconsolidated joint ventures	$—	$—	$0.38	$1.12	$1.03
Net borrowings	$9.57	$11.17	$—	$—	$4.92
Estimated value per share(3)	N/A	N/A	N/A	N/A	N/A

(1)	Includes cash flows in excess of distributions from prior periods.

(2)	Net cash provided by (used in) operating activities reflects a reduction for real estate acquisition related expenses. Real estate acquisition related expenses are treated as funded by proceeds from the offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock are considered a source of distributions to the extent that real estate acquisition related expenses reduced net cash flows provided by (used in) operating activities.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

(3)	N/A indicates there is no public trading market for the shares during the period indicated or estimated value per share as determined by the respective company’s board of directors. Beginning 18 months after the termination of the offering, or such earlier time as may be required by applicable regulations, the respective company’s board of directors will determine and disclose the per share estimated value of its common stock.

(4)	The Spirit Merger was completed on July 17, 2013. Financial data is presented for Cole Credit Property Trust II, Inc. from January 1, 2013 to June 30, 2013, the most recent reporting date prior to the completion of the Spirit Merger.

(5)	Net sale proceeds include proceeds in excess of Cole Credit Property Trust II, Inc.’s investment in marketable securities, proceeds from the sale of an unconsolidated joint venture, and proceeds from the sale of real estate and condemnations.

(6)	Principal repayments include repayments from mortgage notes receivable and real estate under direct financing leases.

(7)	Estimated share value of $9.45 was approved by Cole Credit Property Trust II, Inc.’s board of directors on January 23, 2013, and represents the then-most recent estimated share value as of June 30, 2013.

(8)	On April 5, 2013, Cole Credit Property Trust III, Inc. completed a transaction whereby Cole Holdings merged with and into CREInvestments, LLC, a wholly owned subsidiary of Cole Credit Property Trust III, Inc. (the “Cole Holdings Merger”). Cole Credit Property Trust III, Inc. changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the New York Stock Exchange on June 20, 2013. Financial data for 2013 is presented for Cole Real Estate Investments, Inc. as of June 30, 2013.

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

This table provides summary information on the results of completed programs since January 1, 2004 by Prior Public Real Estate Programs sponsored by the sponsor of our program, which have similar objectives to those of this program.

	Cole Credit Property Trust II, Inc.	Cole Real Estate Investments, Inc.
Date closed	July 17, 2013	June 20, 2013
Duration in months	97 months	57 months
Aggregate dollar amount raised	$2,266,234,296	$5,043,960,197
Annualized return on investment(1)	3.4%	7.2%
Total annualized return(2)	5.6%	9.9%
Median annual leverage	51.5%	37.2%
Compensation Data:
Amount paid to sponsor:(3)
Selling commissions and dealer manager fees reallowed	$25,741,562	$67,053,734
Acquisition and advisory fees and expenses	70,450,127	157,619,281
Asset management fees and expenses	48,500,845	70,618,980
Property management and leasing fees and expenses	31,730,864	27,305,313
Operating expenses	13,455,324	22,139,113
Other(4)	41,407,253	99,745,877

Total	$231,285,975	$444,482,298

(1)	Calculated as (i) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (ii) the aggregate amount invested by investors multiplied by the number of years from the registrant’s initial receipt of offering proceeds from a third party investor to the liquidity event.

(2)	The total annualized return calculation assumes the investment was made as of the program’s break of escrow at the gross offering price of $10 per share, was held through the date of the liquidity event and that distributions were paid monthly in cash.

(3)	The Cole Holdings Merger was completed on April 5, 2013. The consideration paid to the sponsor in connection with the Cole Holdings Merger is not included in this table. Investors should see the “Prior Performance Summary — Liquidity Track Record — Prior Public Programs” section of the prospectus for a description of the compensation that was and may be paid to the sponsor in connection with the Cole Holdings Merger.

(4)	Amounts herein include construction management fees, other offering costs, real estate commissions and finance coordination fees.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2011 by Prior Public Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2013.

			Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties, Including Closing and Soft Costs			Excess of Property Operating Cash Receipts Over Cash Expenditures
Property(1)	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale(2)	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(3)		Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total
Cole Credit Property Trust, Inc.
CarMax - Merriam, KS	04/04	12/11	$4,660,866	$14,175,000	$—	$—	$18,835,866	(5)	$14,175,000	$5,237,436	$19,412,436	$4,262,437
Wawa Portfolio - Various	07/04	07/12	5,061,248	8,580,000	—	—	13,641,248	(6)	7,688,248	5,604,087	13,292,335	10,925,248	(7)
Walgreens - Hutchinson, KS	07/05	09/12	1,215,771	3,462,000	—	—	4,677,771	(8)	3,462,000	2,121,134	5,583,134	835,402
Walgreens - Newton, KS	07/05	09/12	1,013,121	2,891,000	—	—	3,904,121	(9)	2,891,000	1,779,402	4,670,402	712,887

(1)	Cole Credit Property Trust II, Inc. and Cole Credit Property Trust III, Inc. sold all of their properties during 2013 in connection with the Spirit Merger and the Listing, respectively, and were therefore included in Table IV.

(2)	Mortgage balance represents face amount of assumed loans and does not represent discounted current value.

(3)	None of the amounts are being reported for tax purposes on the installment basis.

(4)	The amounts shown do not include a pro rata share of the original offering costs. There was no carried interest received in lieu of commissions in connection with the acquisition of the property.

(5)	Cole Credit Property Trust, Inc. recorded a taxable gain of $2.1 million related to the property sale, all of which was a capital gain.

(6)	Cole Credit Property Trust, Inc. recorded a taxable gain of $2.8 million related to the sale of three properties, of which $303,000 was an ordinary gain.

(7)	This sale represents the disposition of a three property convenience store portfolio that was owned by Cole Credit Property Trust, Inc.

(8)	Cole Credit Property Trust, Inc. recorded a taxable loss of $177,000 related to the property sale, all of which was a capital loss.

(9)	Cole Credit Property Trust, Inc. recorded a taxable loss of $126,000 related to the property sale, all of which was a capital loss.

Past performance is not necessarily indicative of future results.

APPENDIX B

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	This subscription is in the amount of $ ☐ Check if amount is estimated
☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000) (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

Existing Account #

2.	Payment will be made with:	☐ Enclosed check (Make check payable to Cole REIT)	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
			☐ Checking	☐ Savings
Financial Institution

	Routing/Transit #		Account #

3. (Optional) For purchases without selling commissions, please designate below, if applicable:
☐ RIA/WRAP Account	☐ Cole Employee, Affiliate or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration	2.	Qualified Registration
	☐ Individual Ownership (one signature required)		☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)		☐ Roth IRA
	☐ Community Property (all parties must sign)		☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)		☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)
Nameof Trust
Dateof Trust Tax ID # (if applicable)
	☐ Transfer on Death (fill out TOD Form to effect designation)		☐ Pension or Profit Sharing Plan (exempt under 401(a))
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act		☐ Non-custodial ☐ Custodial
	(UGMA/UTMA adult custodian signature required)		PlanName Tax ID #
	State of		☐ Other (specify)
	Custodian for (minor’s name)	3.	Custodian or Clearing Firm/Platform Information, if
	☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)		applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)		Name

	☐ PartnershipOwnership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)		Street/PO Box
	☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)		City State Zip
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
	☐ Other (specify)		Custodian Tax ID # (provided by Custodian)

Custodian or Clearing Firm/Platform Account #

Custodian Phone

B-1

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	SSN or Tax ID # Date of Birth

SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

Name of Cole Program	Cole Account #	SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan	Note: All custodial account distributions not reinvested pursuant to
☐ Send to Custodial Account (listed in Section B-3)	the distribution reinvestment plan will be sent to the custodian.
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party
(Non-custodial accounts only)
☐ Direct Deposit (Non-custodial accounts only)

☐ Checking ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2
City State Zip

By signing this agreement, I authorize Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT II to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

B-2

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.
|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.
|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.
|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.
|	9. For Kentucky, Michigan, and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.
|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.
|	12. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)
|	13. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.
|	14. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically.

(If you are choosing to go green, please make sure you provide your email address in Section C.)

If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

B-3

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No

City State Zip

Email Address

☐   Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer.

     ONLYCHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)
	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCIT II	CCIT II
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved		CCIT2-AGMT-03(09-14)

B-4

APPENDIX C

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCIT II and who purchased their shares directly from CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT II Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount of $ (minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed Check (Make check payable to Cole REIT)	☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)			SSN or Tax ID #

Existing Account #

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.

|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

|	9. For Kentucky and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

C-1

INVESTOR | CO-INVESTOR

|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	12. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)

|	13. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

|	14. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically.

(If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here:

SUBSTITUTED W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCIT II	CCIT II
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved		CCIT2-AI-04 (10-14)

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST V, INC. COLE OFFICE & INDUSTRIAL REIT (CCIT II), Inc.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
1.	This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.
	a. $ COLE CREDIT PROPERTY TRUST V, INC.	☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account #
☐ Check if amount is estimated

	b. $ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.	☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account #
☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check Make check payable to Cole REIT)	☐ Funds wired	☐ Funds to follow

☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

3.	(Optional) For purchases without selling commissions, please designate below, if applicable:
	☐ RIA/WRAP Account	☐ Cole Employee, Affiliate or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration	2.	Qualified Registration
	☐ Individual Ownership (one signature required)		☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)		☐ Roth IRA
	☐ Community Property (all parties must sign)		☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)		☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)		☐ Pension or Profit Sharing Plan (exempt under 401(a)) ☐ Non-custodial ☐ Custodial
	Nameof Trust		Plan Name Tax ID #
	Dateof Trust Tax ID # (if applicable)		☐ Other (specify)
	☐ Transfer on Death (fill out TOD Form to effect designation)	3.	Custodian or Clearing Firm/Platform Information, if applicable
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act		(send all paperwork directly to the Custodian or Clearing Firm/Platform)

	(UGMA/UTMA adult custodian signature required)		Name

Street/PO Box
	State of		City State Zip
	Custodian for (minor’s name)		Custodian Tax ID # (provided by Custodian)
	☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)		Custodian or Clearing Firm/Platform Account #
	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)		Custodian Phone
☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

☐ Other (specify)

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	SSN or Tax ID # Date of Birth

SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

Name of Cole Program	Cole Account #	SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan

☐ Send to Custodial Account (listed in Section B-3)

☐ Mail to Address of Record (Non-custodial accounts only)

☐ Mail to Brokerage Account or Third Party

(Non-custodial accounts only)

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

☐ Direct Deposit (Non-custodial accounts only)

        ☐ Checking                     ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2

City State Zip

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust V, Inc. (CCPT V) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.
INVESTOR | CO-INVESTOR
|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.
|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.
|	8. For Kentucky and Michigan residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.
|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.
|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gasprograms, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.
|	11. For New Mexico residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.
|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.
|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.
INVESTOR | CO-INVESTOR
|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.
|	8. For Kentucky and Michigan residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.
|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

$100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gasprograms, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.
|	11. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)
|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.
|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquidnet worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)
a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No
☐ Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer. ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.
City State Zip

Email Address

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)
a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)

	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by he investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved			JOINT-3-AGMT-02(09-14)

APPENDIX E

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST V, INC. COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V) and/ or Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCPT V and/or CCIT II and who purchased their shares directly from CCPT V and/or CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement, CCIT II Initial Subscription Agreement or the CCPT V/CCIT II Joint Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ COLE CREDIT PROPERTY TRUST V, INC. (minimum $1,000) ☐ Check if amount is estimated

b. $ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. (minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check (Make check payable to Cole REIT)	☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)			SSN or Tax ID #

Existing Account #

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V and CCIT II.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

E-1

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

|	8. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	11. For New Mexico residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

|	8. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	11. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)

|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

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C   INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest a in Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

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This Page Left Blank Intentionally

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved	JOINT-3-AI-03 (10-14)

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APPENDIX F

DISTRIBUTION REINVESTMENT PLAN

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

EFFECTIVE AS OF AUGUST 13, 2013

Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate. Any holder of shares of common stock of the Company, par value $.01 per share (the “Shares”), and, subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by an affiliate of Cole Corporate Income Advisors II, LLC, the Company’s advisor (an “Affiliated Program”), may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively, “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received on or prior to the last day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 9. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors or the board or general partner of an Affiliated Program, as applicable. A written election to participate must be received by the Administrator prior to the last business day of the month, in order to become a Plan Participant with respect to that month’s Distributions. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

3. General Terms of Plan Investments.

The Administrator will apply all Distributions subject to this Plan, as follows:

(a) During the Company’s public offering (the “Offering”) of Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-187470), as amended or supplemented (the “Registration Statement”), and until such time as the Board of the Company determines a reasonable estimate of the value of the Shares, the Administrator will invest Distributions in Shares at a price equal to $9.50 less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. On or after the date the Board determines a reasonable estimate of the value of the Shares (the “Initial Board Valuation”) under the Company’s valuation policy, as such valuation policy is amended from time to time (the “Valuation Policy”), the Administrator will invest Distributions in Shares at a price equal to the most recently disclosed estimated value as determined in accordance with the Valuation Policy less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(b) After termination of the Registration Statement, the Administrator will invest Distributions in Shares that are registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”). No advance notice of pricing pursuant to this Paragraph 3(b) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(c) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(d) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(e) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(f) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.

(g) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(h) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the board of directors.

4. Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. [Intentionally Omitted].

6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s Offering of Shares pursuant to the Registration Statement, as may be amended or supplemented, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;

(ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Plan; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator on or prior to the last day of the Distribution Period to which it relates.

(b) As the Distribution Period is presently monthly, a written election to terminate must be received by the Administrator prior to the last business day of the month, in order to terminate participation in the Plan for that month. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

(c) A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(d) In the event that a Participant requests a redemption of all of the Participant’s Shares, the Participant will be deemed to have given written notice to the Administrator, at the time the redemption request is submitted, that the Participant is terminating his or her participation in the Plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the Participant’s Shares are redeemed unless the Participant notifies the Administrator that he or she elects to resume participation in the Plan.

10. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment, Suspension or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b) The Administrator may suspend or terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After suspension or termination of the Plan or suspension or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the suspension or termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of Cole Corporate Income Partnership II, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Corporate Income Operating Partnership II, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Office & Industrial REIT (CCIT II), Inc.

Prospectus

Up to 300,000,000 Shares of Common Stock

Offered to the Public

ALPHABETICAL INDEX	Page
Cautionary Note Regarding Forward-Looking Statements	58
Conflicts of Interest	87
Description of Shares	129
Estimated Use of Proceeds	59
Experts	185
Federal Income Tax Considerations	154
How to Subscribe	184
Incorporation by Reference	185
Investment by Tax-Exempt Entities and ERISA Considerations	172
Investment Objectives and Policies	94
Legal Matters	185
Management	62
Management Compensation	79
Our Operating Partnership Agreement	150
Plan of Distribution	178
Prior Performance Summary	117
Prospectus Summary	9
Questions and Answers About This Offering	1
Risk Factors	23
Selected Financial Data	116
Suitability Standards	i
Summary of Distribution Reinvestment Plan	146
Supplemental Sales Material	185
Where You Can Find More Information	186

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation.

This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Cole Capital Corporation

October 2, 2014

CCIT2-PRO-02

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

SUPPLEMENT NO. 13 DATED FEBRUARY 4, 2015

TO THE PROSPECTUS DATED OCTOBER 2, 2014

This document supplements, and should be read in conjunction with, the prospectus of Cole Office & Industrial REIT (CCIT II), Inc. dated October 2, 2014. This Supplement No. 13 supersedes and replaces all previous supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus as supplemented herein.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Office & Industrial REIT (CCIT II), Inc.;

(2)	declaration of distributions;

(3)	the termination and settlement of a potential change of control for our sponsor;

(4)	an update to our suitability standards for Michigan investors;

(5)	recent real property investments and debt;

(6)	updates to our risk factors;

(7)	updates to our management;

(8)	the renewal of our advisory agreement;

(9)	compensation, fees and reimbursements paid or payable to Cole Corporate Income Advisors II, LLC and its affiliates as of September 30, 2014;

(10)	updated selected financial data;

(11)	updated distributions and share redemption information;

(12)	an update to our valuation policy;

(13)	the delivery of revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, attached hereto as Appendices B, C, D and E, respectively; and

(14)	the incorporation of certain historical information by reference into the prospectus.

OPERATING INFORMATION

Status of Our Public Offering

The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission (the SEC) on September 17, 2013. Of these shares, we are offering 250,000,000 shares in our primary offering and up to 50,000,000 shares pursuant to our distribution reinvestment plan, subject to our ability to reallocate shares between our primary offering and our distribution reinvestment plan. During the month of January 2015, we accepted investors’ subscriptions for, and issued, a total of approximately 301,000 shares of our common stock in the offering, resulting in gross proceeds to us of approximately $2.9 million, consisting of approximately 224,000 shares of our common stock in our primary offering, resulting in gross proceeds to us of approximately $2.2 million, and approximately 77,000 shares of our common stock pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $735,000. As of January 31, 2015, we had accepted investors’ subscriptions for, and issued, a total of approximately 24.9 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $247.9 million (including shares issued pursuant to our distribution reinvestment plan). As of January 31, 2015, approximately 275.1 million shares of our common stock remained available for sale in the offering for approximately $2.7 billion.

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We will offer shares of our common stock pursuant to the offering until September 17, 2015, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by September 17, 2015, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Distributions

Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0017260274 per share, assuming a $10.00 per share purchase price, for stockholders of record as of the close of business on each day of the period commencing on January 1, 2015 and ending on March 31, 2015. The payment date for each of the daily distributions of the period commencing on January 1, 2015 and ending on January 31, 2015 will be in February 2015. The payment date for each of the daily distributions of the period commencing on February 1, 2015 and ending on February 28, 2015 will be in March 2015. The payment date for each of the daily distributions of the period commencing on March 1, 2015 and ending on March 31, 2015 will be in April 2015.

PROSPECTUS UPDATES

Termination and Settlement of a Potential Change of Control for Our Sponsor

The prospectus is hereby supplemented to include the following information regarding the termination and settlement of a potential change of control for our sponsor.

An affiliate of American Realty Capital Properties, Inc. (ARCP) entered into a definitive agreement (the RCAP Agreement), dated as of September 30, 2014, with RCS Capital Corporation (RCAP) pursuant to which RCAP would have acquired Cole Capital®, our sponsor. The acquisition would have included our external advisor, Cole Corporate Income Advisors II, LLC (CCI II Advisors), and our dealer manager, Cole Capital Corporation. Additionally, the parties entered into a strategic arrangement by which an indirect wholly-owned subsidiary of ARCP would have acted as sub-advisor (the Sub-advisor) to the non-traded real estate investment trusts sponsored by Cole Capital® (the Managed Funds), including us, and would have acquired and property managed real estate assets for the Managed Funds.

On October 22, 2014, our advisor entered into an interim sub-advisory agreement (the Interim Agreement) with RCAP Cole Corporate Income Advisors II, LLC, a subsidiary of RCAP (the RCAP Sub-advisor), in connection with the first closing under the RCAP Agreement. Pursuant to the Interim Agreement, the RCAP Sub-advisor agreed to use commercially reasonable best efforts to manage and supervise our operations and administration, other than the acquisition, our operation and disposition of assets, pending the final closing under the RCAP Agreement. The Interim Agreement provided for substantially the same allocation of advisory services and compensation as contemplated under the RCAP agreement.

On November 3, 2014, RCAP publicly announced that it had notified ARCP of its termination of the RCAP Agreement, and that the RCAP Sub-advisor would not act as our sub-advisor. Also on November 3, 2014, ARCP publicly announced that it had informed RCAP that RCAP’s attempt to terminate the RCAP Agreement constitutes a breach of the RCAP Agreement.

On November 11, 2014, ARCP filed a complaint in the Court of Chancery of the State of Delaware against RCAP alleging that RCAP’s attempt to terminate the RCAP Agreement constitutes a breach of the RCAP Agreement and seeking, among other things, specific performance of the RCAP Agreement or, in the alternative,

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money damages. On December 4, 2014, ARCP announced that it had entered into a settlement agreement with RCAP that resolved the dispute over RCAP’s termination of the RCAP Agreement.

Suitability Standards

The prospectus is hereby supplemented by deleting in its entirety the requirement that investors in Michigan must have a liquid net worth of at least 10 times their investment us, as currently provided in the “Suitability Standards” section beginning on page i of the prospectus and the Subscription Agreements previously attached as Appendices B, C, D and E to the prospectus. The revised Subscription Agreements attached hereto reflect the removal of such suitability standard.

Recent Real Property Investments and Debt

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Prospectus Summary — Description of Real Estate Investments” on page 12 of the prospectus.

Description of Real Estate Investments

As of January 31, 2015, we, through separate wholly-owned limited liability companies and limited partnerships of ours and our operating partnership, owned 23 properties, located in 15 states, consisting of approximately 7.2 million gross rentable square feet of corporate office and industrial space. We acquired 11 properties, listed below, between September 11, 2014 and January 31, 2015, which were acquired through the use of proceeds from our initial public offering and debt borrowings.

Property Description	Tenant Industry	Number of Tenants	Tenants	Rentable Square Feet	Purchase Price
Amcor Rigid Plastics (The Plant) — Bellevue, OH	Manufacturing	1	Amcor Rigid Plastics USA, Inc.	202,408	$10,928,322
Amcor Rigid Plastics (The Warehouse) — Bellevue, OH	Manfufacturing	1	Amcor Rigid Plastics USA, Inc.	181,838	9,425,008
FedEx Ground — Johnstown, CO	Logistics	1	FedEx Ground Package System, Inc.	97,187	14,786,000
3D Systems — Rock Hill, SC	Manufacturing	1	3D Systems, Inc.	200,978	9,700,000
3 Phoenix Campus — Wake Forest, NC	Other Professional Services	1	3 Phoenix, Inc.	63,000	10,400,000
Amazon Distribution Center — Petersburg, VA	Wholesale	1	Amazon.com.kydc LLC	1,016,065	58,944,130
Protein Simple — San Jose, CA	Healthcare	1	ProteinSimple	97,957	36,000,000
Freeport McMoRan — Phoenix, AZ (1)	Mining and natural resources	2	Freeport Minerals Corporation/ Arizona Commerce Authority	249,012	110,000,000
Avnet – San Antonio, TX	Electronics and Appliances	1	Avnet, Inc.	58,000	12,750,000
DuPont – Johnston, IA	Agriculture	1	E.I. DuPont de Nemours and Company	184,288	37,875,000
Procter & Gamble – Union, OH	Manufacturing	1	The Procter & Gamble Distributing LLC	1,791,246	85,692,347

				4,141,979	$396,500,807

(1)	The property is comprised of eight and one-half floors of a 26-story office building with 249,012 square feet that is 99% leased to Freeport Minerals Corporation.

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The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 109 of the prospectus.

Real Property Investments

As of January 31, 2015, we, through separate wholly-owned limited liability companies and limited partnerships of ours and our operating partnership, owned 23 properties, located in 15 states, consisting of approximately 7.2 million gross rentable square feet of corporate office and industrial space. We acquired 11 properties, listed below, between September 11, 2014 and January 31, 2015, which were acquired through the use of proceeds from our initial public offering and debt borrowings.

Property Description	Date Acquired	Year Built	Purchase Price (1)	Fees Paid to or Due to Sponsor (2)	Initial Yield (3)		Average Yield (4)	Physical Occupancy
Amcor Rigid Plastics (The Plant) — Bellevue, OH	September 26, 2014	1998	$10,928,322	$218,566	6.95%		8.01%	100%
Amcor Rigid Plastics (The Warehouse) — Bellevue, OH	September 26, 2014	2006	9,425,008	188,500	6.95%		8.01%	100%
FedEx Ground — Johnstown, CO	September 30, 2014	2014	14,786,000	295,720	6.75%		6.75%	100%
3D Systems — Rock Hill, SC	September 30, 2014	1992	9,700,000	194,000	2.12	% (5)	7.25%	100%
3 Phoenix Campus — Wake Forest, NC	September 30, 2014	2014	10,400,000	208,000	7.35%		8.12%	100%
Amazon Distribution Center — Petersburg, VA	October 15, 2014	2012	58,944,130	1,178,883	5.80%		6.35%	100%
Protein Simple — San Jose, CA	October 23, 2014	2014	36,000,000	720,000	5.94%		7.03%	100%
Freeport McMoRan — Phoenix, AZ (6)	November 4, 2014	2010	110,000,000	2,200,000	6.80%		8.11%	100%

Avnet – San Antonio, TX	December 19, 2014	2014	12,750,000	255,000	6.57%		7.20%	100%

DuPont – Johnston, IA	December 19, 2014	2014	37,875,000	757,500	6.70%		6.86%	100%

Procter & Gamble – Union, OH	December 23, 2014	2014	85,692,347	1,713,847	6.94%		7.44%	100%

			$396,500,807	$7,930,016

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.
(2)	Represents the number of renewal options and the term of each option.
(3)	Effective annual base rent and effective annual base rent per square foot add back adjustments for rent concessions or abatements, if any. In general, we intend for our properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.
(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.
(5)	The initial yield is calculated using the effective annualized base rent, which is reduced during the first lease year due to the tenant occupying a portion of the building. The effective annual base rent increases in year two to reflect the tenant’s use of the entire property, resulting in a year two yield of 6.73%.
(6)	The property is comprised of eight and one-half floors of a 26-story office building with 249,012 square feet that is 99% leased to Freeport Minerals Corporation.

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The following table sets forth the principal provisions of the lease terms for the major tenant at the property listed above:

Property	Major Tenant (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)		Lease Term (4)
Amcor Rigid Plastics (The Plant) — Bellevue, OH	Amcor Rigid Plastics USA, Inc.	202,408	100%	2/5 yr.	$759,030	(5)	$3.75		9/26/2014	–	8/31/2029
Amcor Rigid Plastics (The Warehouse) — Bellevue, OH	Amcor Rigid Plastics USA, Inc.	181,838	100%	2/5 yr.	$654,617	(5)	$3.60		9/26/2014	–	8/31/2029
FedEx Ground — Johnstown, CO	FedEx Ground Package System, Inc.	97,187	100%	2/5 yr.	$998,057		$10.27		9/30/2014	–	8/31/2024
3D Systems — Rock Hill, SC	3D Systems, Inc.	200,978	100%	1/5 yr.,	$205,296	(6)	$3.50	(7)	9/30/2014	–	12/31/2014
				& 1/3	$340,728	(6)	$3.50	(7)	1/1/2015	–	6/30/2015
				yr.	$653,184	(8)	$3.25		7/1/2015	–	6/30/2024
3 Phoenix Campus — Wake Forest, NC	3 Phoenix, Inc.	63,000	100%	2/5 yr.	$764,202		$12.13		9/30/2014	–	7/13/2015
					$773,568		$12.28		7/14/2015	–	7/13/2016
					$783,167	(9)	$12.43		7/14/2016	–	1/13/2025
Amazon Distribution Center — Petersburg, VA	Amazon.com. kydc LLC	1,016,065	100%	4/5 yr.	$3,418,760	(10)	$3.36		10/15/2014	–	9/30/2027
Protein Simple — San Jose, CA	ProteinSimple	97,957	100%	2/5 yr.	$2,139,381		$21.84		10/23/2014	–	3/31/2016
					$2,327,458		$23.76		4/1/2016	–	9/30/2016
					$2,586,065	(8)	$26.40		10/1/2016	–	9/30/2023
Freeport McMoRan	Freeport	246,490	99%	2/5 yr.	$7,394,700		$30.00		11/4/2014	–	5/16/2015
— Phoenix, AZ					$7,887,680		$32.00		5/17/2015	–	5/16/2017
					$8,627,150		$35.00		5/17/2017	–	5/16/2022
					$9,366,620		$38.00		5/17/2022	–	5/16/2027
Avnet — San	Avnet, Inc.	58,000	100%	1/5 yr.	$838,100	(5)	$14.45		12/19/2014	–	11/30/2024
Antonio, TX
DuPont — Johnston, IA	E.I. DuPont de Nemours and Company	184,288	100%	—	$2,538,250		$13.77		12/19/2014	–	12/31/2015
					$2,576,324		$13.98		1/1/2016	–	12/31/2020
					$2,627,850		$14.26		1/1/2021	–	11/30/2026
Procter & Gamble — Union, OH	The Procter & Gamble Distributing	1,791,246	100%	3/5 yr.	$5,949,617	(10)	$3.32		12/23/2014	–	10/31/2024

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.
(2)	Represents the number of renewal options and the term of each option.

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(3)	Effective annual base rent and effective annual base rent per square foot add back adjustments for rent concessions or abatements, if any. In general, we intend for our properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.
(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.
(5)	The annual base rent under the lease increases annually by 2.0% of the then-current annual base rent.
(6)	The effective annual base rent for this property is reduced during the first lease year due to the tenant occupying a portion of the building. The effective annual base rent increases in year two to reflect the tenant’s use of the entire property.
(7)	The effective annual base rent per square foot is calculated based on the portion of the building that the tenant occupies during the first lease year.
(8)	The annual base rent under the lease increases annually by approximately 3.0% of the then-current annual base rent.
(9)	The annual base rent under the lease increases annually by approximately 2.5% of the then-current annual base rent.
(10)	The annual base rent under the lease increases annually by approximately 1.5% of the then-current annual base rent.

Tenant Lease Expirations

The following table sets forth the aggregate lease expirations for each of our properties acquired as of January 31, 2015 for each of the next 10 years and thereafter, assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent Expiring column represents annualized rental revenue, on a straight line basis, for each lease that expires during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent Expiring	% of Total Annual Base Rent
2014	—	—	$—	—%
2015	—	—	—	—%
2016	—	—	—	—%
2017	—	—	—	—%
2018	—	—	—	—%
2019	—	—	—	—%
2020	—	—	—	—%
2021	—	—	—	—%
2022	—	—	—	—%
2023	4	1,061,748	8,828,842	18%
2024	8	3,308,501	12,779,552	26%
Thereafter	11	2,780,184	27,602,756	56%

	23	7,150,433	$49,211,150	100%

Depreciable Tax Basis

For federal income tax purposes, the preliminary aggregate depreciable basis in the 11 properties described in this prospectus supplement is approximately $359.0 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method, mid-month convention for 40-year property and a straight-line method, half-year convention for all other property. We currently have no plans for any significant renovations, improvements or development of the properties described in this prospectus supplement that would be an additional cost to us, and we believe the properties described in this prospectus supplement are adequately insured. We intend to obtain

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adequate insurance coverage for all future properties that we acquire. The preliminary depreciable basis in these properties is estimated, as of January 31, 2015, as follows:

Property	Depreciable Tax Basis
Amcor Rigid Plastics (The Plant) — Bellevue, OH	$11,201,530
Amcor Rigid Plastics (The Warehouse) — Bellevue, OH	9,660,633
FedEx Ground — Johnstown, CO	15,155,650
3D Systems — Rock Hill, SC	9,942,500
3 Phoenix Campus — Wake Forest, NC	10,660,000
Amazon Distribution Center — Petersburg, VA	48,334,187
Protein Simple — San Jose, CA	29,520,000
Freeport McMoRan — Phoenix, AZ	112,750,000
Avnet – San Antonio, TX	10,455,000
DuPont – Johnston, IA	31,057,500
Procter & Gamble – Union, OH	70,267,725

$359,004,725

Debt

The following information supersedes and replaces the section of our prospectus captioned “Investment Objectives and Policies — Debt — Revolving Credit Facility” beginning on page 113 of the prospectus.

Credit Facility

On December 12, 2014, our operating partnership entered into an amended and restated credit agreement (Amended Credit Agreement) with JPMorgan Chase Bank, N.A. (JPMorgan Chase) as administrative agent, swing line lender and letter of credit issuer, Regions Bank and U.S. Bank National Association (U.S. Bank) as co-syndication agents, and other lending institutions that are or may become parties to the Amended Credit Agreement (collectively with JPMorgan Chase, Regions Bank and U.S. Bank, the Lenders). The Lenders are not affiliated with us, our advisor, or their affiliates.

The Amended Credit Agreement allows our operating partnership to borrow up to $200.0 million in revolving loans (the Revolving Loans) and includes a $200.0 million term loan (the Term Loan), with the maximum amount outstanding not to exceed the borrowing base (the Borrowing Base), calculated as (i) 65% of the aggregate value allocated to each qualified property comprising eligible collateral (as defined in the Amended Credit Agreement and collectively, the Qualified Properties) during the period from December 12, 2014 through June 29, 2015; (ii) 62.5% during the period from June 30, 2015 through December 30, 2015; and 60.0% from and after December 31, 2015 (the Amended Credit Facility).

Up to 15.0% of the Revolving Loans may be used for issuing letters of credit and up to 10.0% of the Revolving Loans, not to exceed $50.0 million, may be used for short term (ten day or less) advances. Subject to meeting certain conditions described in the Amended Credit Agreement and the payment of certain fees, aggregate borrowings under the Amended Credit Facility may be increased up to a maximum of $1.25 billion. The Revolving Loans mature on December 12, 2018; however, we may elect to extend the maturity dates of such loans to December 12, 2019, subject to satisfying certain conditions described in the Amended Credit Agreement. The Term Loan matures on December 12, 2019. If we do not reach $1.0 billion in total asset value, as defined by the Amended Credit Agreement, prior to March 31, 2016, both the Revolving Loans and Term Loan will mature on September 30, 2017.

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The Revolving Loans and Term Loan will bear interest at rates depending upon the type of loan specified by us. For a eurodollar rate loan (as defined in the Amended Credit Agreement), the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by us, multiplied by the Statutory Reserve Rate (as defined in the Amended Credit Agreement), plus 2.45%. For base rate committed loans (as defined in the Amended Credit Agreement), the interest rate will be a per annum amount equal to the greatest of: (a) JPMorgan Chase’s Prime Rate; (b) the Federal Funds Effective Rate (as defined in the Amended Credit Agreement) plus 0.50%; and (c) one-month LIBOR multiplied by the Statutory Reserve Rate (as defined in the Amended Credit Agreement) plus 2.45%. The Amended Credit Agreement also includes interest rate structures should we convert to an unsecured facility, or should we obtain an investment grade rating, subject to meeting certain conditions described in the Amended Credit Agreement. The Amended Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured.

Our operating partnership paid certain fees under the Amended Credit Agreement, including arrangement and up-front fees. Our operating partnership will also pay an annual administrative agent fee, as well as an annualized fee for any unused portion of the Amended Credit Facility (the Unused Fee). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360-day year) that is based upon the consolidated outstanding indebtedness divided by total asset value (the Leverage Ratio), and ranges from 0.25% at a Leverage Ratio of 45% or less to 0.30% at a Leverage Ratio greater than 45%. Our operating partnership must also pay certain fees upon the issuance of each letter of credit under the Amended Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit issued under the Amended Credit Facility.

Our operating partnership has the right to prepay the outstanding amounts under the Amended Credit Facility, in whole or in part, without premium or penalty, provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of eurodollar rate loans shall be in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.

As of January 31, 2015, the Borrowing Base under the Amended Credit Facility based on the underlying collateral pool for qualified properties was approximately $384.4 million and the amount outstanding under the Amended Credit Facility was $365.8 million.

Series C Loan

On November 11, 2014, our operating partnership entered into a second modification agreement to the Series C Loan, in order to extend the maturity date to January 13, 2016. As of January 31, 2015, the amount outstanding under the Series C Loan was $30.0 million.

EverBank Loan

On October 6, 2014, we, through certain of our wholly-owned subsidiaries, entered into a balloon promissory note with EverBank Financial Corp. (EverBank), in the principal amount of $35.1 million (the EverBank Loan). The EverBank Loan is collateralized by three single-tenant office and industrial properties, which we purchased for an aggregate purchase price of approximately $58.9 million. The EverBank Loan bears interest at a fixed rate of 4.08% per annum with interest payments due monthly. The principal amount will be due November 1, 2021, the maturity date.

Upon not less than 30 days’ advance written notice to EverBank, and upon payment of a prepayment penalty fee, as defined in the promissory note, we shall have the right to prepay the EverBank Loan in whole. The EverBank Loan is non-recourse to us and our subsidiaries, but we are each liable for customary non-recourse

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carve-outs. The EverBank Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the EverBank Loan will accrue at an annual default interest rate equal to the lesser of 15.00% per annum or the highest rate permitted by the applicable law governing the EverBank Loan and any outstanding principal and interest would be payable on the demand of EverBank.

Risk Factors

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Risk Factors — Risks Related to an Investment in Cole Office & Industrial REIT (CCIT II), Inc.” beginning on page 23 of the prospectus.

The suspension or termination of selling agreements by broker-dealers participating in this offering, or our inability to generate additional selling agreements with prospective broker-dealers, will impact our ability to raise capital in the near term.

On October 29, 2014, ARCP, the indirect parent of our sponsor, our advisor, our dealer manager and our property manager, announced that, as a result of an independent investigation being conducted by its audit committee, certain of ARCP’s financial statements should no longer be relied upon, and that such independent investigation is ongoing. Subsequently, our dealer manager was advised by several of the broker-dealers participating in this offering that they would either terminate or suspend their selling dealer agreements with our dealer manager, and by certain prospective broker-dealers that, for a period of time, they would suspend their initial review of this offering prior to entering into a selling dealer agreement with our dealer manager. As a result, we may not be able to raise a substantial amount of capital in the near term. If we are not able to raise a substantial amount of capital, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives and may be unable to reduce our current leverage profile. This could also adversely affect our ability to pay regular distributions from cash flow from operations to investors.

Certain members of our management and the management of our advisor have been and may continue to be required to devote time and resources to addressing issues created as a result of ARCP’s recent announcement that certain of ARCP’s financial statements should no longer be relied upon. To the extent such matters require further attention of the members of our management and the management of our advisor, such persons’ focus on our business strategy may be diminished.

On October 29, 2014, ARCP, the indirect parent of our sponsor, our advisor, our dealer manager and our property manager, announced that, as a result of an independent investigation being conducted by its audit committee, certain of ARCP’s financial statements should no longer be relied upon and that such independent investigation is ongoing. Certain members of our management and the management of our advisor have been and may continue to be required to devote time and resources to addressing issues created as a result of such announcement. Should such persons be required to devote further attention to these matters, their focus on our business strategy may be diminished.

The following information supersedes and replaces the section of our prospectus captioned “Risk Factors — Risks Related to an Investment in Cole Office & Industrial REIT (CCIT II), Inc. — We have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common stock” beginning on page 24 of the prospectus.

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We have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common stock.

To the extent that cash flow from operations has been or is insufficient to fully cover our distributions to our stockholders, we have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities in this or future offerings. We have no limits on the amounts we may pay from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent investors to experience dilution. This may negatively impact the value of your investment in our common stock.

As of September 30, 2014, cumulative since inception, we have declared approximately $2.7 million of distributions and we have paid approximately $1.9 million, of which approximately $846,000 was paid in cash and approximately $1.0 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was approximately $6.4 million as of September 30, 2014, cumulative since inception. As we did not commence principal operations until January 13, 2014, we did not pay any distributions during the period from February 26, 2013 (Date of Inception) to December 31, 2013.

The following table presents distributions and sources of distributions for the periods indicated below:

	Cumulative Paid Since Inception		Nine Months Ended September 30, 2014
	Amount	Percent	Amount	Percent
Distributions paid in cash	$845,810	45%	$845,810	45%
Distributions reinvested	1,018,075	55%	1,018,075	55%

Total distributions	$1,863,885	100%	$1,863,885	100%

Source of distributions:
Proceeds from issuance of common stock	$1,863,885	100%	$1,863,885	100%

Net cash used by operating activities for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, was approximately $2.3 million and reflected a reduction for real estate acquisition-related expenses incurred of approximately $7.0 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of the prospectus, we treat our real estate acquisition-related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, are considered a source of our distributions to the extent that real estate acquisition-related expenses have reduced net cash flows used in operating activities. As such, distributions of $1.9 million for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, were funded from proceeds from the offering.

Management

Effective as of December 12, 2014, Nicholas S. Schorsch resigned as one of our directors, our chairman of the board of directors, our chief executive officer and our president. In addition, effective as of December 12, 2014, Mr. Schorsch resigned as the chief executive officer of CCI II Advisors, our advisor, as the executive chairman of ARCP, an entity which controls our sponsor and is the parent company and indirect owner of CCI II Advisors, and as a director of Cole Capital Corporation, our dealer manager. Accordingly, all references to Mr. Schorsch in the prospectus are hereby supplemented with the aforementioned information.

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Effective as of December 15, 2014, David S. Kay resigned as the president of CCI II Advisors and as the chief executive officer of ARCP. Accordingly, all references to Mr. Kay in the prospectus are hereby supplemented with the aforementioned information.

Effective as of December 15, 2014, Lisa E. Beeson resigned as the chief operating officer of CCI II Advisors, as the president and chief operating officer of ARCP and as the president and treasurer of Cole Capital Corporation. Accordingly, all references to Ms. Beeson in the prospectus are hereby supplemented with the aforementioned information.

The following information supersedes and replaces the first paragraph of the section of our prospectus captioned “Management – Executive Officers and Directors” on page 64 of the prospectus.

Michael T. Ezzell serves as our chief executive officer and president, and Simon J. Misselbrook serves as our chief financial officer and treasurer. We do not directly compensate Messrs. Ezzell or Misselbrook for their services as executive officers of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)
Michael T. Ezzell	39	Director, Chief Executive Officer and President
Simon J. Misselbrook	37	Chief Financial Officer and Treasurer
P. Anthony Nissley	62	Independent Director
James F. Risoleo	59	Independent Director

*	As of January 31, 2015.

The “Management – Executive Officers and Directors” section beginning on page 64 of the prospectus is supplemented with the following information.

Michael T. Ezzell has served as our director, chief executive officer and president since December 2014 and has served as executive vice president of our advisor since March 2014. In addition, Mr. Ezzell serves or served in the following positions for certain other programs sponsored by Cole Capital®:

Entity	Position(s)	Dates
Cole Real Estate Income Strategy (Daily NAV), Inc.	Chairman of the Board of Directors, Chief Executive Officer and President	December 2014 – Present

Cole REIT Advisors, LLC, Cole REIT Advisors III, LLC, Cole Corporate Income Advisors, LLC, Cole REIT Advisors IV, LLC, Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, Cole REIT Advisors V, LLC, Cole Capital Partners, LLC, Cole Capital Advisors, Inc., Cole Capital Corporation	Executive vice president	March 2014 – Present

Mr. Ezzell has served as executive vice president, private capital markets at Cole Capital since March 2014. In this role, Mr. Ezzell provides strategic direction and oversees all aspects of private capital management for Cole Capital, including product development, external and internal sales, marketing, broker/dealer relations, due diligence and securities operations. Mr. Ezzell served as senior vice president, product and business development at Cole Capital from January 2010 until March 2014. Prior to joining Cole Capital and its affiliates in January 2010, Mr. Ezzell was employed by AIG Advisor Group from November 2004 until January 2010, most recently as director of investment research. Mr. Ezzell was actively involved in the due diligence and research of all packaged investment products and programs for AIG Advisor Group’s four independent broker-dealers with a network of approximately 6,000 independent financial advisors. Mr. Ezzell also served as a vice president with

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J.P. Carey Asset Management from 1998 until 2004. Mr. Ezzell received a B.A. degree with a double major in Economics and Political Science from Stetson University. He holds FINRA Series 7, 24 and 63 licenses.

Mr. Ezzell was selected to serve as a director because of his extensive capital markets experience and investment expertise, in addition to his leadership role at Cole Capital, all of which are expected to bring valuable insight to the board of directors.

Simon J. Misselbrook has served as our chief financial officer and treasurer since November 2014. Mr. Misselbrook also serves or served in the following positions for certain other programs sponsored by Cole Capital®:

Entity	Position(s)	Dates
Cole Credit Property Trust, Inc.	Senior vice president of accounting and principal accounting officer	March 2012 — May 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Credit Property Trust II, Inc.	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc.)	Senior vice president of accounting and principal accounting officer	March 2012 — February 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Credit Property Trust IV, Inc.	Chief financial officer and treasurer	September 2014 — Present
	Senior vice president of accounting and principal accounting officer	March 2012 — March 2014
	Vice president of accounting and principal accounting officer	May 2011 — March 2012
Cole Credit Property Trust V, Inc.	Chief financial officer and treasurer	September 2014 — Present
Cole Real Estate Income Strategy (Daily NAV), Inc.	Chief financial officer, treasurer and principal accounting officer	September 2014 — Present
	Senior vice president of accounting and principal accounting officer	March 2012 — September 2014
	Vice president of accounting and principal accounting officer	November 2011 — March 2012
Cole Corporate Income Trust, Inc.	Chief financial officer and treasurer	November 2014 — January 2015

Mr. Misselbrook also serves as chief financial officer and treasurer — managed retail REITs, Cole Capital, at ARCP. Mr. Misselbrook has worked in the real estate industry for more than 13 years, nine of which were specific to the REIT industry. Prior to joining Cole Capital and its affiliates in April 2007, he held the position of audit manager at Deloitte & Touche LLP in Los Angeles in the real estate group serving multiple clients including the world’s largest commercial real estate services firm, where he was the global engagement manager. Mr. Misselbrook earned his bachelor’s degree in accounting and tax, as well as a master’s degree in accounting science, from the University of South Africa. He is a Certified Public Accountant (licensed in the state of California), a Chartered Accountant (licensed in South Africa) and a member of the American Institute of Certified Public Accountants. He is an active participant in the REIT industry and participates in the Investment Program Association’s Non-Traded REIT Financial Standards Sub-Committee.

The prospectus is hereby supplemented by deleting in their entirety the brief descriptions and references for Gavin B. Brandon in the “Management — Executive Officers and Directors” section beginning on page 64 of the prospectus and the “Management — Our Advisor” section beginning on page 70 of the prospectus.

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Renewal of Advisory Agreement

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Management — The Advisory Agreement” beginning on page 75 of the prospectus.

Our board of directors has approved the renewal of our advisory agreement with CCI II Advisors for a term ending November 30, 2015, and the agreement may be renewed for an unlimited number of successive one-year periods thereafter.

Compensation, Fees and Reimbursements Paid or Payable to CCI II Advisors and Its Affiliates

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation” beginning on page 79 of the prospectus.

We recorded commissions, fees and expense reimbursements as shown in the table below for services provided by our advisor and its affiliates related to the offering stage during the period reflected below.

Nine Months Ended
September 30, 2014
Offering Stage:
Selling commissions	$12,089,885
Selling commissions reallowed by Cole Capital Corporation	$12,089,885
Dealer manager fees	$3,657,032
Dealer manager fees reallowed by Cole Capital Corporation	$1,778,351
Other organization and offering expenses	$3,715,977

As of September 30, 2014, approximately $19.3 million of the amounts shown above had been paid to CCI II Advisors and its affiliates and approximately $210,000 had been incurred, but not yet paid, for services provided by CCI II Advisors or its affiliates in connection with the offering stage and is a liability to us. As we did not commence principal operations until January 13, 2014, we did not incur any selling commissions, dealer manager fees or expense reimbursements in connection with the offering stage during the period from February 26, 2013 (date of inception) to September 30, 2013. As of September 30, 2014, CCI II Advisors had paid organization and offering costs in connection with this offering, which were not included in our financial statements because such costs were not a liability to us as they exceeded 2% of gross proceeds from this offering. As we raise additional proceeds from this offering, these costs may become payable.

We recorded fees and expense reimbursements as shown in the table below for services provided by our advisor and its affiliates related to the acquisition and operations stage during the period reflected below.

Nine Months Ended
September 30, 2014
Acquisition and Operations Stage:
Acquisition fees and expenses	$6,257,058
Advisory fees and expenses	$671,244
Operating expenses	$188,627

As of September 30, 2014, $6.8 million of the amounts shown above had been paid to CCI II Advisors and its affiliates and approximately $313,000 had been incurred, but not yet paid, for services provided by CCI II Advisors or its affiliates in connection with the acquisitions and operations stage and was a liability to us. As we did not commence principal operations until January 13, 2014, we did not incur any fees or expense reimbursements in connection with the acquisition and operations stage during the period from February 26, 2013 (date of inception) to September 30, 2013.

13

Selected Financial Data

The following data supersedes and replaces the section of our prospectus captioned “Selected Financial Data” on page 116 of the prospectus.

The following data should be read in conjunction with our condensed consolidated unaudited financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 and our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, all of which are incorporated by reference into this prospectus.

The selected financial data presented below has been derived from our condensed consolidated unaudited interim financial statements as of and for the nine months ended September 30, 2014 and our audited consolidated financial statements as of December 31, 2013 and for the period from February 26, 2013 (Date of Inception) to December 31, 2013. As we did not commence principal operations until January 13, 2014, we had limited activity as of and during the period from February 26, 2013 (Date of Inception) to December 31, 2013.

	As of and for the Nine Months Ended September 30, 2014	As of December 31, 2013 and for the Period from February 26, 2013 (Date of Inception) to December 31, 2013
Balance Sheet Data:
Total investment in real estate assets, net	$304,044,044	$—
Cash and cash equivalents	$2,219,596	$137,901
Total assets	$371,446,443	$138,741
Credit facility and line of credit with affiliate	$207,635,000	$—
Total liabilities	$214,162,872	$38,625
Stockholders’ equity	$156,265,496	$100,116

Operating Data:
Total revenue	$7,475,108	$—
General and administrative expenses	$806,091	$99,884
Property operating expenses	$1,032,556	$—
Advisory fees and expenses	$671,244	$—
Acquisition-related expenses	$6,966,042	$—
Depreciation and amortization	$2,636,941	$—
Operating loss	$(4,637,766)	$(99,884)
Interest expense	$(1,774,615)	$—
Net loss	$(6,411,274)	$(99,884)

Cash Flow Data:
Net cash used in operating activities	$(2,261,095)	$(61,259)
Net cash used in investing activities	$(366,238,835)	$—
Net cash provided by financing activities	$370,581,625	$199,160

Per Share Data:
Net loss - basic and diluted	$(1.11)	$(5.38)
Distributions declared per common share	$0.47	$—
Weighted average shares outstanding - basic and diluted	5,797,970	18,576

14

Distributions and Share Redemptions

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares — Distribution Policy and Distributions” beginning on page 134 of the prospectus.

As of September 30, 2014, cumulative since inception, we have declared approximately $2.7 million of distributions and we have paid approximately $1.9 million, of which approximately $846,000 was paid in cash and approximately $1.0 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was approximately $6.4 million as of September 30, 2014, cumulative since inception. As we did not commence principal operations until January 13, 2014, we did not pay any distributions during the period from February 26, 2013 (Date of Inception) to December 31, 2013.

The following table presents distributions and sources of distributions for the periods indicated below:

	Cumulative Paid Since Inception		Nine Months Ended September 30, 2014
	Amount	Percent	Amount	Percent
Distributions paid in cash	$845,810	45%	$845,810	45%
Distributions reinvested	1,018,075	55%	1,018,075	55%

Total distributions	$1,863,885	100%	$1,863,885	100%

Source of distributions:
Proceeds from issuance of common stock	$1,863,885	100%	$1,863,885	100%

Net cash used by operating activities for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, was approximately $2.3 million and reflected a reduction for real estate acquisition-related expenses incurred of approximately $7.0 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of the prospectus, we treat our real estate acquisition-related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, are considered a source of our distributions to the extent that real estate acquisition-related expenses have reduced net cash flows used in operating activities. As such, distributions of $1.9 million for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, were funded from proceeds from the offering.

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares — Share Redemption Program” beginning on page 138 of the prospectus.

As of September 30, 2014, we received a valid redemption request upon the death of a stockholder for approximately 1,700 shares, which we redeemed in full subsequent to September 30, 2014 for $17,000 ($10.00) per share.

Valuation Policy

The following information supersedes and replaces the second paragraph of the section of our prospectus captioned “Description of Shares — Valuation Policy” beginning on page 143 of the prospectus.

Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:

•	individual or aggregate values of our assets;

•	real estate market fluctuations affecting our assets generally;

•	adverse or beneficial developments with respect to one or more assets in our portfolio;

15

•	our costs of the offering including any sales commissions or dealer manager fees; or

•	our costs of acquiring assets.

Revised Forms of the Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement

The prospectus is hereby supplemented to include revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, which are attached hereto as Appendices B, C, D and E, respectively. Such revised subscription agreements replace in their entirety Appendices B, C, D and E, respectively, to the prospectus.

Incorporation by Reference

The following information supersedes and replaces the section of our prospectus captioned “Incorporation By Reference” beginning on page 185 of the prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-187470) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 28, 2014;

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed with the SEC on May 14, 2014;

(3)	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 filed with the SEC on August 14, 2014;

(4)	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed with the SEC on November 12, 2014;

(5)	Definitive Proxy Statement filed with the SEC on April 8, 2014 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2013);

(6)	Current Report on Form 8-K filed with the SEC on January 13, 2014;

(7)	Current Report on Form 8-K filed with the SEC on February 13, 2014;

(8)	Current Report on Form 8-K filed with the SEC on March 13, 2014;

(9)	Current Report on Form 8-K filed with the SEC on May 1, 2014;

(10)	Current Report on Form 8-K filed with the SEC on June 2, 2014;

(11)	Current Report on Form 8-K filed with the SEC on June 10, 2014;

(12)	Current Report on Form 8-K filed with the SEC on June 18, 2014;

(13)	Current Report on Form 8-K filed with the SEC on June 20, 2014;

(14)	Current Report on Form 8-K filed with the SEC on June 25, 2014;

(15)	Current Report on Form 8-K filed with the SEC on July 1, 2014;

(16)	Current Report on Form 8-K filed with the SEC on July 14, 2014;

16

(17)	Current Report on Form 8-K filed with the SEC on September 5, 2014;

(18)	Current Report on Form 8-K filed with the SEC on October 6, 2014;

(19)	Current Report on Form 8-K filed with the SEC on October 10, 2014;

(20)	Current Report on Form 8-K filed with the SEC on October 21, 2014;

(21)	Current Report on Form 8-K filed with the SEC on November 3, 2014;

(22)	Current Report on Form 8-K filed with the SEC on November 5, 2014;

(23)	Current Report on Form 8-K filed with the SEC on November 10, 2014;

(24)	Current Report on Form 8-K filed with the SEC on November 14, 2014;

(25)	Current Report on Form 8-K filed with the SEC on December 15, 2014;

(26)	Current Report on Form 8-K filed with the SEC on December 15, 2014;

(27)	Current Report on Form 8-K filed with the SEC on December 18, 2014;

(28)	Current Report on Form 8-K filed with the SEC on December 19, 2014;

(29)	Current Report on Form 8-K filed with the SEC on December 30, 2014; and

(30)	Current Report on Form 8-K/A filed with the SEC on January 20, 2015.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations, or contact our offices at (866) 907-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

17

APPENDIX B

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	This subscription is in the amount of $ ☐ Check if amount is estimated
☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000) (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

Existing Account #

2.	Payment will be made with:	☐ Enclosed check (Make check payable to Cole REIT)	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
			☐ Checking	☐ Savings
Financial Institution

	Routing/Transit #		Account #

3. (Optional) For purchases without selling commissions, please designate below, if applicable:
☐ RIA/WRAP Account	☐ Cole Employee, Affiliate or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration	2.	Qualified Registration
	☐ Individual Ownership (one signature required)		☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)		☐ Roth IRA
	☐ Community Property (all parties must sign)		☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)		☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)		☐ Pension or Profit Sharing Plan (exempt under 401(a)) ☐ Non-custodial ☐ Custodial
	Nameof Trust		PlanName Tax ID #
	Dateof Trust Tax ID # (if applicable)		☐ Other (specify)
	☐ Transfer on Death (fill out TOD Form to effect designation)	3.	Custodian or Clearing Firm/Platform Information, if
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act		applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)
	(UGMA/UTMA adult custodian signature required)		Name
	State of		Street/PO Box

     Custodian for (minor’s name)

☐   Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)

      ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐   Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)

☐   Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)

☐   Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

☐   Other (specify)

City State Zip
Custodian Tax ID # (provided by Custodian)
Custodian or Clearing Firm/Platform Account #
Custodian Phone

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name		Co-Investor or Co-Trustee Name (if applicable)

Mailing Address		Mailing Address

City State Zip		City State Zip

Phone Business Phone		Phone Business Phone

Email Address		SSN or Tax ID #	Date of Birth

SSN or Tax ID #	Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan	Note: All custodial account distributions not reinvested pursuant to
☐ Send to Custodial Account (listed in Section B-3)	the distribution reinvestment plan will be sent to the custodian.
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Direct Deposit (Non-custodial accounts only)
(Non-custodial accounts only)	☐ Checking ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2
City State Zip

By signing this agreement, I authorize Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT II to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
| 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.
| 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.
|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.
|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.
|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.
|	9. For Kentucky and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.
|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.
|	12. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)
|	13. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.
|	14. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐	By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No

City State Zip

Email Address

☐    Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer.

     ONLYCHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)
	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCIT II	CCIT II
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved		CCIT2-AGMT-04 (10-14)

APPENDIX C

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCIT II and who purchased their shares directly from CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT II Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount of $ (minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed Check (Make check payable to Cole REIT)	☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)			SSN or Tax ID #

Existing Account #

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.

|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

|	9. For Kentucky and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

C-1

INVESTOR | CO-INVESTOR

|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	12. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)

|	13. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

|	14. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐	By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #
E FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCIT II	CCIT II
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved		CCIT2-AI-04 (10-14)

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST V, INC. COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

1.	This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

	a. $ COLE CREDIT PROPERTY TRUST V, INC.	☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account #
☐ Check if amount is estimated

	b. $ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.	☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account #
☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check (Make check payable to Cole REIT)	☐ Funds wired	☐ Funds to follow

☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

3.	(Optional) For purchases without selling commissions, please designate below, if applicable:
	☐ RIA/WRAP Account	☐ Cole Employee, Affiliate or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration

☐ Individual Ownership (one signature required)

☐ Joint Tenants with Right of Survivorship (all parties must sign)

☐ Community Property (all parties must sign)

☐ Tenants-in-Common (all parties must sign)

☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee  Certification of Investment Power required)

Name of Trust

Date	of Trust Tax ID # (if applicable)

☐ Transfer on Death (fill out TOD Form to effect designation)

☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act

     (UGMA/UTMA adult custodian signature required)

State of

Custodian for (minor’s name)

☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole   Corporate Resolution Form required)

☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐ Partnership Ownership (authorized signature and Partnership paperwork or   Cole Corporate Resolution Form required)

☐ Limited Liability Company (authorized signature and LLC paperwork or Cole   Corporate Resolution Form required)

☐ Taxable Pension or Profit Sharing Plan   (authorized signature and Plan paperwork required)

☐ Other (specify)

2.	Qualified Registration

☐ Traditional IRA

☐ Roth IRA

☐ Keogh Plan

☐ Simplified Employee Pension/Trust (S.E.P.)

☐ Pension or Profit Sharing Plan (exempt under 401(a))

☐ Non-custodial     ☐ Custodial

    Plan Name                                                              Tax ID #

    ☐ Other (specify)

3.	Custodian or Clearing Firm/Platform Information, if applicable

    (send all paperwork directly to the Custodian or Clearing Firm/Platform)

Name

Street/PO Box

City                                                             State                     Zip

Custodian Tax ID # (provided by Custodian)

Custodian or Clearing Firm/Platform Account #

Custodian Phone

D-1

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name		Co-Investor or Co-Trustee Name (if applicable)

Mailing Address		Mailing Address

City	State Zip	City	State Zip

Phone	Business Phone	Phone	Business Phone

Email Address		SSN or Tax ID #	Date of Birth

SSN or Tax ID #	Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City	State Zip

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan

☐ Send to Custodial Account (listed in Section B-3)

☐ Mail to Address of Record (Non-custodial accounts only)

☐ Mail to Brokerage Account or Third Party

(Non-custodial accounts only)

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

☐ Direct Deposit (Non-custodial accounts only)

        ☐ Checking                     ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2

City State Zip

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

D-2

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
For Investors in either or both offerings:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust V, Inc. (CCPT V) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.
For Investors in Cole Credit Property Trust V, Inc.
INVESTOR | CO-INVESTOR
|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.
|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.
|	8. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.
|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.
|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.
|	11. For New Mexico residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.
|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.
|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.
For Investors in Cole Office & Industrial REIT (CCIT II), Inc.
INVESTOR | CO-INVESTOR
|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.
|	8. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.
|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.
|	11. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)
|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.
|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐    By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

D-3

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.

☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)
a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No

☐   Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer. ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

City State Zip

Email Address

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)
a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)

	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved			JOINT-3-AGMT-03 (10-14)

D-4

APPENDIX E

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST V, INC. COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V) and/or Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCPT V and/or CCIT II and who purchased their shares directly from CCPT V and/or CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement, CCIT II Initial Subscription Agreement or the CCPT V/CCIT II Joint Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ COLE CREDIT PROPERTY TRUST V, INC. (minimum $1,000) ☐ Check if amount is estimated

b. $ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. (minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check (Make check payable to Cole REIT)	☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)			SSN or Tax ID #

Existing Account #

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V and CCIT II.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

|	8. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	11. For New Mexico residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

|	8. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	11. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)

|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

C   INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

☐	By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.

☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

E FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

This Page Left Blank Intentionally

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved	JOINT-3-AI-03 (10-14)

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than selling commissions, to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of 300,000,000 shares of our common stock, except the Securities and Exchange Commission’s registration fee and the FINRA filing fee.

SEC Registration Fee	$405,790.00
FINRA Filing Fee	225,500.00
Printing Expenses	2,383,500.00
Legal Fees and Expenses	1,500,000.00
Accounting Fees and Expenses	1,500,000.00
Blue Sky Fees and Expenses	800,000.00
Itemized and Detailed Due Diligence	800,000.00
Advertising and Sales Literature	7,356,500.00
Advertising and Sales Expenses	9,489,089.00
Transfer Agent and Escrow Fees	2,600,000.00
Miscellaneous expenses	408,925.00

Total expenses	$27,469,304.00

Item 32. Sales to Special Parties

The Company’s executive officers and directors, as well as officers and employees of CCI II Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and officers and directors of other programs sponsored by Cole Capital, may purchase shares offered in the Company’s primary offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds the Company receives will not be affected by such sales of shares at a discount. In addition, volume discounts are permitted as set forth in the “Plan of Distribution” section of the prospectus.

Item 33. Recent Sales of Unregistered Securities

On March 20, 2013, a predecessor entity to CREI purchased 20,000 shares of our common stock for total cash consideration of $200,000 to provide our initial capitalization. The issuance and purchase of such shares was effected in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act. Subsequent to December 31, 2013, the ownership of such shares was transfered to ARCP OP.

Item 34. Indemnification of the Officers and Directors

The Maryland General Corporation Law, as amended (the MGCL), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law, provided that certain conditions are met, and subject to the NASAA REIT Guidelines.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our charter provides that we shall indemnify and hold harmless a director, officer, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. We may, with the approval of our board of directors or any duly authorized committee thereof, provide such indemnification to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines.

However, under our charter, we shall not indemnify the directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, our advisor or its affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the non-independent directors, our advisor or its affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, our advisor or its affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder, or if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

We intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements.

The following financial statements are incorporated into this Registration Statement and the prospectus included herein by reference:

•	The consolidated financial statements of the registrant included in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 28, 2014;

•	The consolidated financial statements of the registrant included in the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 14, 2014;

•	The consolidated financial statements of the registrant included in the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 14, 2014; and

•	The consolidated financial statements of the registrant included in the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 12, 2014.

(b) Exhibits.

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37. Undertakings.

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(e) The Registrant also undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(f) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration Statement or made in a document incorporated or deemed incorporated by reference into the registration Statement or prospectus that is part of the registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration Statement or prospectus that was part of the registration Statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(h) The Registrant undertakes to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of the Registrant’s operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 3 to its Registration Statement and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 4th day of February, 2015.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

By:	/s/ Simon J. Misselbrook
Simon J. Misselbrook Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Michael T. Ezzell, Simon J. Misselbrook and Joshua E. Levit, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute this Registration Statement on Form S-11 (Registration No. 333-187470), as well as any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Ezzell Michael T. Ezzell	Chief Executive Officer, President and Director (Principal Executive Officer)	February 4, 2015

/s/ Simon J. Misselbrook Simon J. Misselbrook	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 4, 2015

/s/ P. Anthony Nissley P. Anthony Nissley	Director	February 4, 2015

/s/ James F. Risoleo James F. Risoleo	Director	February 4, 2015

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description

1.1	Dealer Manager Agreement by and between Cole Office & Industrial REIT (CCIT II), Inc. and Cole Capital Corporation, dated as of September 17, 2013 (Incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K (File No. 333-187470), filed on September 17, 2013).

3.1	Articles of Amendment and Restatement of Cole Office & Industrial REIT (CCIT II), Inc. dated January 10, 2014 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 333-187470), filed on January 13, 2014).

3.2	Amended and Restated Bylaws of Cole Office & Industrial REIT (CCIT II), Inc. effective November 12, 2013 (Incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q (File No. 333-187470), filed on November 13, 2013).

4.1*	Form of Initial Subscription Agreement (included as Appendix B to Supplement No. 13 to the prospectus).

4.2*	Form of Additional Subscription Agreement (included as Appendix C to Supplement No. 13 to the prospectus).

4.3*	Alternative Form of Initial Subscription Agreement (included as Appendix D to Supplement No. 13 to the prospectus).

4.4*	Alternative Form of Additional Subscription Agreement (included as Appendix E to Supplement No. 13 to the prospectus).

5.1	Opinion of Venable LLP as to legality of securities (Incorporated by reference to Exhibit 5.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-187470), filed on August 28, 2013).

8.1	Opinion of Morris, Manning & Martin, LLP as to tax matters (Incorporated by reference to Exhibit 5.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-187470), filed on August 28, 2013).

10.1	Advisory Agreement by and between Cole Office & Industrial REIT (CCIT II), Inc. and Cole Corporate Income Advisors II, LLC dated August 27, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-187470), filed on August 28, 2013).

10.2	Agreement of Limited Partnership of Cole Corporate Income Operating Partnership II, LP, by and between Cole Office & Industrial REIT (CCIT II), Inc. and the limited partners thereto dated August 27, 2013 (Incorporated by reference to Exhibit 10.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-187470), filed on August 28, 2013).

10.3*	Distribution Reinvestment Plan (included as Appendix F to the prospectus).

10.4	Amended and Restated Escrow Agreement by and among Cole Office & Industrial REIT (CCIT II), Inc., Cole Capital Corporation and UMB Bank, N.A. dated November 12, 2013 (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-K (File No. 333-187470), filed on March 28, 2014).

10.5	First Amendment to the Advisory Agreement by and between Cole Office & Industrial REIT (CCIT II), Inc. and Cole Corporate Income Advisors II, LLC dated November 12, 2013 (Incorporated by reference to Exhibit 10.5 to the Company’s Form 10-K (File No. 333-187470), filed on March 28, 2014).

Exhibit No.	Description

10.6	Credit Agreement, dated as of January 13, 2014, among Cole Corporate Income Operating Partnership II, LP, JPMorgan Chase Bank, N.A. as administrative agent, swing line lender and letter of credit issuer and the other lenders thereto (Incorporated by reference to Exhibit 10.6 to the Company’s post-effective amendment to Form S-11 (File No. 333-187470), filed on June 9, 2014).

10.7	Subordinate Promissory Note, dated January 13, 2014, by and between Cole Corporate Income Operating Partnership II, LP and Series C, LLC (Incorporated by reference to Exhibit 10.7 to the Company’s Form 10-K (File No. 333-187470), filed on March 28, 2014).

10.8	Agreement of Sale and Purchase, dated December 11, 2013, by and between Hines VAF No Cal Properties, L.P. and Series C, LLC (Incorporated by reference to Exhibit 10.8 to the Company’s Form 10-K (File No. 333-187470), filed on March 28, 2014).

10.9	Purchase and Sale Agreement between Woodscape, Ltd. and ARCP Acquisitions, LLC, pursuant to a separate Assignment and Assumption of Purchase and Sale Agreement, dated April 30, 2014 (Incorporated by reference to Exhibit 10.9 to the Company’s post-effective amendment to Form S-11 (File No. 333-187470), filed on June 9, 2014).

10.10	Purchase Agreement and Escrow Instructions, dated February 5, 2014, by and between FE Properties Las Vegas LLC and Series C, LLC, pursuant to a separate Assignment of Purchase Agreement and Escrow Instructions dated June 4, 2014. (Incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q (File No. 333-187470), filed on August 14, 2014).

10.11	Purchase Agreement and Escrow Instructions, dated May 2, 2014, by and between Plumas Pines Golf Course, LP and ARCP Acquisitions, LLC, pursuant to a separate Assignment of Purchase Agreement and Escrow Instructions dated June 12, 2014 (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q (File No. 333-187470), filed on August 14, 2014).

10.12	Purchase and Sale Agreement and Joint Escrow Instructions, dated May 22, 2014, by and between Prologis Logistics Services Incorporated and ARCP Acquisitions, LLC, pursuant to a separate Assignment of Purchase Agreement and Escrow Instructions dated June 23, 2014 (Incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q (File No. 333-187470), filed on August 14, 2014).

10.13	Purchase and Sale Agreement, dated June 10, 2014, by and between AMCOR Rigid Plastics USA, Inc. and ARCP Acquisitions, LLC, pursuant to a separate Assignment of Purchase Agreement and Escrow Instructions dated June 27, 2014 (Incorporated by reference to Exhibit 10.6 to the Company’s Form 10-Q (File No. 333-187470), filed on August 14, 2014).

10.14	Purchase and Sale Agreement, dated June 11, 2014, by and between TCI Obetz LLC and ARCP Acquisitions, LLC, pursuant to a separate Assignment of Purchase and Sale Agreement dated June 30, 2014 (Incorporated by reference to Exhibit 10.7 to the Company’s Form 10-Q (File No. 333-187470), filed on August 14, 2014).

10.15	Purchase Agreement and Escrow Instructions dated May 30, 2014 by and between Burlington Crossing Realty Trust and ARCP Acquisitions, LLC, pursuant to a separate Partial Assignment of Purchase Agreement and Escrow Instructions dated June 30, 2014 (Incorporated by reference to Exhibit 10.8 to the Company’s Form 10-Q (File No. 333-187470), filed on August 14, 2014).

10.16	Modification Agreement, dated June 25, 2014, by and between Cole Corporate Income Operating Partnership II, LP and Series C, LLC (Incorporated by reference to Exhibit 10.9 to the Company’s Form 10-Q (File No. 333-187470), filed on August 14, 2014).

10.17	First Modification Agreement, dated June 25, 2014, by and between Cole Corporate Income Operating Partnership II, LP and JPMorgan Chase Bank, N.A., as administrative agent and lender, and Regions Bank, as lender. (Incorporated by reference to Exhibit 10.10 to the Company’s Form 10-Q (File No. 333-187470), filed on August 14, 2014).

Exhibit No.	Description

10.18	Purchase and Sale Agreement, dated June 16, 2014, by and between Copter Properties, LLC and ARCP Acquisitions, LLC, pursuant to a separate Assignment of Purchase and Sale Agreement dated July 9, 2014 (Incorporated by reference to Exhibit 10.18 to the Company’s post-effective amendment to Form S-11 (File No. 333-187470), filed September 17, 2014).

10.19	Second Modification and Lender Joinder Agreement, dated July 8, 2014, by and between Cole Corporate Income Operating Partnership II, LP and JPMorgan Chase Bank, N.A. as administrative agent and existing lender, and Regions Bank as existing lender and U.S. Bank National Association as new lender (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 333-187470), filed on November 12, 2014).

10.20	Accordion Increase Agreement, dated as of September 26, 2014, by and between Cole Corporate Income Operating Partnership II, LP and JPMorgan Chase Bank N.A., as administrative agent and existing lender and Regions Bank and U.S. Bank National Association as existing lenders (Incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q (File No. 333-187470), filed on November 12, 2014).

10.21	Balloon Promissory Note, dated as of October 6, 2014, among Cole OFC San Jose (Ridder Park) CA, LP, ARCP FE Las Vegas NV, LLC and ARCP OFC Greensboro NC, LLC and EverBank Financial Corp., as lender (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q (File No. 333-187470), filed on November 12, 2014).

10.22	Purchase and Sale Agreement, dated October 2, 2014, by and between CPE Office Owner, LLC and ARCP Acquisitions, LLC, pursuant to a separate Assignment of Purchase Agreement dated November 4, 2014 (Incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q (File No. 333-187470), filed on November 12, 2014).

10.23*	Purchase and Sale Agreement, dated September 13, 2013, by and between Prologis Logistics Services Incorporated and Series C, LLC pursuant to a separate Assignment and Purchase Agreement dated December 22, 2014.

21.1	List of Subsidiaries dated August 28, 2013 (Incorporated by reference to the Company’s pre-effective amendment to Form S-11 (File No. 333-187470), filed on August 28, 2013).

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1).

23.3	Consent of Venable LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.